UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.      )

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NETAPP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NETAPP, INC.

1395 Crossman Avenue

Sunnyvale, California 94089

You are cordially invited to attend the Annual Meeting of Stockholders, and any adjournment, postponement or other delay thereof (the “Annual Meeting”), of NetApp, Inc., a Delaware corporation (“NetApp”), which will be held on Thursday, September 13, 2018 at 3:30 p.m. local time, at NetApp’s headquarters, 1395 Crossman Avenue, Sunnyvale, California 94089. We are holding the Annual Meeting for the following purposes:

1.	To elect the following individuals to serve as members of the Board of Directors until the 2019 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified: T. Michael Nevens, Gerald Held, Kathryn M. Hill, Deborah L. Kerr, George Kurian, Scott F. Schenkel, George T. Shaheen and Richard P. Wallace;

2.	To approve an amendment to NetApp’s Amended and Restated 1999 Stock Option Plan to increase the share reserve by an additional 9,000,000 shares of common stock;

3.	To approve an amendment to NetApp’s Employee Stock Purchase Plan to increase the share reserve by an additional 2,000,000 shares of common stock;

4.	To hold an advisory vote to approve Named Executive Officer compensation;

5.	To ratify the appointment of Deloitte & Touche LLP as NetApp’s independent registered public accounting firm for the fiscal year ending April 26, 2019;

6.	To ratify the stockholder special meeting provisions in NetApp’s bylaws; and

7.	To transact such other business as may properly come before the Annual Meeting.

The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice of Annual Meeting of Stockholders. The Board of Directors has fixed the close of business on July 17, 2018, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting.

In accordance with the rules and regulations of the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, NetApp will mail, on or about July 24, 2018, a Notice of Internet Availability of Proxy Materials to its stockholders of record and beneficial owners. The Notice of Internet Availability of Proxy Materials will identify: (1) the website where our proxy materials will be made available; (2) the date, time and location of the Annual Meeting; (3) the matters to be acted upon at the Annual Meeting and the Board of Directors’ recommendation with regard to each matter; (4) a toll-free telephone number, an e-mail address, and a website where stockholders can request a paper or e-mail copy of the Proxy Statement, (together with a form of proxy) and our Annual Report on Form 10-K; (5) instructions on how to vote your shares by proxy; and (6) information on how to obtain directions to attend the Annual Meeting and vote in person by ballot. All proxy materials will be available free of charge.

To assure your representation at the Annual Meeting, you are urged to cast your vote as instructed in the Notice of Internet Availability of Proxy Materials over the Internet or by telephone as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer. Any stockholder of record attending the Annual Meeting may vote in person by ballot, even if such stockholder has previously voted over the Internet, voted by telephone or returned a signed proxy card. Any beneficial owner who is not a stockholder of record will be required to show a legal proxy from such stockholder’s bank, broker or other nominee in order to vote in person by ballot at the Annual Meeting.

Thank you for your interest in NetApp.

BY ORDER OF THE BOARD OF DIRECTORS,

Chief Executive Officer and President

Sunnyvale, California

August     , 2018

YOUR VOTE IS EXTREMELY IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO VOTE BY TELEPHONE OR OVER THE INTERNET AS PROMPTLY AS POSSIBLE. ALTERNATIVELY, YOU MAY REQUEST A PAPER PROXY CARD, WHICH YOU SHOULD SIGN, DATE AND RETURN BY MAIL

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PROXY SUMMARY

This summary highlights information contained within this Proxy Statement. It does not contain all the information found in this Proxy Statement and is qualified in its entirety by the remainder of this Proxy Statement. You should read the entire Proxy Statement carefully and consider all information before voting. Page references are supplied to help you find further information in this Proxy Statement.

Voting Matters and Recommendation

Voting Matter	Board Vote Recommendation	Page
Election of eight director nominees	FOR each nominee	63
Approval of an amendment to NetApp’s Amended and Restated 1999 Stock Option Plan	FOR	64
Approval of an amendment to NetApp’s Employee Stock Purchase Plan	FOR	75
Advisory approval of our executive compensation	FOR	81
Ratification of appointment of independent registered public accounting firm	FOR	83
Ratification of the stockholder special meeting provisions in NetApp’s bylaws	FOR	85

Fiscal 2018 Business Highlights

In fiscal 2018, NetApp generated $5.9 billion in net revenues. GAAP net income for fiscal 2018 was $76 million, or $0.28 per share,1 and was impacted by a one-time charge of approximately $850 million primarily as a result of the one-time mandatory transition tax on accumulated foreign earnings required under the 2017 Tax Reform Reconciliation Act. Non-GAAP net income in fiscal 2018 was $957 million, or $3.47 per share.2 Over the course of the year, we generated $1.48 billion in cash flows from operations. We also returned approximately $1.01 billion to stockholders, comprised of approximately $794 million through share repurchases and $214 million through dividends. Through share repurchases and dividends, we have returned approximately $6.5 billion to stockholders since May 2013.

1 GAAP earnings per share is calculated using the diluted number of shares for the period presented. A reconciliation of non-GAAP to GAAP results can be found in Annex A.

2 Non-GAAP earnings per share is calculated using the diluted number of shares for the period presented. A reconciliation of non-GAAP to GAAP results can be found in Annex A.

In fiscal 2018, NetApp continued to advance its Data Fabric Strategy. In a world where technology is changing our everyday lives, digital transformation remains top of mind for executives. When successful in their digital transformation, organizations use technology to create new customer touchpoints, reinventing customer experiences and relationships through business-oriented approaches to data. Additionally, organizations are able to create innovative business opportunities, taking advantage of emerging market opportunities by rapidly deploying new technologies, optimizing operations and adopting an operating model that provides efficiencies and funds new innovation. NetApp delivers a Data Fabric built for the data-driven world. Our Data Fabric simplifies and integrates data management across Clouds and On-premises to accelerate digital transformation, enabling our customers to manage, secure and protect their data at the scale needed to accommodate the exponential data growth of the digital world. The Data Fabric delivers integrated data management services and applications for data visibility and insights, data access and control, and data protection and security. By coupling the strength of our Data Fabric strategy and the benefits we deliver to customers with a more efficient and agile business, we believe that we can generate long-term value for stockholders.

See also the “Fiscal 2018 Company Performance” section within our “Compensation Discussion and Analysis” on page 27 of this Proxy Statement. Detailed information on our products and our financial performance can be found in our Annual Report on 10-K for the year ended April 27, 2018.

Corporate Governance and Executive Compensation

Director Nominees

Name of Nominee	Age	Director Since	Independent	NetApp Committee Memberships

T. Michael Nevens*	68	2009	Yes	Audit, Corporate Governance and Nominating (Chair)

Gerald Held	70	2009	Yes	Compensation

Kathryn M. Hill	61	2013	Yes	Compensation (Chair), Corporate Governance and Nominating

Deborah L. Kerr	46	2017	Yes	Audit

George Kurian	51	2015	No

Scott F. Schenkel ✓	50	2017	Yes	Audit

George T. Shaheen	74	2004	Yes	Compensation

Richard P. Wallace	58	2011	Yes	Compensation

* Chairman of the Board

✓ Audit Committee Financial Expert

Corporate Governance and Executive Compensation Highlights

We are committed to good corporate governance, which promotes the long-term interests of our stockholders and strengthens our Board and management accountability. Our executive compensation program is designed to hold our executives accountable for results over the long-term and reward them for consistently strong corporate performance. Since the 2017 Annual Meeting of Stockholders (“2017 Annual Meeting”), in response to feedback from our stockholders, we adopted proxy access bylaws and agreed to share diversity data on our website, which we will update annually. We also adopted bylaw provisions providing stockholders holding at least 25% of the outstanding stock of the Company the right to request special stockholder meetings, which we are asking stockholders to ratify in the Annual Meeting.

Governance and executive compensation highlights include:

•	Other than the Chief Executive Officer, our Board comprises all independent directors (8 out of 9 directors);

•	Separation of the roles of Chairman and Chief Executive Officer;

•	Four new directors joined the Board in the last five years;

•	Increased board diversity;

•	Majority voting in the uncontested election of directors;

•	Each director is required to submit an irrevocable, conditional resignation effective only upon both (1) the failure to receive the required vote for reelection and (2) our Board’s acceptance of such resignation;

•	Three active standing Board committees with 100% independent members;

•	Proxy access bylaws;

•	Stockholder right to call special meeting;

•	Performance-based equity compensation;

•	Annual say-on-pay vote;

•	Director and executive stock ownership guidelines;

•	Anti-hedging and anti-pledging policies;

•	Compensation clawback policy;

•	Diversity data posted on Company website;

•	Board involvement in setting long-term corporate strategy;

•	Board oversight of risk management, including financial, operational, strategic, privacy, data security, legal and regulatory risks;

•	Annual Board and Board committee self-evaluations;

•	Annual assessment of director compensation; and

•	Robust Code of Conduct.

For more information about our corporate governance practices, please refer to the information under “Corporate Governance” beginning on page 14 of this Proxy Statement. For more information about our executive compensation program, please refer to the information under “Compensation Discussion and Analysis” beginning on page 27 of this Proxy Statement.

Cautionary Statement Regarding Forward-Looking Statements

This Proxy Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are all statements (and their underlying assumptions) included in this Proxy Statement that refer, directly or indirectly, to future events or outcomes and, as such, are inherently not factual, but rather reflect only our current projections for the future. Consequently, forward-looking statements usually include words such as “estimate,” “intend,” “plan,” “predict,” “seek,” “may,” “will,” “should,” “would,” “could,” “anticipate,” “expect,” “believe,” or similar words, in each case, intended to refer to future events or circumstances. Our future results may differ materially from our past results and from those projected in the forward-looking statements due to various uncertainties and risks, including, but not limited to, those described in Item 1A (Risk Factors) of Part I of our Annual Report on Form 10-K and any additional risk factors disclosed in Item 1A (Risk Factors) of Part II of our Quarterly Report on Form 10-Q for the quarter ended July 27, 2018. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based upon information available to us at this time. These statements are not guarantees of future performance. We disclaim any obligation to update information in any forward-looking statement. Actual results could vary from our forward-looking statements due to the factors described in our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q, as well as other important factors.

PROXY STATEMENT

1395 Crossman Avenue

Sunnyvale, California 94089

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

NETAPP, INC.

To Be Held Thursday, September 13, 2018

GENERAL INFORMATION

Why am I receiving these materials?

The Board of Directors of NetApp, Inc. (“Board” or “Board of Directors”) has made these materials available to you on the Internet or, upon your request, has delivered printed proxy materials to you in connection with the solicitation of proxies for use at our 2018 Annual Meeting of Stockholders, and any adjournment, postponement or other delay thereof (the “Annual Meeting”). NetApp, Inc., a Delaware corporation, is referred to in this Proxy Statement as the “Company,” “NetApp,” “we” or “our.” This Proxy Statement describes proposals on which you, as a stockholder, are being asked to vote. It also gives you information on these proposals, as well as other information, so that you can make an informed decision. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials?

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each of our stockholders, we are furnishing proxy materials to our stockholders over the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice instructs you as to how you may access and review all of the information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy over the Internet or by telephone. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

Who can vote at the Annual Meeting?

Stockholders of record as of the close of business July 17, 2018 (the “Record Date”) are entitled to vote at the Annual Meeting. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares of common stock, the stockholder of record. If your shares of common stock are held by a bank, broker or other nominee, you are considered the “beneficial owner” of those shares, which are held in “street name.” As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following the voting instructions that your bank, broker or other nominee provides you. If you do not provide your bank, broker, or other nominee with instructions on how to vote your shares, your bank, broker or other nominee may not vote your shares with respect to any non-routine matters, but may, in its discretion, vote your shares with respect to routine matters. For more information on routine and non-routine matters, see “What are abstentions and broker non-votes?” below.

When and where will the Annual Meeting take place?

The Annual Meeting will be held on Thursday, September 13, 2018, at 3:30 p.m. local time at the Company’s headquarters at 1395 Crossman Avenue, Sunnyvale, California 94089. You may contact the Company at (408) 822-6000 for directions to the Annual Meeting.

How do I gain admittance to the Annual Meeting?

Each stockholder must present a valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the Record Date for entrance to the Annual Meeting. Stockholders holding shares of common stock in brokerage accounts through a bank, broker or other nominee may be required to show a brokerage or account statement reflecting their stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

How many shares must be present to hold the Annual Meeting?

To hold the meeting and conduct business, a majority of NetApp’s shares of common stock issued and outstanding and entitled to vote, in person or by proxy, at the Annual Meeting must be present in person or by proxy. This is called a quorum.

How many shares of NetApp common stock are entitled to vote at the Annual Meeting?

At the Annual Meeting, each holder of common stock is entitled to one vote for each share of common stock held by such stockholder on the Record Date. On the Record Date, the Company had 261,545,628 shares of common stock outstanding and entitled to vote at the Annual Meeting. No shares of the Company’s preferred stock were outstanding. There are no cumulative voting rights.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc. will act as the inspector of elections and tabulate the votes.

How many votes are required for each proposal?

For Proposal No. 1, a nominee for director will be elected to the Board if the number of votes cast “FOR” a nominee’s election exceed the number of votes cast “AGAINST” such nominee’s election. Approval of each of Proposal Nos. 2, 3, 4, 5, and 6 requires the affirmative vote of a majority of the stock having voting power present in person or represented by proxy. Voting results will be published in a Current Report on Form 8-K, which will be filed with the SEC within four business days of the Annual Meeting.

How do I vote?

The Company is offering stockholders of record four methods of voting: (1) you may vote by telephone; (2) you may vote over the Internet; (3) you may vote in person by ballot at the Annual Meeting; and (4) finally, you may request a proxy card from us and indicate your vote by signing and dating the card where indicated, and mailing or otherwise returning the card in the prepaid envelope provided.

If you submit a proxy card but do not specify your votes, your shares of common stock will be voted:

•	“FOR” the election of all the nominees named in Proposal No. 1; and

•	“FOR” Proposal Nos. 2, 3, 4, 5 and 6.

Uninstructed proxies will be voted in the proxy holder’s discretion as to any other matter that may properly come before the Annual Meeting.

If you hold your shares of common stock through a bank, broker or other nominee, you will receive a voting instruction form from your bank, broker or other nominee with instructions on how to vote. You will not be able to vote by ballot in person at the Annual Meeting unless you have previously obtained a legal proxy from your bank, broker or other nominee and present it with your ballot at the Annual Meeting. Please contact your bank, broker or other nominee for information on obtaining a legal proxy.

How can I change my vote or revoke my proxy?

Any stockholder of record voting by proxy has the power to revoke a proxy at any time before the polls close at the Annual Meeting. You may revoke your proxy by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person by ballot. If you are the beneficial owner of your shares, you must contact the bank, broker or other nominee holding your shares and follow the instructions of such bank, broker or other nominee to revoke your proxy or change your vote.

What are abstentions and broker non-votes?

Abstentions will be counted for the purposes of determining both (1) the presence or absence of a quorum for the transaction of business; and (2) the total number of shares entitled to vote in person or by proxy at the Annual Meeting with respect to a proposal. Accordingly, abstentions will have the same effect as a vote against a proposal, except with respect to Proposal No. 1, where they will have no effect.

A “broker non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the bank, broker or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner. Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but will not be counted for the purpose of determining the number of votes cast on a proposal. Accordingly, a broker non-vote will make a quorum more readily attainable, but will not otherwise affect the outcome of the vote on a proposal.

If your shares are held in street name and you do not instruct your bank, broker or other nominee on how to vote your shares, your bank, broker or other nominee may, at its discretion, either leave your shares unvoted or vote your shares on routine matters, but is not permitted to vote your shares on non-routine matters. Proposal No. 5 is considered a routine matter. Proposal Nos. 1, 2, 3, 4 and 6 are considered non-routine matters.

How many copies of the proxy materials will be delivered to stockholders sharing the same address?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for the Company. The Company and some banks and brokers household proxy materials unless contrary instructions have been received from one or more of the affected stockholders. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, or if you are receiving multiple copies of the Proxy

Statement and wish to receive only one, please (1) follow the instructions provided when you vote over the Internet; or (2) contact Broadridge Financial Solutions, Inc., either by calling toll free at (800) 542-1061 or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Where may I obtain a copy of the Annual Report?

The Notice, this Proxy Statement and the Company’s Annual Report on Form 10-K for our fiscal year that ended on April 27, 2018 (the “Annual Report”) have been made available on our website. Our fiscal year is reported on a 52- or 53-week year that ends on the last Friday in April, and our fiscal 2018 began on April 29, 2017 and ended on April 27, 2018 (“fiscal 2018”). The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material. The Annual Report is posted at the following website address:

http://investors.netapp.com/annuals.cfm.

Who pays for the solicitation of proxies?

We will bear the cost of soliciting proxies. Copies of solicitation materials will be made available upon request to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The Company has retained D.F. King, & Co., an AST company, a professional proxy solicitation firm, to assist in the solicitation of proxies from stockholders of the Company. D.F. King, an AST company, may solicit proxies by personal interview, mail, telephone, facsimile, email, or otherwise. The Company expects that it will pay D.F. King a customary fee, estimated to be approximately $11,000, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. In addition, the original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services.

How and when may I submit proposals for consideration at next year’s Annual Meeting of Stockholders?

The Company’s stockholders may submit proposals for consideration at the 2019 Annual Meeting. Stockholders may also recommend candidates for election to our Board of Directors for the 2019 Annual Meeting (see “Corporate Governance — Corporate Governance and Nominating Committee”).

Proposals to be Considered for Inclusion in NetApp’s Proxy Materials

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals may be included in our 2019 Proxy Statement. Any such stockholder proposals must be submitted in writing to the attention of the Corporate Secretary, NetApp, Inc., 1395 Crossman Avenue, Sunnyvale, California 94089, no later than April 3, 2019, which is 120 calendar days prior to the first anniversary of the mailing date of this Proxy Statement.

Director Nominations for Inclusion in NetApp’s Proxy Materials (Proxy Access)

Under the Company’s proxy access bylaw, a stockholder (or a group of up to 20 stockholders) owning at least 3% of the Company’s outstanding stock continuously for at least three years may nominate and include in the Company’s annual meeting materials director nominees constituting up to the greater of two directors or twenty percent of the Board, provided that the stockholders and nominees satisfy the requirements specified in the bylaws. Notice of a proxy access nomination for consideration at our 2019 Annual Meeting must be received no later than April 3, 2019 and no earlier than March 4, 2019.

Other Proposals and Nominations

Under the Company’s bylaws, a proposal that a stockholder intends to present for consideration at the 2019 Annual Meeting but does not seek to include in the Company’s proxy materials for the 2019 Annual Meeting

(including the nomination of an individual to serve as a director other than pursuant to our proxy access bylaw as described immediately above) must be received by the Corporate Secretary (at the address specified in the preceding paragraph) not less than 120 calendar days nor more than 150 days prior to the date of the 2019 Annual Meeting. The stockholder’s submission must include the information specified in the Company’s bylaws.

Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws.

If a stockholder gives notice of a proposal or a nomination after the applicable deadline specified above, the notice will not be considered timely, and the stockholder will not be permitted to present the proposal or the nomination to the stockholders for a vote at the 2019 Annual Meeting.

OUR BOARD OF DIRECTORS

The name, age and position of each of the Company’s directors as of August 1, 2018 are set forth in the table below. Except as described below, each director has been engaged in his or her principal occupation during the past five years. There are no family relationships among any of our directors or executive officers. Mr. Earhart will be retiring from the Board at the Annual Meeting and is not standing for election. The Board thanks him for his distinguished service.

Name of Director	Age	Position	Director Since

T. Michael Nevens*	68	Chairman of the Board	2009

Alan L. Earhart*	74	Director	2004

Gerald Held*	70	Director	2009

Kathryn M. Hill*	61	Director	2013

Deborah L. Kerr*	46	Director	2017

George Kurian	51	Director	2015

Scott F. Schenkel*	50	Director	2017

George T. Shaheen*	74	Director	2004

Richard P. Wallace*	58	Director	2011

*Denotes Independent Director

T. MICHAEL NEVENS has been a member of our Board since December 2009 and Chairman since June 2015. From April 2014 until becoming Chairman in June 2015, Mr. Nevens was the Company’s Lead Independent Director. Since May 2006, Mr. Nevens has been a senior advisor to Permira Funds, an international private equity fund. Prior to his position with Permira Funds, Mr. Nevens spent 23 years advising technology companies with McKinsey & Co., where he managed the firm’s Global High Tech Practice and chaired the firm’s IT vendor relations committee. Mr. Nevens currently serves on the board of Ciena Corporation. He also served on the board of Altera Corporation until its acquisition by Intel Corporation in December 2015, as well as the board of Borland Software Corporation from 2004 until 2009. Mr. Nevens has a B.S. degree in physics from the University of Notre Dame and M.S. degree in industrial administration from Purdue University.

Our Board selected Mr. Nevens to serve as a director because his experience in equity investments and advising various technology companies throughout the world led our Board to conclude that he would be a valuable member of our Board, particularly as the Company seeks to grow internationally. His experience on the boards of both public and private technology companies also provides significant value and adds to his diverse perspective.

ALAN L. EARHART has been a member of our Board since December 2004. From 1970 until his retirement in 2001, Mr. Earhart held several positions with Coopers & Lybrand and its successor, PricewaterhouseCoopers LLP, an accounting firm, including most recently as managing partner of PricewaterhouseCoopers’ Silicon Valley offices. Mr. Earhart currently serves on the board of directors of Brocade Communication Systems, Inc. and TiVo Corporation (formerly known as Rovi Corporation), both public technology companies, and is an independent consultant and retired partner of PricewaterhouseCoopers. He previously served on the board of directors of

Monolithic Power Systems Inc. and Quantum Corporation. Mr. Earhart holds a B.S. degree in accounting from the University of Oregon.

Our Board selected Mr. Earhart to serve as a director because he has a deep knowledge of financial and accounting issues. Through his work experience and service on the boards of several high technology public companies, Mr. Earhart has developed knowledge of the complex issues facing global companies today. In addition, Mr. Earhart qualifies as an “audit committee financial expert” under the rules and regulations of the SEC. Mr. Earhart is a skilled advisor who makes a strong contribution to the diversity of perspectives on our Board.

GERALD HELD has been a member of our Board since December 2009. Since 1999, Dr. Held has been the Chief Executive Officer of Held Consulting, LLC, a strategic consulting firm. From 2006 to 2010, he was the Executive Chairman of Vertica Systems, an analytic database company that was acquired by Hewlett-Packard Company. From 2002 to 2008, Dr. Held was on the board of Business Objects SA. He was also a founding director of Microplace, Inc., a microfinance marketplace that was acquired by eBay, Inc. and Chairman of Bella Pictures, Inc., which was acquired by CPI Corp. Dr. Held serves on the board of Informatica Corporation, a formerly public technology company, which was taken private by the Permira Funds and Canadian Pension Plan Investment Board. He also serves as chairman of the board of several private companies, including Tamr Inc., MemSQL Inc., and Madaket Inc. From 1976 to 1997, Dr. Held served in a variety of executive roles at Tandem Computers, Inc. and Oracle Corporation.

Our Board selected Mr. Held to serve as a director because he has over 40 years of experience in developing, managing and advising technology organizations. He also has experience leading organizations through periods of growth, including growing a startup company into a public company generating several billion dollars in annual revenue. In addition to his professional experience, Mr. Held has a strong technical background, including an M.S. degree in systems engineering from the University of Pennsylvania and a Ph.D. degree in computer science, specializing in relational database technology, from University of California, Berkeley.

KATHRYN M. HILL has been a member of our Board since September 2013. Ms. Hill served in a number of positions at Cisco Systems, Inc., a communications company, from 1997 to 2013, including, among others, Executive Advisor from 2011 to 2013, Senior Vice President, Development Strategy and Operations from 2009 to 2011, Senior Vice President, Access Networking and Services Group from 2008 to 2009 and Senior Vice President, Ethernet Systems and Wireless Technology Group from 2005 to 2008. Prior to Cisco, Ms. Hill had a number of engineering roles at various technology companies. Ms. Hill currently serves on the boards of Moody’s Corporation and Celanese Corporation. Ms. Hill received a B.S. degree in Computational Mathematics from Rochester Institute of Technology.

Our Board selected Ms. Hill to serve as a director because she has extensive experience in business management and leadership of engineering and operations. Ms. Hill also has experience leading global technology organizations. Our Board believes that this experience, as well as Ms. Hill’s service on the board of another public company, adds to our Board’s collective level of expertise, skills and qualifications.

DEBORAH L. KERR has been a member of our Board since November 2017. Ms. Kerr is a proven technology leader in the software industry with more than 25 years of diverse management experience. Since October 2017, Ms. Kerr has served as a Senior Advisor to Warburg Pincus. Previously, Ms. Kerr served as the Executive Vice President and Chief Product and Technology Officer at Sabre Corporation from 2013 to 2017. Prior to her appointment at Sabre Corporation, Ms. Kerr served as Executive Vice President, Chief Product and Technology Officer at FICO from 2009 until 2012. Ms. Kerr previously held senior leadership roles with Hewlett-Packard, Peregrine Systems and NASA’s Jet Propulsion Laboratory. Ms. Kerr serves on the boards of EXLService Holdings, Chico’s FAS, Inc. and International Airlines Group. From 2013 to 2017, Ms. Kerr served on the board of DH Corporation and previously served on the board of Mitchell International. Ms. Kerr holds a M.S. degree in Computer Science and B.A. degree in Psychology.

Our Board selected Ms. Kerr to serve as a director because she has significant experience leading product and technology organizations across various industries. She brings to the Board extensive leadership, product and technology experience, including broad knowledge of product management, marketing, development, IT, operations, technology strategy and trends, and expertise in cloud and digital. Our Board believes that this experience, as well as Ms. Kerr’s service on the boards of other public companies, adds to our Board’s collective level of expertise, skills and qualifications.

GEORGE KURIAN has been a member of our Board since June 2015. Mr. Kurian was appointed as our Chief Executive Officer on June 1, 2015 and President on May 20, 2016. From September 2013 to May 2015, he was Executive Vice President of Product Operations, overseeing all aspects of technology strategy and product and solutions development across our product portfolio. Mr. Kurian joined NetApp in April 2011 as the Senior Vice President of the Storage Solutions Group and was appointed to Senior Vice President of the Data ONTAP group in December 2011. Prior to NetApp, from 2002 to 2011, Mr. Kurian held several positions at Cisco Systems, including most recently as Vice President and General Manager of the application networking and switching technology group. From 1999 to 2002, Mr. Kurian was the Vice President of product management and strategy at Akamai Technologies. Prior to that he was a management consultant with McKinsey and Company, and led software engineering and product management teams at Oracle Corporation. Mr. Kurian holds a B.S. degree in electrical engineering from Princeton University and an M.B.A. degree from Stanford University.

Our Board selected Mr. Kurian to serve as a director because, as the Company’s Chief Executive Officer, Mr. Kurian has direct day-to-day exposure to all aspects of our business. In addition, Mr. Kurian has extensive experience and knowledge of the Company and the industry. As a result of these and other factors, our Board believes that Mr. Kurian adds to our Board’s collective level of expertise, skills and qualifications.

SCOTT F. SCHENKEL has been a member of our Board since November 2017. Since 2015, Mr. Schenkel has served as Senior Vice President and Chief Financial Officer of eBay Inc., leading finance, analytics and information technology, as well as eBay’s Classifieds business unit. Previously, he spent six years as Senior Vice President and Chief Financial Officer of eBay Marketplace, where he was responsible for finance, analytics, strategy and innovation. Scott joined eBay in 2007 as Vice President of Global Financial Planning and Analytics. Previously, Scott spent nearly 17 years at General Electric in a variety of finance roles. He served as Chief Financial Officer of GE Healthcare Clinical Systems, Chief Financial Officer for GE Plastics Europe and Chief Financial Officer of GE Lighting Europe. Mr. Schenkel spent more than six years with GE’s Corporate Audit group and began his career as part of GE’s Financial Management Program. Mr. Schenkel received his B.S. degree from Virginia Polytechnic Institute and State University’s Pamplin College of Business.

Our Board selected Mr. Schenkel because he has more than 25 years of extensive business and financial leadership expertise across technology and commerce industries. Mr. Schenkel brings to our Board a deep knowledge of financial and accounting issues, operational expertise and a wealth of experience with financial planning and analytics, strategy, audit, mergers and acquisitions, acquisition integration, Six Sigma and process improvement. Mr. Schenkel qualifies as an “audit committee financial expert” under the rules and regulations of the SEC.

GEORGE T. SHAHEEN has been a member of our Board since June 2004. From December 2006 until July 2009, he was the Chief Executive Officer and Chairman of the Board of Directors of Entity Labs, Ltd., a technology company in the data collection, storage and analytics space. Mr. Shaheen was the Chief Executive Officer of Siebel Systems, Inc., a customer relationship management software company, from April 2005 until the sale of the company in January 2006. From October 1999 to April 2001, he served as the Chief Executive Officer and Chairman of the Board of Webvan Group, Inc. Prior to joining Webvan Group, Inc., Mr. Shaheen was the Chief Executive Officer and Global Managing Partner of Andersen Consulting, which later became Accenture. Mr. Shaheen currently serves as Chairman of the Board of Korn/Ferry International. He also serves on the boards of 24/7 Customer, Inc., Green Dot Corporation and Marcus & Millichap Inc. He has served as an IT Governor of the World Economic Forum and as a member of the Board of Advisors for the Northwestern University Kellogg Graduate School of Management. He has also served on the Board of Trustees of Bradley University. Mr. Shaheen received a B.S. degree in business and an M.B.A. degree from Bradley University.

Our Board selected Mr. Shaheen to serve as a director because he has significant experience leading, managing and advising companies. Mr. Shaheen’s consulting background gives him keen insight into sales and the customer-based service aspect of the Company’s operations. In addition, Mr. Shaheen has expertise on compliance matters as a result of his service on the boards of several private and public technology companies, including service as a chairman and member of the audit and compensation committees of those boards.

RICHARD P. WALLACE has been a member of our Board since March 2011. Mr. Wallace currently serves as the President and Chief Executive Officer of KLA-Tencor Corporation, a supplier of process control and yield management solutions for semiconductor and related microelectronics industries. He began his career at KLA Instruments in 1988 as an applications engineer and has held various general management positions throughout his 27-year tenure with the company. Mr. Wallace became the CEO of KLA-Tencor in January 2006. Mr. Wallace previously served as a member of the board of directors for Semiconductor Equipment and Materials International (SEMI), an industry trade association, and previously served as a member of the board of directors for Beckman Coulter from 2009 to 2011. Mr. Wallace earned his B.S. degree in electrical engineering from the University of Michigan and an M.S. degree in engineering management from Santa Clara University.

Our Board selected Mr. Wallace to serve as a director because of his experience as chief executive officer of a publicly traded high-technology company. He brings to the Board more than two decades of experience gained while working at a technology company that has experienced growth. Mr. Wallace offers a unique perspective and expertise that is relevant to leading and advising a growth company. His experience as a board member of another publicly traded company also provides important value and adds to his unique perspective.

CORPORATE GOVERNANCE

Summary

Our Board has adopted policies and procedures that our Board believes are in the best interests of the Company and its stockholders while being compliant with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC and the Nasdaq Stock Market, LLC (“Nasdaq”).

Our Board leadership structure reflects our Company leadership needs and provides effective oversight of Company management and risk management. Eight of our nine directors are independent, including our Chairman of the Board. Within the last five years, the Company has added four new independent directors to our Board and increased Board diversity.

The operation and functions of the Board are governed by our Corporate Governance Guidelines. In addition, all of the Company’s directors, officers, and employees are subject to our Code of Conduct.

Further details on our governance practices are provided in the following sections.

Board Leadership Structure

Our Board does not view any particular leadership structure as preferred and routinely considers the appropriate leadership structure. This consideration includes the pros and cons of alternative leadership structures in light of the Company’s operating and governance environment at the time, with the goal of achieving the optimal model for Board leadership and effective oversight of management by our Board.

Our Board consists of nine directors, eight of whom are independent. Our only management director is Mr. Kurian, our Chief Executive Officer. Mr. Nevens, an independent director, holds the role of Chairman of the Board. The Board believes this structure benefits the Board and the Company by enabling the Chief Executive Officer to focus on operational and strategic matters while enabling the Chairman to focus on Board and governance matters, including, among other things, the creation of long-term stockholder value and long range strategic planning.

As described in more detail below, our Board of Directors has three standing committees, each of which is composed solely of independent directors and chaired by an independent director. Our Board delegates substantial responsibility to each Board committee, which regularly reports its activities and actions back to the Board. We believe that our independent Board committees and their respective chairs are an important aspect of our Board leadership structure.

Corporate Governance Guidelines

Our Board has adopted a formal set of Corporate Governance Guidelines concerning various issues related to Board membership, structure, function and processes; Board committees; leadership development, including succession planning; oversight of risk management; and our ethics helpline. A copy of the Corporate Governance Guidelines is available on our website at http://investors.netapp.com/corporate-governance.cfm.

Strategy and Risk Oversight

Our Board oversees and contributes to the formation of the Company’s strategy and provides oversight of management’s execution and refinement of our strategic plans. The Board engages in discussions regarding our corporate strategy at every Board meeting and, at least annually, receives a formal update on the company’s short- and long-term objectives, including the company’s operating plan and long-term strategic plan.

Our Board, as a whole and through its committees, also has responsibility for the oversight of risk management. With the oversight of our Board, our executive officers are responsible for the day-to-day management of the material risks the Company faces. In its oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by our executive officers are adequate and functioning as designed. The involvement of our Board in setting our long-term business strategy is a key part of our Board’s oversight of risk management and allows our Board to assess and determine what constitutes an appropriate level of risk for the Company and review and consider management’s role in risk management. Our Board regularly receives updates from management and outside advisors regarding material risks the Company faces.

Each committee of our Board oversees specific aspects of risk management. For example, our Audit Committee oversees overall integrity of our financial statements, accounting and auditing matters, our compliance with legal, regulatory and public disclosure requirements, our enterprise risk management program, and our initiatives related to cybersecurity, including prevention and monitoring; our Compensation Committee oversees the management risks associated with succession planning and the relationship between our compensation policies and programs; and our Corporate Governance and Nominating Committee oversees the management of risks associated with director independence, conflicts of interest, board composition and organization, and director succession planning. Our committees regularly report their findings to our Board.

Other than when our Board or a committee of our Board meets in executive session, senior management attends all meetings of our Board and its committees and is available to address questions raised by directors with respect to risk management and other matters.

Succession Planning

The Board plans for succession to the position of CEO and other senior management positions to help ensure continuity of leadership. To assist the Board in this effort, the CEO provides the Board with an assessment of other executives and their potential as a suitable successor. The CEO also provides the Board with an assessment of individuals considered to be potential successors to certain other senior management positions. The Board discusses and evaluates these assessments, including in private sessions, and provides feedback to the CEO. Specifically, in February 2017 and March 2018, the Board, including Mr. Kurian, reviewed and assessed the Company’s executive-level talent, with a focus on their potential to deliver on the Company’s strategy and long-term plan, and discussed strategies for addressing gaps. Management is responsible for developing retention and development plans for potential successors and periodic progress reports and reviews are provided to the Board.

Independent Directors

A majority of our Board is composed of “independent directors,” as defined in the applicable laws and regulations of the SEC and the Listing Rules of Nasdaq. The independent directors regularly meet in executive session, without management, as part of the normal agenda of our Board meetings. Our Chairman, Mr. Nevens, is a non-employee director and is independent (as defined by the Nasdaq Listing Rules).

Committees of the Board of Directors

Our Board of Directors maintains three standing committees and has adopted a charter for each that meets applicable Nasdaq rules. Charters are reviewed by their respective committees annually and are available at http://investors.netapp.com/corporate-governance.cfm.

Corporate Governance and Nominating Committee

The responsibilities of the committee include:

•	Review of matters concerning corporate governance and providing recommendations to the Board

•	Review of composition of the Board of Directors and its committees and providing recommendations to the Board

•	Evaluation of the performance of the Board

•	Review of conflicts of interest of members of the Board and corporate officers

•	Review and approval of related person transactions

•	Oversight and management of risks associated with director independence, conflicts of interest, board composition and organization, and director succession planning

All of the members of the Corporate Governance and Nominating Committee meet the applicable requirements for independence from Company management.

Compensation Committee

The responsibilities of the committee include:

•	Review of the Company’s overall compensation and benefits philosophy and strategy and advising the Company’s management

•	Oversight, evaluation and approval of the compensation of the Company’s Chief Executive Officer, other executive officers and non-employee directors

•	Review and approval of the Company’s compensation and benefits plans and programs in accordance with the Compensation Committee charter

•	Oversight of the management of risks associated with the Company’s compensation policies and programs

•	In accordance with Nasdaq rules, review and assessment of the independence of any compensation consultant, legal counsel or other advisor that provides advice to the Compensation Committee

All of the members of the Compensation Committee meet the applicable requirements for independence as defined by applicable Nasdaq and Internal Revenue Service rules.

Audit Committee

The responsibilities of the committee include:

•	Oversight of the integrity of the Company’s financial statements and adequacy of the Company’s internal controls

•	Appointment, compensation, retention, termination and oversight of the work of the Company’s independent registered public accounting firm, Deloitte & Touche LLP, which reports directly to the Audit Committee

•	Oversight of the quality of the internal audit function of the Company, which reports directly to the Audit Committee

•	Oversight of compliance with legal, regulatory and public disclosure requirements

All of the members of the Audit Committee meet the applicable requirements for independence from Company management and requirements for financial literacy. Each member of the Audit Committee has the requisite financial management expertise.

Director Selection

Our Board has adopted guidelines for the identification, evaluation and nomination of candidates for director.

To assist with director nominations, our Board has assigned the Corporate Governance and Nominating Committee responsibility for reviewing and recommending nominees to our Board. Although there are no specific minimum qualifications for director nominees, the ideal candidate should have the highest professional and personal ethics and values, and broad experience at the policy-making level in business, government, education, technology, or public service. In evaluating the suitability of a particular director nominee, our Board considers a broad range of factors, including, without limitation, diversity of business experience, professional expertise, length of service, character, integrity, judgment, independence, diversity (including with respect to race and gender), age, skills, education, understanding of the Company’s business, and other commitments. In addition, our Corporate Governance and Nominating Committee may consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.

The Corporate Governance and Nominating Committee makes an effort to ensure that our Board’s composition reflects a broad diversity of experience, professions, skills, viewpoints, geographic representation, personal traits and backgrounds. Additionally, although we have no formal policy with respect to diversity, due to the global and complex nature of our business, our Board believes it is important to identify otherwise qualified candidates who would increase our Board’s racial, ethnic, gender and/or cultural diversity. No specific weights are assigned to particular criteria, and the Corporate Governance and Nominating Committee does not believe that any specific criterion is necessarily applicable to all prospective nominees. When the Corporate Governance and Nominating Committee reviews a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of our Board at that time, given the then-current mix of director attributes. With respect to the nomination of continuing directors for re-election, each continuing director’s past contributions to our Board are also considered.

In the case of new director candidates, the Corporate Governance and Nominating Committee reviews whether the nominee is independent for Nasdaq purposes and recommends a determination to the Board, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Corporate Governance and Nominating Committee generally relies on a variety of resources to compile a list of potential candidates, including, among other things and depending upon the circumstances, its network of contacts, searches of corporate, academic and government environments and resources, and, professional search firms. We believe utilizing such a broad variety of resources furthers our Board’s goal of ensuring the identification and consideration of a diverse range of qualified candidates, including, without limitation, women and minority candidates. After considering the function and needs of our Board, the Corporate Governance and Nominating Committee conducts appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates. The Corporate Governance and Nominating Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to our Board by majority vote.

If the Corporate Governance and Nominating Committee determines that it wants to identify new independent director candidates for Board membership, it is authorized to retain and to approve the fees of third-party executive search firms to help determine the skills and qualifications that would best complement our Board and identify prospective director nominees.

The Corporate Governance and Nominating Committee uses the same process for evaluating all nominees, regardless of the source of the nomination. The Corporate Governance and Nominating Committee will retain the services of an executive search firm to assist it in identifying new candidates to join the Board.

A stockholder meeting the ownership requirements in our bylaws, including our proxy access bylaw, who desires to nominate a candidate for election to our Board must direct the nomination in writing to NetApp, Inc., 1395 Crossman Avenue, Sunnyvale, California 94089, Attention: Corporate Secretary in the time periods prescribed by the Company’s bylaws. The nomination must include the same information required by the Company’s bylaws in connection with the nomination of a director of our Board, including, without limitation, the candidate’s name and age; home and business contact information; principal occupation or employment and the name, type of business and address of the nominee’s employer; information regarding the nominee’s and the nominating person’s ownership of Company stock; a description of any arrangement or understanding of the nominee and the nominating person with each other or any other person regarding future employment or any future transaction to which the Company will or may be a party; and a written consent to be nominated and written statement that, if nominated, such candidate will tender an irrevocable advance resignation in accordance with the Company’s Corporate Governance Guidelines. As detailed in the Company’s bylaws, every nominee, whether nominated by the Board or a stockholder, must also deliver to the Company’s Corporate Secretary certain written representations and agreements, including a representation and agreement regarding such person’s agreement, arrangements or understandings with any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question.

Meetings and Committees of our Board of Directors

Our Board held seven meetings and also acted by written consent during fiscal 2018. During fiscal 2018, each member of our Board attended at least 75% of the aggregate of (1) the total number of meetings of our Board held during fiscal 2018; and (2) the total number of meetings held by all Board committees on which such director served, in each case covering the periods of fiscal 2018 during which such director served on our Board or such committees, as applicable, other than Deborah L. Kerr, who was appointed in November 2017 and attended 62.5% of such meetings. In addition, five of the nominees attended 100% of the Board meetings and meetings of the committees on which such director served.

There are no family relationships among executive officers, directors or nominees of the Company. Our Board currently has three standing committees, each of which is composed entirely of independent directors, and each of which operates under a charter approved by our Board: the Audit Committee, the Corporate Governance and Nominating Committee, and the Compensation Committee.

The members of the committees as of the date of this Proxy Statement are identified in the following table:

Director	Audit	Compensation	Corporate Governance and Nominating

T. Michael Nevens	☑		Chair

Alan L. Earhart	Chair		☑

Gerald Held		☑

Kathryn M. Hill		Chair	☑

Deborah L. Kerr	☑

Scott F. Schenkel	☑

George T. Shaheen		☑

Richard P. Wallace		☑

All members of the Audit Committee are independent in accordance with the applicable laws and regulations of the SEC and the Listing Rules of Nasdaq. Our Board has determined that Messrs. Earhart and Schenkel each qualify as an “audit committee financial expert” under the rules and regulations of the SEC. The Audit Committee reviews, acts on and reports to our Board with respect to various auditing and accounting matters, including the selection of the Company’s independent registered public accounting firm, the scope of the annual audits, fees to be paid to the independent registered public accounting firm, the performance of the Company’s independent registered public accounting firm, the accounting practices of the Company and other such functions as detailed in the Audit Committee Charter, which can be found on the Company’s website at http://investors.netapp.com/corporate-governance.cfm. The Audit Committee held ten meetings during fiscal 2018.

All members of the Compensation Committee are independent in accordance with the applicable laws and regulations of the SEC and the Listing Rules of Nasdaq and each member qualifies as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, as amended. The Compensation Committee establishes salaries, incentive and equity compensation programs, and other forms of compensation for our officers and non-employee directors; creates the compensation guidelines under which management establishes salaries for non-officers and other employees of the Company; and administers the compensation and benefit plans of the Company. In carrying out its responsibilities, the Compensation Committee reviews, at least annually, the compensation for the Chief Executive Officer, all executive vice presidents, all senior vice presidents and non-employee directors, the corporate goals relevant to compensation, and our executive and leadership development policies. The functions of the Compensation Committee are detailed in the Compensation Committee Charter, which can be found on the Company’s website at http://investors.netapp.com/corporate-governance.cfm. The Compensation Committee meets regularly with its outside advisors independently of management. The Compensation Committee held six meetings during fiscal 2018.

All members of the Corporate Governance and Nominating Committee are independent in accordance with the applicable laws and regulations of the SEC and the Listing Rules of Nasdaq. The Corporate Governance and Nominating Committee evaluates and recommends to our Board candidates for Board membership and considers nominees recommended by stockholders who satisfy the conditions described above under “Director Selection.” The Corporate Governance and Nominating Committee also develops and recommends corporate governance policies and other governance guidelines and procedures to our Board. The functions of the Corporate Governance and Nominating Committee are detailed in the Corporate Governance and Nominating Committee Charter, which can be found on the Company’s website at http://investors.netapp.com/corporate-governance.cfm. The Corporate Governance and Nominating Committee held five meetings during fiscal 2018.

Stockholder Meeting Attendance for Directors

While we do not have a formal policy for director attendance at our annual meetings, historically they have been scheduled on the same day as a Board of Directors meeting and were attended by the directors. In 2017, all of the directors then serving attended the 2017 Annual Meeting in person.

Code of Conduct

The Company has adopted a Code of Conduct that includes a conflict of interest policy that applies to all directors, officers and employees. All employees are required to affirm in writing their understanding and acceptance of the Code of Conduct.

The Code of Conduct is posted on the Company’s website at: http://investors.netapp.com/corporate-governance.cfm. The Company will post any amendments to or waivers of the provisions of the Code of Conduct on its website.

Political Contributions Policy

The Company’s Political Contributions Policy and its Code of Conduct prohibit political contributions of any kind, by or on behalf of the Company. Our Code of Conduct also requires advance approval of any donation of NetApp assets or funds. We believe this provides an additional measure of oversight in enforcing our policy against Company political contributions.

Personal Loans to Executive Officers and Directors

The Company does not provide personal loans or extend credit to any executive officer or director.

Stockholder Communications Policy

Stockholders may contact any of the Company’s directors by writing to them c/o NetApp, Inc., 1395 Crossman Avenue, Sunnyvale, California 94089, Attn: Corporate Secretary. Employees and others who wish to contact our Board or any member of the Audit Committee to report questionable practices may do so anonymously by using this address and designating the communication as “confidential.”

DIRECTOR COMPENSATION

The Compensation Committee evaluates the compensation and form of compensation for non-employee directors annually. As a part of this process, the Compensation Committee reviews general market data for director compensation as well as director compensation data from the Company’s peer group, the same group used for our executive compensation review, including cash compensation, equity compensation and stock ownership requirements. Non-employee director compensation is generally targeted at the market median and is periodically adjusted to maintain alignment with market and peer director pay practices. Non-employee directors receive annual cash retainers as well as equity awards for their service on our Board. Details of the compensation are discussed in the narrative below. Employee directors do not receive any compensation for their services as members of our Board.

Director Compensation Table

The table below summarizes the total compensation paid by the Company to our directors for fiscal 2018.

Name	Fees Earned or Paid in Cash ($)(1)	Restricted Stock Units ($)(2)	Option Awards ($)(3)	Nonequity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
T. Michael Nevens	180,000	245,117	—	—	—	—	425,117
Jeffry R. Allen (4)	26,667	—	—	—	—	—	26,667
Alan L. Earhart	120,000	245,117	—	—	—	—	365,117
Gerald Held	75,000	245,117	—	—	—	—	320,117
Kathryn M. Hill	99,632	245,117	—	—	—	—	344,749
Deborah L. Kerr	44,667	246,720	—	—	—	—	291,387
Scott F. Schenkel	44,667	246,720	—	—	—	—	291,387
George T. Shaheen	75,000	245,117	—	—	—	—	320,117
Stephen M. Smith (5)	56,250	245,117	—	—	—	—	301,367
Robert T. Wall (4)	35,833	—	—	—	—	—	35,833
Richard P. Wallace	75,000	245,117	—	—	—	—	320,117
George Kurian (6)	—	—	—	—	—	—	—

(1)	The amounts in this column represent compensation that was earned in fiscal 2018. Our Board year does not correspond with our fiscal year. Our Board year begins on the date of each annual meeting and runs until the next annual meeting. Board fees are paid at the beginning of each quarter of the Board year. A portion of the fees earned during the first quarter of fiscal 2018 were paid in the last quarter of fiscal 2017 and are included in this table. A portion of the fees earned during the first quarter of fiscal 2019 were paid in the last quarter of fiscal 2018 and are not included in this table.

(2)	The amounts reported represent the grant date fair value of time-based restricted stock unit (“RSU”) awards to the director under the Company’s Amended and Restated 1999 Stock Option Plan and are computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC 718). Assumptions used in the valuations of these awards are included in Note 11 of the Annual Report. These amounts do not necessarily represent the actual value that may be realized by the non-employee director.

(3)	The table below sets forth the number of shares of common stock subject to outstanding options and RSUs (including RSUs for which the payout of shares has been deferred by such director) held by the non-employee directors as of April 27, 2018:

Name	# of Outstanding Options (in Shares)	# of RSUs (in Shares)	Total Equity Awards Outstanding
T. Michael Nevens	22,831	6,150	28,981
Alan L. Earhart	—	14,066	14,066
Gerald Held	36,916	38,176	75,092
Kathryn M. Hill	26,997	6,150	33,147
Deborah L. Kerr	—	5,456	5,456
Scott F. Schenkel	—	5,456	5,456
George T. Shaheen	—	29,976	29,976
Richard P. Wallace	—	29,154	29,154

(4)	Messrs. Allen and Wall did not stand for re-election at the 2017 Annual Meeting and did not receive RSUs.

(5)	Mr. Smith forfeited his RSUs in connection with his resignation from the Board in February 2018.

(6)	During fiscal 2018, Mr. Kurian served as our Chief Executive Officer, President and a member of the Board. Mr. Kurian did not receive any additional compensation for serving on our Board. For more information on Mr. Kurian’s compensation as our Chief Executive Officer and President, please see the “Executive Compensation and Related Information—Summary Compensation Table” below.

Summary of Director Compensation Policy

The following table sets forth a summary of our total compensation policy for our non-employee directors as of the end of fiscal 2018:

Position	Annual Cash Retainer ($)	Equity Grants ($)
Board of Directors
Lead Independent Director/Chairman	135,000	250,000
Board Member (other than Lead Independent Director/Chairman)	60,000	250,000
Audit Committee
Chairperson	50,000
Member	20,000
Compensation Committee
Chairperson	37,500
Member	15,000
Corporate Governance and Nominating Committee
Chairperson	25,000
Member	10,000

In June 2018, in accordance with its annual practice, the Compensation Committee evaluated the compensation for non-employee directors, including benchmarking the directors’ cash and equity compensation against our Compensation Peer Group (as disclosed on page 32 of this Proxy Statement) modified to exclude SAP SE because it is a foreign company with limited public disclosure. In connection with this evaluation, the Compensation Committee reviewed the annual cash retainer, the annual equity grant, fees for committee services, grants on initial appointment, and stock ownership guidelines for our non-employee directors. The Compensation Committee surveyed market median total compensation for directors of peer companies and of companies in the broader technology market, average compensation per director of peer companies, premiums paid for committee chair positions against competitive market medians, the timing of cash compensation payments, and director equity grant practices and vesting provisions of peer companies. The Compensation Committee determined, with the assistance of its independent advisor, that the cash retainer for our non-employee directors was below the cash retainer of peer companies, and that paying quarterly cash payments in arrears was more consistent with peer pay practices. Accordingly, effective September 1, 2018, the annual cash retainer to our non-employee directors will be increased from $60,000 to $75,000, and quarterly cash payments to directors will be paid in arrears.

Our non-employee directors receive automatic annual equity grants under the Automatic Award Program of the 1999 Plan pursuant to an outside director compensation policy adopted by our Board and the Compensation Committee, which may be revised from time to time as our Board or the Compensation Committee deems appropriate. Since fiscal 2016, all non-employee director automatic annual equity grants have been in the form of RSUs.

Following the 2017 Annual Meeting of Stockholders, each of the individuals re-elected as a non-employee director received a number of RSUs as indicated in the table below with respect to their automatic annual equity awards. In addition, Ms. Kerr and Mr. Schenkel received the grants reflected in the table below in connection with their respective appointments in November 2017. Mr. Smith forfeited his RSUs in connection with his resignation from the Board in February 2018.

Name	RSUs	Stock Option Grants (in Shares)	Stock Option Exercise Price ($)	Grant Date
T. Michael Nevens	6,150	—	—	September 14, 2017
Alan L. Earhart	6,150	—	—	September 14, 2017
Gerald Held	6,150	—	—	September 14, 2017
Kathryn M. Hill	6,150	—	—	September 14, 2017
Deborah L. Kerr	5,456	—	—	November 15, 2017
Scott F. Schenkel	5,456	—	—	November 15, 2017
George T. Shaheen	6,150	—	—	September 14, 2017
Stephen M. Smith	6,150	—	—	September 14, 2017
Richard P. Wallace	6,150	—	—	September 14, 2017

A newly elected or appointed non-employee director receives a grant of RSUs upon his or her first election or appointment to the Board with a value of $250,000 (if such election or appointment occurs before February of the applicable year) or with a value of $125,000 (if such election or appointment occurs in or after February of the applicable year). Because Ms. Kerr and Mr. Schenkel were appointed after February of the 2017-2018 Board year, they each received grants valued at approximately $125,000.

Equity awards for non-employee directors are represented as a dollar value. For these purposes, the value of any awards of RSUs will equal the product of (1) the fair market value of one share of common stock on the grant date of such award and (2) the aggregate number of RSUs.

Each non-employee director is also eligible to receive an annual cash retainer for his or her Board and committee service, pursuant to the terms of the outside director compensation policy. The Compensation Committee has approved a deferral program for our non-employee directors, which allows each non-employee director to elect to defer the receipt of his or her annual cash retainer until a later date in accordance with applicable tax laws. Additionally, for any automatic equity grant in the form of RSUs, the director may elect in accordance with federal tax laws when he or she will receive payout from his or her vested RSUs and defer income taxation until the award is paid. In connection with this deferral, a director may elect to receive payout within 30 days of the earliest of: (1) if the director so specifies, a specified date that is no earlier than January 1 of the second calendar year immediately following the date on which the RSUs vested; (2) the date the director ceases to serve as a director for any reason (in accordance with Section 409A of the Internal Revenue Code of 1986, as amended and the regulations thereunder); and (3) the date on which a Change of Control occurs. If the director does not specify a date per (1) above, then the RSUs shall be paid out upon the earlier to occur of (2) and (3) above. For the definition of “Change of Control”, please see “Termination of Employment and Change of Control Agreements — Definitions Contained in Change of Control Severance Agreement” below. An election to defer the payout of vested RSUs is not intended to increase the value of the payout to the non-employee director, but rather to give the non-employee director the flexibility to decide when he or she will be subject to taxation with respect to the award. Any election to defer payment of any vested RSUs will not alter the other terms of the award, including the vesting requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To the Company’s knowledge, the following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of July 15, 2018, except as otherwise set forth below, by (1) each person or entity who is known by the Company to own beneficially more than 5% of the Company’s common stock; (2) each of the Company’s directors and nominees for director; (3) each of the Company’s executive officers set forth in the Summary Compensation Table; and (4) all of the Company’s current directors and executive officers as a group.

Except as indicated, the address of the beneficial owners is c/o NetApp, Inc., 1395 Crossman Avenue, Sunnyvale, California 94089. Information related to holders of more than 5% of the Company’s common stock was obtained from filings with the SEC pursuant to Sections 13(d) or 13(g) of the Exchange Act.

Name of Beneficial Owners	Number of Shares Beneficially Owned	Percentage of Class(1)
PRIMECAP Management Company(2)	39,985,620	15.3%
177 E. Colorado Blvd, 11th Floor
Pasadena, CA 91105
The Vanguard Group(3)	27,603,758	10.6%
100 Vanguard Boulevard
Malvern, PA 19355
BlackRock, Inc.(4)	20,282,566	7.8%
55 East 52nd Street
New York, NY 10055
Vanguard Chester Funds — Vanguard Primecap Fund(5)	14,494,500	5.5%
100 Vanguard Boulevard
Malvern, PA 19355
George Kurian(6)	137,439	*
Ronald J. Pasek(7)	60,735	*
Joel D. Reich(8)	34,160	*
Henri P. Richard(9)	74,382	*
Matthew K. Fawcett(10)	39,668	*
T. Michael Nevens(11)	49,951
Alan L. Earhart(12)	18,971	*
Gerald Held(13)	35,807	*
Kathryn M. Hill(14)	26,910	*
Deborah L. Kerr	0	*
Scott F. Schenkel(15)	5,456
George T. Shaheen(16)	6,150	*
Richard P. Wallace(17)	7,132	*
All current directors and executive officers as a group (13 persons)(18)	496,761	*

*	Less than 1%

(1)	Percentage of Class is based on 261,291,505 shares of common stock outstanding on July 15, 2018. Shares of common stock subject to stock options and RSUs that are currently exercisable or will become exercisable or issuable within 60 days of July 15, 2018 are deemed outstanding for computing the percentage of the person or group holding such options and/or RSUs, but are not deemed outstanding for computing the percentage of any other person or group. This table does not include the vested options or RSUs held by our directors for which release has been deferred. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

(2)	Information concerning stock ownership was obtained from Amendment No. 5 to the Schedule 13G filed with the SEC on February 27, 2018 by PRIMECAP Management Company which reported sole voting power with respect to 12,712,995 of such shares of common stock and sole dispositive power with respect to all 39,985,620 shares of common stock.

(3)	Information concerning stock ownership was obtained from Amendment No. 4 to the Schedule 13G filed with the SEC on February 9, 2018 by The Vanguard Group which reported sole voting power with respect to 384,007 of such shares of common stock and sole dispositive power with respect to 27,176,698 shares of common stock.

(4)	Information concerning stock ownership was obtained from Amendment No. 6 to the Schedule 13G filed with the SEC on February 8, 2018 by BlackRock, Inc. which reported sole voting power with respect to 17,284,654 of such shares of common stock and sole dispositive power with respect to all 20,282,566 shares of common stock.

(5)	Information concerning stock ownership was obtained from Amendment No. 1 to the Schedule 13G filed with the SEC on February 2, 2018 by Vanguard Chester Funds — Vanguard Primecap Fund which reported sole voting power with respect to 14,494,500 of such shares of common stock and sole dispositive power with respect to all 0 shares of common stock.

(6)	Consists of 137,439 shares of common stock held of record by Mr. Kurian.

(7)	Consists of 60,735 shares of common stock held of record by Mr. Pasek.

(8)	Consists of (i) 7,760 shares of common stock held of record by Mr. Reich; and (ii) 26,400 shares of common stock issuable to Mr. Reich upon exercise of outstanding stock options exercisable within 60 days of July 15, 2018, all of which were fully vested as of such date.

(9)	Consists of 74,382 shares of common stock held of record by Henri Richard and Gay Richard JWTROS.

(10)	Consists of 39,668 shares of common stock held of record by Mr. Fawcett.

(11)	Consists of (i) 20,970 shares of common stock held of record by The Nevens Family 1997 Trust; (ii) 22,831 shares of common stock issuable to Mr. Nevens upon exercise of outstanding stock options exercisable within 60 days of July 15, 2018, all of which were fully vested as of such date; and (iii) 6,150 shares of common stock issuable to Mr. Nevens upon the vesting of RSUs within 60 days of July 15, 2018.

(12)	Consists of (i) 12,821 shares of common stock held of record by Mr. Earhart; and (ii) 6,150 shares of common stock issuable to Mr. Earhart upon the vesting of RSUs within 60 days of July 15, 2018.

(13)	Consists of (i) 7,391 shares of common stock held of record by Mr. Held; and (ii) 28,416 shares of common stock issuable to Mr. Held upon exercise of outstanding stock options exercisable within 60 days of July 15, 2018, of which were fully vested as of such date.

(14)	Consists of (i) 20,760 shares of common stock held of record by Kathryn Hill Trustee of the Kathryn Hill 2007 U/A/D 1/10/2007 Reserve Account; and (ii) 6,150 shares of common stock issuable to Ms. Hill upon the vesting of RSUs within 60 days of July 15, 2018.

(15)	Consists of 5,456 shares of common stock issuable to Mr. Schenkel upon the vesting of RSUs within 60 days of July 15, 2018.

(16)	Consists of 6,150 shares of common stock issuable to Mr. Shaheen upon the vesting of RSUs within 60 days of July 15, 2018.

(17)	Consists of 7,132 shares of common stock held of record by Mr. Wallace.

(18)	Consists of (i) 389,058 shares of common stock held of record by our current directors and executive officers; (ii) 77,647 shares of common stock issuable upon the exercise of outstanding options held by our directors and exercisable within 60 days of July 15, 2018, all of which were fully vested as of such date; and (iii) 30,056 shares of common stock issuable upon the vesting of RSUs within 60 days of July 15, 2018.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in their ownership of common stock and other equity securities of the Company. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during fiscal 2018, its executive officers, directors and greater than 10% stockholders complied with all Section 16 filing requirements, except a late Form 4 filed by Mr. Richard on July 20, 2017 reporting a sale of Company stock and a late Form 4 filed by Mr. Reich on November 20, 2017 reporting a release of RSUs.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides information on our executive compensation program and our compensation philosophy for our named executive officers (“NEOs”), who in fiscal 2018 were:

•	George Kurian, Chief Executive Officer and President

•	Ronald J. Pasek, Executive Vice President and Chief Financial Officer

•	Joel D. Reich, Executive Vice President and General Manager, NetApp Storage Systems and Software business unit

•	Henri Richard, Executive Vice President, Worldwide Field and Customer Operations

•	Matthew K. Fawcett, Senior Vice President, General Counsel and Secretary

The Board has delegated to the Compensation Committee sole authority and responsibility for establishing and overseeing salaries, incentive compensation programs, and other forms of compensation for our executive officers, general remuneration policies for the balance of our employee population and for overseeing and administering our equity incentive and benefits plans.

Executive Summary

NetApp is the data authority for the hybrid cloud. We provide a full range of hybrid cloud data services that simplify management of applications and data across cloud and on-premises environments. Together with our partners, we empower global organizations to unleash the full potential of their data.

Fiscal 2018 Company Performance

Fiscal 2018 was an important milestone in NetApp’s transformation. We successfully pivoted to the growth areas of the market and improved operational discipline to deliver sustained and profitable growth. Through a focus on execution, we grew total revenue by 7%, while improving both gross and operating margins from fiscal year 2017. Most notably, product revenue grew 15% and we expanded product gross margins by 350 basis points. Growth in revenue from strategic solutions was strong and revenue from mature solutions stabilized, as expected.

•	Our net revenues increased 7% in fiscal 2018 compared to fiscal 2017, primarily due to an increase of 15% in product revenues, partially offset by a 3% decrease in software and hardware maintenance and other services revenues.

•	Our Strategic solutions,[3] which represent our pivot to the growth areas of the market, are aligned to our customers’ top IT imperatives and position us to lead in the new era of IT. In fiscal 2018, these solutions grew to 71% of net product revenue and grew at a rate of 24% from fiscal 2017. As expected, headwinds from our Mature solutions lessened over the course of the year. The combination of these two dynamics yielded positive growth of product revenue for the year.

•	Our GAAP gross margin was 62.6% in fiscal 2018 and 61.4% in fiscal 2017. Our non-GAAP gross margin improved to 63.4% in fiscal 2018, from 62.3% in fiscal 2017, driven by a 350 basis point increase in product gross margin[4].

•	GAAP operating margin was 19.0% in fiscal 2018 and 12.0% in fiscal 2017. The combination of revenue growth and cost rationalization enabled NetApp to improve Non-GAAP operating margin to 19.0% in fiscal 2018, from 17.2% in fiscal 2017[4].

[3]	Strategic solutions include Clustered ONTAP, branded E-Series, SolidFire, converged and hyper-converged infrastructure, and optional add-on software products. Mature solutions include 7-mode ONTAP, add-on hardware and related operating system (OS) software and original equipment manufacturers (OEM) products.
[4]	A reconciliation of non-GAAP to GAAP results can be found in Annex A.

Below is a brief summary of our financial performance for fiscal 2018 compared to fiscal 2017:

Financial Performance	Fiscal 2017	Fiscal 2018	Change
Net revenues	$5.52 billion	$5.91 billion	7%
GAAP gross margin	61.4%	62.6%	1.2 p.p
Non-GAAP gross margin[5]	62.3%	63.4%	1.1 p.p.
GAAP operating margin	12.0%	19.0%	7.0 p.p
Non-GAAP operating margin[5]	17.2%	19.0%	1.8 p.p.
Cash flows from operations	$986 million	$1,478 million	49.9%

The Company paid cash dividends of $0.20 per outstanding common share in each quarter of fiscal 2018 for an aggregate of $214 million in cash dividends. We repurchased and retired 15 million shares of our common stock for an aggregate of $794 million, bringing our total cash returned to stockholders to approximately $1.01 billion in fiscal 2018. We closed fiscal 2018 with $5.39 billion in cash and short-term investments.

Total Stockholder Return Performance

As reflected in the table below, our strong financial performance resulted in an annualized total stockholder return (“TSR”) performance that compares well against the S&P 500 Information Technology Index and S&P 500 Index.

Annualized Total Stockholder Return

	1-Year (%) Fiscal 2018	3-Year (%) Fiscal 2016 – Fiscal 2018

NetApp, Inc.	65%	24%

S&P 500 Information Technology Index	27%	18%

S&P 500 Index	12%	8%

Compensation Objectives and Key Fiscal 2018 Compensation Actions

The Compensation Committee’s objectives for our executive compensation programs are:

•	Drive long-term stock price appreciation by linking a meaningful portion of executive compensation to financial and non-financial measures that will drive or reflect the creation of stockholder value;

•	Help recruit and retain experienced and highly qualified executives given the competitive labor environment in which the Company competes for such talent; and

•	Motivate our executives to perform to the best of their abilities while holding them accountable for business results, and for obtaining those results ethically.

In accordance with our program objectives, the Compensation Committee took the following key actions with respect to executive compensation in fiscal 2018:

Executive Incentive Compensation Plan (ICP)

In fiscal 2018, the cash awards under the Executive Incentive Compensation Plan (ICP) were tied to both Company financial and individual performance goals for fiscal 2018. In fiscal 2018, the Company adjusted non-GAAP

[5]	A reconciliation of non-GAAP to GAAP results can be found in Annex A.

operating profit to include stock-based compensation expense for purposes of determining incentive compensation, including executive incentive compensation. The Compensation Committee believes that this change incents conservative management of equity compensation. Based on the translation of performance relative to target Company financial goals, the executive incentive compensation pool was funded at 157.5% of target in fiscal 2018. See Components of Compensation- Executive ICP on page 33.

Long-Term Stock-Based Incentive Compensation

In fiscal 2018, the Compensation Committee granted performance-based restricted stock units (“PBRSUs”) and time-based restricted stock units (“RSUs”) to all of our NEOs. The target mix of equity awards was 75% PBRSUs and 25% RSUs for the CEO and 60% PBRSUs and 40% RSUs for the other NEOs. Half of the PBRSUs granted to each NEO in fiscal 2018 are scheduled to vest at the end of two years and the remaining PBRSUs are scheduled to vest at the end of three years. The PBRSU awards are earned based on NetApp’s relative TSR compared to the median TSR of companies listed on the S&P 1500 Composite Technology Hardware and Equipment Index and are intended to align the interests of the NEOs with the Company’s stockholders with respect to the long-term performance of the Company.

With respect to the PBRSUs granted in fiscal 2016 that vested in fiscal 2018, as a result of strong relative TSR, Mr. Kurian earned 163.3% of such PBRSUs and the other NEOs that received such grants earned 160.0% of such PBRSUs, based on NetApp’s relative TSR performance against the companies in the applicable index. Mr. Kurian’s share award as a percentage of target differed from that of the other NEOs because Mr. Kurian received his PBRSU award at a later date than the other NEOs due to his promotion to CEO in June 2016. With respect to the PBRSUs granted in fiscal 2017 that vested in fiscal 2018, the NEOs earned 200.0% of such PBRSUs, based on NetApp’s strong relative TSR performance against the companies in the applicable index.

For fiscal 2019, executives will receive PBRSUs that vest at the end of three years based on the achievement of a cumulative Adjusted Operating Income measure (weighted 50%), consistent with how Adjusted Operating Income is measured for the Executive ICP, in addition to relative TSR (weighted 50%). In addition, instead of measuring the performance objectives against the performance of an index, performance will be measured against a selected group of peer companies to increase the relevance of the benchmark to our business. See Components of Compensation- Long-Term Stock Based Incentive Compensation on page 36.

Key Elements of Fiscal 2018 Compensation

The following table describes the elements of our fiscal 2018 executive compensation program and the objectives for each element.

Type	Element	Key Characteristics	Objective	How We Determine Amount

Fixed	Base Salary	Fixed, regular cash compensation	Designed to promote excellence in the day-to-day management and operation of our business	Qualifications and experience, scope of responsibilities, future potential, past performance, tenure and competitive market data

Variable; annual; performance- based	Executive Incentive Compensation	Cash incentive tied to achievement of 2018 operating profit, revenue and individual performance metrics	Aligns executive compensation to our annual performance and creates accountability for NEOs to enhance the value of the Company and drive strategic objectives	Targets based on competitive market data and CEO recommendations

Fixed; long-term	Time-Based RSUs	Vest annually in equal installments over four years	Promotes retention while aligning the ultimate award value directly with changes in our stock price over the vesting period	Competitive market data and CEO recommendations

Variable; long-term; performance- based	PBRSUs	50% of PBRSUs vest after a two-year performance period and 50% vest after a three-year performance period based on our TSR compared to the S&P 1500 Technology Hardware and Equipment Index	Provides strong alignment between the interests of the NEOs and the stockholders	Competitive market data and CEO recommendations

Our Process for Determining and Administering Our Compensation Program

COMPENSATION LIFE CYCLE APRIL-JUNE JANUARY-MARCH JULY-SEPTEMBER OCTOBER-DECEMBER Review performance against goals; Approve all elements of compensation for NEOs for prior and current fiscal years Review compensation risk assessment and disclosure; Review equity usage and projections; Update Stock Plan, as appropriate; File proxy statement; Determine compensation consultant independence; Hold annual meeting, including director elections and say-on-pay vote Review and update peer group; Conduct competitive analysis; Develop or update incentive plans for next fiscal year Conduct shareholder outreach, as appropriate; Review compensation strategy and program, including incentive plans

At the outset of each fiscal year, the Compensation Committee establishes a formal planning calendar to ensure a consistent and deliberative approach to its executive compensation decisions, including scheduling its process for evaluating competitive market data, reviewing compensation strategy and ensuring that its pay programs support the business strategy, approving executive pay actions, administering executive incentive plans, and reporting outcomes to stockholders.

In making its decisions regarding compensation, the Compensation Committee obtains the advice and counsel of Farient Advisors LLC (“Farient”), the Compensation Committee’s independent compensation consultant. In fiscal 2018, Farient provided information and guidance on our compensation strategy, peer group, competitive pay levels and pay practices, investor trends, alignment between our executive pay and performance, design of our incentive plans, including performance measures and goals, our annual compensation risk assessment, and Board compensation. Farient did not provide any services to the Company other than those requested and approved by the Compensation Committee. The Compensation Committee assessed the independence of Farient pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Farient from independently representing the Compensation Committee.

The Compensation Committee also solicits input from our CEO regarding all elements of the compensation to be paid to those executives reporting to him, including all of the NEOs other than himself. As part of the annual review process, our CEO provides compensation recommendations for the executives consistent with our pay principles. His recommendations are based on his assessment of each NEO’s responsibilities and contributions to overall Company performance. With respect to compensation for our CEO, the Chair of the Compensation Committee solicits input from our CEO and the Board of Directors as to their perspectives of the CEO’s and the Company’s performance, and from Farient regarding CEO compensation relative to the market and Company performance. The Compensation Committee deliberates and makes decisions on our CEO’s compensation without the CEO present.

The Compensation Committee established an equity subcommittee. This subcommittee is currently composed of our CEO and the Executive Vice President of Human Resources. The subcommittee may award equity to employees who hold positions at the Vice President level or below according to equity grant guidelines established by the Compensation Committee each year, and provided that the equity subcommittee may not grant awards in excess of the pool authorized by the Compensation Committee.

Say-on-Pay

NetApp values the input of our stockholders on our compensation programs. We hold an advisory vote on executive compensation on an annual basis, and, following the recommendation of our stockholders on frequency of votes at the 2017 Annual Meeting, we will continue to do so. We also regularly communicate with our stockholders to better understand their opinions on governance issues, including compensation. Our stockholders will have the opportunity once again at this year’s Annual Meeting to endorse our executive compensation program through the stockholder advisory vote to approve executive compensation (commonly known as a “say-on-pay” vote) included as Proposal No. 4 in this Proxy Statement. Last year, over 97% of the stockholder votes cast on this proposal (excluding broker non-votes) in our September 2017 meeting were in favor of our executive compensation proposal. The Compensation Committee believes that the result of this vote affirms our stockholders’ support for our approach to executive compensation. Although the Compensation Committee’s consideration of fiscal 2018 executive compensation occurred earlier than September 2017, with compensation for most elements established by June 2017, deliberations of fiscal 2018 compensation did consider stockholder views on performance-based equity compensation. The Compensation Committee will continue to consider input from stockholders and the outcome of our annual say-on-pay votes when making future executive compensation decisions. We encourage you to review this CD&A, together with the compensation tables that follow, prior to casting your advisory vote on the “say-on-pay” proposal.

Competitive Market Data

To establish the market rate of pay for NEOs, the Compensation Committee reviews data from a targeted peer group of similarly situated technology companies. To determine the appropriate peer group, the Compensation Committee considers companies that are similar in one or more of the following criteria: revenue, number of employees, market capitalization and other comparable business considerations such as a change in industry dynamics (including mergers and acquisitions). In addition to focusing on our direct product line competitors, we consider other companies with whom we compete for talent in our various markets for which data is available.

For fiscal 2018, the Compensation Committee reviewed the Company’s compensation peer group used to benchmark compensation of our NEOs, as well as our broader executive population, with assistance and guidance from Farient. To determine pay levels, the Compensation Committee focused on a set of technology companies where the median revenue of the group approximates NetApp’s revenue and the business model characteristics of the group most closely resemble those of NetApp. The Compensation Committee also used relevant subsets of these peers to investigate certain other pay practices, including the mix of compensation vehicles and measures used in incentive plans.

The fiscal 2018 “Compensation Peer Group” consisted of:

Adobe Systems Inc.

Alphabet Inc.

Amazon Web Services

Apple Inc.

BMC Software

Broadcom Corporation

Brocade Communications Systems, Inc.

CA Technologies

Cisco Systems, Inc.

Citrix Systems, Inc.

CommVault Systems, Inc.

Dell/EMC

Hewlett-Packard Enterprise Company

Hitachi Data Systems

Intel Corporation

International Business Machines Corp.

Intuit Inc.

Juniper Networks, Inc.

KLA-Tencor Corp.

Logitech International

Marvell Technology

Micron Technology

Microsoft Corporation

Nimble Storage

Nutanix

Open Text

Oracle Corp.

Pure Storage

QLogic Corp.

QUALCOMM Incorporated

Red Hat, Inc.

Salesforce.com

SanDisk Corp.

SAP SE

Seagate Technology

Symantec Corporation

Teradata Corporation

VMware, Inc.

Western Digital Corp.

Yahoo! Inc.

Pay Positioning

The Compensation Committee has established a pay positioning philosophy that considers the highly competitive market for talent in which we participate and the relatively aggressive incentive goals for our organization. As a starting point, the Compensation Committee looked at each NEO’s current compensation and the ranges of base salary, target annual cash incentive and equity compensation at the 25th, 50th, and 75th percentiles within the Compensation Peer Group. The Compensation Committee then applied its judgment in determining proper levels of each component of compensation for NEOs. The end result for fiscal 2018 was a total compensation package for NEOs targeted at between the 50th and 65th percentile for total compensation relative to the Compensation Peer Group. The actual total compensation received by the NEOs approximated the median.

A majority of each NEO’s total compensation is performance-based, meaning that the actual value realized is subject to short-term financial performance, individual performance, or long-term stock price performance. Target pay positioning may vary by individual based on a wide range of considerations, including each executive’s role, skills, and overall impact on the management and strategic development of the Company.

Components of Compensation

Base Salary

The Compensation Committee determined that increases in the NEOs’ base salaries were merited due to their individual performance and leadership during the first phase of the Company’s transformation, as well as strong stockholder returns and to maintain market competitiveness. The fiscal 2018 base salaries were as follows:

Name	Fiscal 2017 Base Salary	Fiscal 2018 Base Salary	Percentage Increase
George Kurian	$875,000	$925,000	5.7%
Ronald J. Pasek	$550,000	$585,000	6.4%
Joel D. Reich	$475,000	$513,000	8.0%
Henri Richard	$550,000	$575,000	4.5%
Matthew K. Fawcett	$500,000	$520,000	4.0%

Executive ICP

The Compensation Committee annually approves metrics and goals for our Executive Compensation Plan (“Executive ICP”) with payment of incentives, if any, shortly following the end of the fiscal year. In fiscal 2018, the cash awards under the Executive ICP were tied to achievement of both Company and individual annual performance goals. The Compensation Committee believes that an incentive plan tied to operational and individual performance metrics drives accountability by our NEOS to achieve objectives that are important for ultimately driving stock price performance. This plan was designed to, among other things, satisfy the requirements for 162(m) deductibility of performance-based executive compensation expenses, however, except for certain grandfathered arrangements, the performance-based compensation exemption was eliminated as of January 1, 2018 with the passage of the Tax Cuts and Jobs Act of 2017.

Target Awards

Target Executive ICP awards for NEOs are set so that target total short-term cash compensation (salary plus target Executive ICP award) is between the 50th and 65th percentile relative to the Compensation Peer Group. For fiscal 2018, our NEOs’ target total short-term cash compensation was positioned at approximately the median relative to the Compensation Peer Group.

In fiscal 2018, the Compensation Committee increased Mr. Kurian’s target Executive ICP award from 160% to 170% of his salary in recognition of his experience and contributions as CEO and the competitive pay position to the market.

Name	Fiscal 2017 Target ICP Award % of Salary	Fiscal 2018 Target ICP Award % of Salary	Increase
George Kurian	160%	170%	10 p.p.
Ronald J. Pasek	110%	110%	0 p.p
Joel D. Reich	110%	110%	0 p.p.
Henri Richard	110%	110%	0 p.p.
Matthew K. Fawcett	80%	80%	0 p.p.

Threshold Goal and Determination of Awards

To earn any award under the Executive ICP for fiscal 2018, NetApp was required to achieve a threshold goal of $436 million in operating profit. If the threshold goal was not achieved, none of the participants in the Executive ICP were eligible to earn any incentive cash compensation. If NetApp achieved the operating profit threshold, each participant was eligible to earn a maximum award of 200% of such participant’s target award. The Compensation Committee could, in its discretion, reduce the actual award earned by each participant in accordance with achievement by the Company of revenue and operating profit goals (“Financial Goals”) and achievement by the NEO of individual Management Business Objectives (“MBOs”) tied to the Company’s strategic business objectives, as further described below.

Once the threshold goal was achieved, the Compensation Committee determined the Executive ICP pool based on company revenue (weighted 1/3rd) and Adjusted Operating Income (weighted 2/3rds). Subject to the limitation of the overall award pool, the Compensation Committee determined awards to each NEO based on a combination of financial performance relative to financial goals (75%) and the achievement by each NEO of their MBOs (25%) as shown below:

Financial Goals (75%) MBOs (25%) Revenue Adjusted Operating Income Individual Goals

Financial Goals

The Compensation Committee believes that the continued use of revenue and operating profit in our Executive ICP drove the right decisions and behaviors. Moreover, these measures are intended to reflect the Company’s business strategy, which includes making tradeoffs between operating profit and revenue growth, encouraging executives to make balanced decisions intended to benefit the Company as a whole, while mitigating the potential for executives taking undue risks. The measures, weighting and rationales for the Financial Goals are as follows:

Measure	Weighting	Rationale
Revenue	1/3rd	Encourage growth and the creation of stockholder value
Adjusted Operating Income	2/3rds	Encourage effective management of Company resources and the creation of stockholder value

The measure of non-GAAP operating profit is derived from net revenues from our products and services and the costs related to the generation of those revenues, such as cost of revenue, sales and marketing, research and development, and general and administrative expenses. Non-GAAP operating profit for fiscal 2018, both on an actual and target basis, excluded items that we believe are not reflective of our short-term operating performance, such as amortization of intangible assets, acquisition-related income and expenses, restructuring charges and gains on the sale of or losses on impairments of assets. We publicly disclose a detailed reconciliation of GAAP to non-GAAP net income and operating profit, along with other statement of operations items, on a regular basis with the Company’s quarterly earnings announcements. In early fiscal 2018, to incentivize disciplined use of equity by management, the Company adjusted non-GAAP operating profit to include stock-based compensation expense for purposes of determining incentive compensation, including Executive ICP (“Adjusted Operating Income”). The target Adjusted Operating Income for Executive ICP was set at $872 million. In fiscal 2017, we did not adjust non-GAAP operating profit to include stock-based compensation expense for purposes of calculating Executive ICP. If we had calculated it in the same manner as we calculated Adjusted Operating Income for fiscal 2018 (i.e. including $195 million in stock-based compensation expense), the Adjusted Operating Income for fiscal 2017 would have been $755 million.

Prior to or shortly after the beginning of each fiscal year, including fiscal 2018, the Board approves an annual operating plan (or “AOP”) that includes a measure of Adjusted Operating Income and revenue. The AOP is derived from results of the prior year as well as the Company’s expectations for its performance relative to its strategy, the Company’s competitors and the overall market for the upcoming year. The fiscal 2018 Adjusted Operating Income and revenue goals for Executive ICP were set at the expected level of achievement of the AOP.

For fiscal 2018, the portion (75%) of Executive ICP based on Financial Goals was calculated based on the Company’s achievement of revenue and Adjusted Operating Income versus targets, with revenue weighted at one-third and Adjusted Operating Income weighted at two-thirds. In establishing our Adjusted Operating Income and revenue goals, we set the targets shown in the chart below. The target Adjusted Operating Income for Executive ICP was set at $872 million. As noted above, if we had calculated Adjusted Operating Income for fiscal 2017, the actual Adjusted Operating Income for fiscal 2017 would have been $755 million. (†)

	Fiscal 2018 Revenue Goals ($MMs) (1/3rd weighting)	% of Target	% of Target Award	Fiscal 2018 Adjusted Operating Income Goals ($MMs) (2/3rds weighting)	% of Target	% of Target Award
Maximum	$6,325	110%	200%	$1,003	110%	200%
Target	$5,750	100%	100%	$872	100%	100%
Threshold	$4,888	85%	25%	$698	80%	20%
<Threshold	<$4,888	<85%	0%	<$698	<80%	0%
Fiscal 2018 Achievement	$5,911	103%	128%	$965	111%	171%

(†)	Amount of awards determined by interpolating for performance between discrete points shown in the table.

In fiscal 2018, the Company achieved 111% of our annual Adjusted Operating Income goal, translating into 171% of the target award, and 103% of our annual target revenue goal, translating into 128% of the target award. Based on the translation of performance relative to target goals for the blend of revenue and operating profit into a percent of target awards, the Executive ICP pool was funded at 157.5% of target.

Once the Executive ICP pool was determined, the Compensation Committee allocated the pool and calculated the actual awards for each executive based on achievement by the Company of the revenue and operating profit targets, which results were applied to 25% and 50% respectively of their award and the executive’s achievement of their MBOs and associated performance rating, which determined the payout percentage (0% to 200%) for the 25% of their target award allocated based on their individual MBOs.

Individual MBOs

For fiscal 2018, the 25% of the Executive ICP pool was allocated to awards based on individual performance, as measured by the achievement of an executive’s individual MBOs, each of which was designed to help achieve the Company’s strategic objectives and drive individual accountability. The MBOs for the NEOs related to the Company’s strategic objectives within the following categories: (1) Acquire new customers; (2) Win with the portfolio and become the hybrid cloud data leader; (3) Transform to excel operationally; and (4) Accelerate the organizational foundation.

At the end of fiscal 2018, Mr. Kurian considered each NEO’s achievement of his or her MBOs for the period and then determined each NEO’s individual rating on a scale of 1 to 5. Based on Mr. Kurian’s determination of the NEO’s rating, Mr. Kurian then recommended to the Compensation Committee a payout percentage of between 0% and 200% for each NEO of such NEO’s target individual MBO. After reviewing Mr. Kurian’s assessment and recommendation, the Compensation Committee determined and approved the payout percentage. For Mr. Kurian, the Compensation Committee, in consultation with Mr. Kurian, determined Mr. Kurian’s achievement of his MBOs. At the end of fiscal 2018, Mr. Kurian submitted the self-assessment to the Compensation Committee. After reviewing Mr. Kurian’s self-assessment and making its own evaluation of Mr. Kurian’s performance after consulting with the Board, the Compensation Committee determined and then approved Mr. Kurian’s payout amount in accordance with the chart below. In assessing Mr. Kurian’s achievements and approving his compensation, the Compensation Committee considered his achievements within a broader set of expectations including strategic leadership, organizational quality and effectiveness, management abilities, and responsiveness to economic conditions.

Based on the level of performance described above on both the Company and individual performance metrics for fiscal 2018, the incentive compensation payouts to the NEOs under the Executive ICP were as follows.

Name	Target Award	Target Corporate Financial Award	Corporate Financial Award as a % of Target (Weighted 75%)	Target Individual MBO	Individual MBO Award as a % of Target (Weighted 25%)	Actual Corporate Financial Award	Actual Individual MBO Award	Fiscal 2018 Executive ICP	Actual Award as a % of Target Award
George Kurian	$1,572,500	$1,179,375	157.5%	$393,125	114%	$1,857,516	$450,000	$2,307,516	147%
Ronald J. Pasek	$643,500	$482,625	157.5%	$160,875	120%	$760,134	$193,050	$953,184	148%
Joel D. Reich	$564,300	$423,225	157.5%	$141,075	85%	$666,579	$119,914	$786,493	139%
Henri Richard	$632,500	$474,375	157.5%	$158,125	150%	$747,141	$237,188	$984,328	156%
Matthew K. Fawcett	$416,000	$312,000	157.5%	$104,000	100%	$491,400	$104,000	$595,400	143%

Long-Term Stock-Based Incentive Compensation

The grant of equity awards to our NEOs is designed to align their interests with those of the stockholders and provide them with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business.

Equity award guidelines for our NEOs were targeted, on average, at approximately the 50th percentile relative to the Compensation Peer Group. The size of the actual equity grant to each NEO is designed to create a meaningful opportunity for stock ownership and is based on several factors, including the NEO’s current position, level of performance, strategic importance to the Company, potential for future responsibility and promotion over time, as well as the remaining share reserve under the Company’s equity plan. The Compensation Committee does not place any particular weight on any one individual factor and does not strictly adhere to any specific guidelines in making its determinations.

In fiscal 2018, the Compensation Committee granted PBRSUs and RSUs to all of our NEOs. As shown in the chart below, the target mix of equity awards was 75% PBRSUs and 25% RSUs for the CEO and 60% PBRSUs and 40% RSUs for the other NEOs. We believe that this mix of long-term performance-based versus time-based awards for these executives appropriately reflects their relative impact upon, and accountability for, our stock price performance over time.

CEO Other NEOs 25 75 40 60 PBRSUs Time-based RSUs PBRSUs Time-based RSUs

PBRSUs

The PBRSUs granted in fiscal 2018 allow the recipient to earn a variable number of shares of our common stock based on the relative performance of our TSR compared to the median TSR of companies listed in the S&P 1500 Composite Technology Hardware and Equipment Index (“Hardware and Equipment Index”), composed of 78 companies at the beginning of the performance period.

PBRSU Grant 50% of Grant 50% of Grant 2-Year RTSR 3-Year RTSR Relative TSR (1) Perf. Vs. S&P 1500 Tech Hardware & Equipment Index % of Target Shares (2) > +30% pts 200% 0% 100% -20% pts 50% < -20% pts 0% Shares awarded at end of Year 2 Shares awarded at end of Year 3

As depicted in the chart above, the fiscal 2018 PBRSUs have the following features:

•	50% of the total number of PBRSUs may be earned and issued at the end of a two-year performance period and 50% of the total number of PBRSUs may be earned and issued at the end of a three-year performance period.

•	The number of earned PBRSUs will be determined based on the Company’s TSR measured against the TSR of the companies listed in the Hardware and Equipment Index during separate two-year and three-year performance periods. At the end of each performance period, our TSR will be compared to the median TSR of the companies listed in the Hardware and Equipment Index at the end of the applicable performance period, and the actual award amount will be determined according to the relevant payout schedule.

•	The PBRSUs will not vest until the completion of the applicable performance period, and with limited exceptions for death, disability and qualifying retirement, vesting is subject to continued service through the vesting date, which is the last day of each performance period.

The Compensation Committee believes that TSR is an important indicator of the Company’s long-term performance and provides strong alignment between the interests of the NEOs and the stockholders. Separate performance periods help to moderate volatility and encourage and reward sustained and continuous growth which aligns the interests of the NEOs and our stockholders. The Hardware and Equipment Index was selected to measure performance because it represents the broader market against which we compete for talent and represents the broad range of our business operations while also being objectively determinable.

The performance period for the executives’ PBRSUs commenced on April 29, 2017 and will conclude at the end of our fiscal 2019 and fiscal 2020, respectively. As a result, the PBRSUs granted in fiscal 2018 were not eligible to vest in fiscal 2018.

The performance period for: (1) the PBRSUs granted in fiscal 2016 with a three-year vesting period and (2) the PBRSUs granted in fiscal 2017 with a two-year vesting period both ended as of April 27, 2018. The Compensation Committee certified the performance and vesting for the NEOs as follows:

Name	Award	Target Number of PBRSUs	PBRSUs Vested	Relative TSR %	% of Target Vested
George Kurian	Fiscal 2016 3-year Fiscal 2017 2-year	85,750 87,500	140,055 175,000	19% 47%	163.3% 200.0%
Ronald J. Pasek	Fiscal 2016 3-year Fiscal 2017 2-year	N/A 23,982	N/A 47,964	N/A 47%	N/A 200.0%
Joel D. Reich	Fiscal 2016 3-year Fiscal 2017 2-year	18,850 27,000	30,160 54,000	18% 47%	160.0% 200.0%
Henri Richard	Fiscal 2016 3-year Fiscal 2017 2-year	N/A 45,472	N/A 90,944	N/A 47%	N/A 200.0%
Matthew K. Fawcett	Fiscal 2016 3-year Fiscal 2017 2-year	20,300 19,500	32,480 39,000	18% 47%	160.0% 200.00%

The performance period for the fiscal 2016 three-year grants to Messrs. Reich and Fawcett began on April 27, 2015, whereas the performance period for the fiscal 2016 three-year grant to Mr. Kurian began on June 1, 2015 due to his promotion to CEO in June 2015. Messrs. Pasek and Richard were not employees at the time of the fiscal 2016 grants. The performance period for the fiscal 2017 two-year grants to all of the NEOs began on April 30, 2016 and ended on April 27, 2018.

Beginning in fiscal 2019, our executives will receive PBRSUs that vest at the end of three years based on continued employment with the Company and the achievement of a cumulative Adjusted Operating Income measure (weighted 50%), consistent with how Adjusted Operating Income is measured for the Executive ICP, in addition to relative TSR (weighted 50%). In addition, instead of measuring the relative TSR performance objectives against the performance of an index, performance will be measured against a selected group of peer companies to increase the relevance of the benchmark to our business. These changes will result in a uniform three-year vesting period for PBRSUs, instead of the two- and three-year vesting. Having the PBRSUs vest partly based on Adjusted Operating Income instead of completely based on relative TSR will also provide a more direct reward for long-term profitable growth.

50% of 3-Year RTSR Grant PBRSU Grant 50% 3-Year of Cum. AOI Grant

Time-Based RSUs

Time-based RSUs allow the recipient to earn a fixed number of shares of our common stock for their continued service to the Company. Recognizing that a large portion of the NEOs’ equity compensation is at risk through the PBRSU program discussed above, the Compensation Committee also grants time-based RSUs to promote retention while aligning the ultimate award value directly with changes in our stock price over the vesting period. The RSUs vest in equal annual installments on each annual anniversary of the grant date beginning on the first anniversary of the grant date, subject to continued service through the applicable vesting date. The mix of PBRSUs versus RSUs is reviewed by the Compensation Committee annually and may fluctuate from year to year.

The following chart shows the grants of PBRSUs and RSUs to our NEOs in fiscal 2018.

Name	Target Number of PBRSUs	Maximum Number PBRSUs (1)	RSUs
George Kurian	170,900	341,800	57,000
Ronald J. Pasek	55,000	110,000	36,000
Joel D. Reich	44,000	88,000	29,000
Henri Richard	57,000	114,000	38,000
Matthew K. Fawcett	30,000	60,000	20,000

(1)	This is based on a 200% maximum number of PBRSUs relative to target, per the terms of the award.

Alignment of Performance and Compensation

Each year the Compensation Committee, on behalf of the Board, requests that Farient evaluate the relationship between our executive compensation and our financial performance and stockholder return. In addition to conducting quantitative analyses commonly relied upon by independent proxy governance organizations to test the alignment of our CEO’s pay and performance, Farient uses its proprietary pay for performance alignment model to test whether the Company’s Performance-Adjusted CompensationTM (PACTM) was: (1) reasonable in comparison to the Company’s revenue size and the Compensation Peer Group (excluding outliers), and (2) sensitive to the Company’s TSR over time. PAC includes our CEO’s salary, actual annual incentive compensation, the performance-adjusted value of long-term incentives, averaged over three-year rolling periods, and the value of other compensation, as reported in the Summary Compensation Table. Performance is defined as TSR, averaged over the same three-year rolling periods. Each data point on the chart below, which is adjusted for inflation and the Company’s size, represents PAC over a three-year period and TSR for the same three-year period.

As indicated by the chart below, the Compensation Committee concluded there was a strong relationship between our CEO’s PAC and the Company’s performance. This is because our CEO’s PAC generally fluctuates with performance, recognizing that there is some variation in the pattern of pay since not all pay elements are directly dependent upon TSR. Although our CEO’s fiscal 2018 PAC was above the upper border of the Alignment Zone due to the high level of realizable pay as a result of NetApp’s 24% annualized TSR over the three-year period from fiscal 2016 through fiscal 2018, the Compensation Committee considered our CEO’s PAC to be reasonable over time.

NETAPP CEO Total PACTM VS. Peer Group pay for Performance alignment over 3 year period ending in year shown Annualized PACTM (218 $MMs) $5.9B Revenue Annualized 3-Year TSR

Based on its review of Farient’s analyses, the Compensation Committee was satisfied as to the coherence and integrity of our executive pay program because the Company’s pay practices move in concert with the Company’s performance.

The link between Company performance, the performance of our stock, and compensation for our NEOs is illustrated by the following charts, which show the portion of the major elements of the fiscal 2018 compensation for our NEOs disclosed in the Summary Compensation Table below.

Kurian Pay Mix - Fiscal 2018 8% 15% 77% Salary Annual Incentive Long-Term Stock Based Incentive Other NEO Aggregate Pay Mix - Fiscal 2018 13% 14% 73% Salary Annual Incentive Long-Term Stock Based Incentive

As these charts illustrate, most of Mr. Kurian’s compensation and the aggregate pay mix for the other NEOs (which varies depending on the NEO) is performance-based – the actual value realized is subject to the Company’s short-term financial performance or long-term stock price performance. By linking more of our NEOs’ total compensation to performance, the Company emphasizes variable pay, which is consistent with the Company’s pay-for-performance philosophy.

Stock Ownership Guidelines

The Board believes that stock ownership by the Company’s directors and executives helps to align the interests of the Company’s directors and executives with the interests of the Company’s stockholders. To extend and maintain that ownership perspective over time, the Company has established the following minimum share ownership guidelines for the Company’s directors, CEO, and Executive Vice Presidents:

Position	Guideline as a Multiple of Salary/Cash Board Retainer
Independent Directors	5x
CEO	5x
EVPs	2x

The Company’s executives had five years from the adoption date of these stock ownership guidelines in fiscal year 2013 (i.e. until fiscal 2018) to meet these guidelines. Newly appointed directors and executives have five years from the time they are elected, appointed, hired, or promoted, as the case may be, to meet these guidelines. The stock ownership guideline for directors was increased in May 2017 from three times their cash retainer to five times their cash retainer, and the directors have until May 2022 to meet the new guideline. Once achieved, ownership at the guideline amount must be maintained. All of the executives were in compliance with the guidelines as of the end of fiscal 2018. All of the directors, other than Ms. Kerr and Mr. Schenkel, also met the guidelines as of the end of fiscal 2018. Ms. Kerr and Mr. Schenkel were appointed to the Board in November 2017 and are not required to meet the guidelines until 2022.

Recovery of Incentive-Based Compensation

At the recommendation of the Compensation Committee, the Board adopted a policy that gives the Board discretion to require that designated Company employees, including the NEOs and all persons holding the position of Executive Vice President and Senior Vice President, repay cash incentive or equity compensation to the Company if the Board determines that the individual’s actions caused or partially caused the Company to materially restate all or a portion of its financial statements on which such compensation was calculated. Such determination must be made by the Board within three years of the date of filing of the applicable financial statements. The Compensation Committee believes that the Company’s clawback policy is in keeping with good standards of corporate governance and mitigates the potential for excessive risk taking by Company executives. The SEC is expected to adopt regulations requiring national listing exchanges to enact listing standards governing policies providing for the recovery of incentive-based compensation, and the Company will revise and update its clawback policy within the time periods necessary to comply with such listing standards.

Anti-Hedging and Anti-Pledging Policies

Our Board has adopted a policy prohibiting all employees, including the NEOs and members of the Board, from engaging in any hedging transactions with respect to any equity securities of the Company held by them, which includes the purchase of any financial instrument (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) designed to hedge or offset any decrease in the market value of such equity securities. In addition, under the Company’s Insider Trading Policy, employees of the Company, including the NEOs and members of the Board, are prohibited from pledging the Company’s securities as collateral for a loan.

Other Compensation for NEOs

Severance and Change of Control Arrangements

The Compensation Committee maintains change of control severance agreements for its key senior executives to: (1) assure we will have the continued dedication and objectivity of our senior executives, notwithstanding the possibility of a change of control of the Company, thereby aligning the interests of these key senior executives with those of the stockholders in connection with potentially advantageous offers to acquire the Company; and (2) create a total executive compensation plan that was competitive with our peer group. The Compensation Committee from time to time determines which key senior executives will receive a change of control severance agreement. Individuals are selected as needed to support the above outlined objectives.

The terms of the individual Change of Control Severance Agreements are described in further detail in the section below titled “Potential Payments upon Termination or Change in Control.” The Compensation Committee believes that these change of control severance agreements satisfy the objectives above and ensure that key executives are focused on the Company’s goals and objectives and the interests of our stockholders.

Effective June 22, 2016, the Company entered into Change of Control Severance Agreements with each of our NEOs, which superseded their existing Change of Control Severance Agreements, as amended. Please see “Termination of Employment and Change of Control Agreements – Change of Control Severance Agreements” below for further information on the new Change of Control Agreements.

Perquisites

Certain of our executives at the Executive Vice President level and above are eligible to participate in the Company’s Executive Retirement Medical Plan, which upon retirement provides a health reimbursement account to reimburse eligible retired executives for premiums paid for individual insurance covering the retiree and any eligible dependents for the period from January 1, 2017 through December 31, 2019. On or after December 31, 2019 but ending on December 31, 2021, participants in the Executive Retirement Medical Plan will be eligible to receive a lump sum cash payment equal to two years of projected health care costs, or a prorated portion thereof, pursuant to the methodology set forth in the Executive Retirement Medical Plan. The Executive Retirement Medical Plan terminates on December 31, 2019. In fiscal 2016, the Compensation Committee closed the Executive Retirement Medical Plan to the executives eligible for participation as of November 12, 2015 and participation in the plan is not offered to Company executives who were not eligible for the plan on that date. Mr. Kurian and Mr. Reich will be eligible to receive benefits under the Executive Retirement Medical Plan as well as a lump sum payment (or pro-rata portion) if they retire prior to 2019 or 2021, as applicable, and satisfy all of the requirements under the Executive Medical Retirement Plan. Our NEOs are also entitled to a preventative care medical benefit of up to $2,500 per calendar year not available to nonexecutives. The Compensation Committee approved the use of a car service by Mr. Kurian for travel between his residence and the office in an amount of up to $40,000 per year so that he can conduct business during his commute. In fiscal 2018, the expense for Mr. Kurian’s car service was $5,203. The Compensation Committee also approved payment by the Company of rental expenses for Mr. Reich for a residence and rental furniture in Sunnyvale, California, along with a gross-up for associated taxes. Although Mr. Reich is based on the Company’s Waltham, Massachusetts office, his position requires frequent travel to the Company’s headquarters in Sunnyvale. In fiscal 2018, the Company paid $109,513 for Mr. Reich’s housing related expenses.

Other Benefits and Reimbursements

NEOs are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and accidental death and dismemberment insurance, our 401(k) plan and our nonqualified deferred compensation program. Effective January 1, 2015, we match 100% of the first 2% of eligible earnings contributed to our 401(k) plan, and match 50% of the next 4% of eligible earnings contributed, up to a maximum of $6,000 per calendar year. Under the Company’s nonqualified deferred compensation program (discussed in further detail below), participating employees (including the NEOs) may defer a percentage of their compensation. The program permits contributions on a tax deferred basis in excess of IRS limits imposed on 401(k) plans as permitted and in compliance with Internal Revenue Code Section 409A. The only additional retirement benefits (other than the 401(k) plan) that we offer to certain of our NEOs are those under the Executive Retirement Medical Plan discussed above.

Tax Deductibility of Compensation

Prior to January 1, 2018, Section 162(m) of the Code generally disallowed a tax deduction to publicly held companies for compensation paid to certain executive officers to the extent that compensation exceeded $1 million per officer in any year unless such compensation was considered “performance-based compensation.” The Company generally sought to maximize the deductibility for tax purposes of all elements of compensation. For fiscal 2018, our 1999 Plan was structured so that any compensation recognized by an executive officer in connection with the exercise of his or her outstanding options under the plan would qualify as performance-based compensation and would not be subject to the $1 million limitation. In addition, our 1999 Plan allowed our Compensation Committee to structure the PBRSUs as performance-based compensation under Section 162(m), and our Executive Compensation Plan allowed us to structure our cash incentives that are paid thereunder to qualify for a deduction under Section 162(m). As a result of the Tax Cuts and Jobs Act, and except for certain grandfathered arrangements, Section 162(m) was amended to eliminate the deduction for performance-based compensation for periods after 2018. The Compensation Committee is expected to consider the potential future effects of Section 162(m) (as amended) when determining NEO compensation, including the added flexibility in structuring compensation in light of the elimination of the performance-based compensation deduction.

COMPENSATION COMMITTEE REPORT

The information contained in the following Compensation Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based upon such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:

Kathryn Hill, Chair

Gerald Held

George T. Shaheen

Richard P. Wallace

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

The table below summarizes the compensation information for the NEOs for fiscal 2018, fiscal 2017, and fiscal 2016.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
George Kurian	2018	925,000	—	9,611,646	—	2,307,516	—	15,205	12,859,367
Chief Executive Officer and President(6)	2017	875,000	—	6,179,678	—	1,920,650	—	29,913	9,005,241
	2016	786,538	44,990	8,196,616	—	477,366	—	8,813	9,514,323

Ronald J. Pasek	2018	585,000	—	3,757,967	—	953,184	—	11,751	5,307,902
Executive Vice President and Chief Financial Officer(7)	2017	550,000	—	3,458,446	—	795,424	—	17,418	4,821,288
	2016	31,731	—	—	—	—	—	208	31,939

Joel D. Reich	2018	513,000	—	3,013,903	—	786,493	—	120,848	4,434,244
Executive Vice President and General Manager, NetApp Storage Systems and Software Business Unit(8)	2017	475,000	—	2,324,632	—	673,894	—	147,656	3,621,182
	2016	419,454	24,202	2,243,252	—	180,589	—	10,967	2,878,463

Henri P. Richard	2018	575,000	—	3,920,631	—	984,328	—	16,975	5,496,934
Executive Vice President, Worldwide Field and Customer Operations(9)	2017	530,962	400,000	5,154,717	—	760,589	—	17,277	6,863,545

Matthew K. Fawcett	2018	520,000	—	2,063,490	—	595,400	—	8,724	3,187,614
Senior Vice President, General Counsel and Secretary(10)	2017	500,000	—	1,678,901	—	515,900	—	8,017	2,702,818
	2016	489,231	20,529	2,539,327	—	153,186	—	7,716	3,209,989

(1)	Our fiscal 2018 and fiscal 2017 were both 52-week years. Fiscal 2016 was a 53-week year and therefore the salary for 2016 contains an extra week of pay.

(2)	Amounts shown for fiscal 2016 represent a one-time discretionary bonus approved by the Compensation Committee in recognition of the recipients’ successful execution and completion of the acquisition of SolidFire, Inc. and the integration of the SolidFire, Inc. business into the Company. Amount shown for Mr. Richard in fiscal 2017 represents a one-time signing bonus in connection with the commencement of his employment with the Company.

(3)	Amounts shown represent the aggregate grant date fair value as calculated for financial statement reporting purposes in accordance with FASB ASC 718 for RSUs, PBRSUs and stock option awards, as applicable, granted in fiscal 2018, fiscal 2017, and fiscal 2016. The estimated fair value of PBRSUs is calculated based on the Monte Carlo simulation method at the date of grant. This estimated fair value for PBRSUs is different from (and lower than) the maximum value of PBRSUs set forth above. These amounts do not necessarily represent actual value that may be realized by the NEOs. Assumptions used in the valuations of these awards are included in Note 11 of the Annual Report.

(4)	Amounts shown include the portion of cash compensation deferred at the respective NEO’s election under the Company’s 401(k) plan and/or nonqualified deferred compensation plan, as applicable.

(5)	All Other Compensation Table

Name	Year	401(k) ($) (A)	Life Insurance Coverage ($) (B)	Other ($)		Total ($)
George Kurian	2018	6,000	4,002	5,203	(C)	15,205
	2017	6,000	4,002	19,911	(C)	29,913
	2016	6,000	2,813	—		8,813

Ronald J. Pasek	2018	6,000	5,751			11,751
	2017	12,000	5,418	—		17,418
	2016	—	208	—		208

Joel D. Reich	2018	6,329	5,006	109,513	(D)	120,848
	2017	6,433	4,584	136,639	(D)	147,656
	2016	6,915	4,052	—		10,967

Henri P. Richard	2018	6,000	10,975			16,975
	2017	10,064	7,213	—		17,277

Matthew K. Fawcett	2018	6,000	2,724			8,724
	2017	6,000	2,017	—		8,017
	2016	6,046	1,670	—		7,716

(A)	Amounts shown represent Company’s matching contributions under the tax-qualified 401(k) plan.

(B)	Amounts shown represent the imputed income of term life insurance coverage in excess of $50,000.

(C)	Amounts shown represent the use of a car service between Mr. Kurian’s residence and the office so that he may conduct business during his commute.

(D)	Amounts shown represent rental expenses for a residence and rental furniture in Sunnyvale, along with a gross-up for the taxes on those benefits.

(6)	Mr. Kurian became our CEO in June 2015. He previously served as our Executive Vice President of Product Operations, and first became an NEO effective September 20, 2013. Mr. Kurian received 147% of his eligible earnings for fiscal 2018, 137% of his eligible earnings for fiscal 2017, and 60.7 % of his eligible earnings for fiscal 2016.

(7)	Mr. Pasek received 148% of his eligible earnings for fiscal 2018, and 131% of his eligible earnings for fiscal 2017. Mr. Pasek became our Executive Vice President and Chief Financial Officer in March 2016.

(8)	Mr. Reich received 139% of his eligible earnings for fiscal 2018, 129% of his eligible earnings for fiscal 2017, and 43.1% of his eligible earnings for fiscal 2016. He first became a NEO effective June 2015.

(9)	Mr. Richard received 156% of his eligible earnings for fiscal 2018, and 130% of his eligible earnings for fiscal 2017. Mr. Richard became our Executive Vice President, Worldwide Field and Customer Operations in May 2016.

(10)	Mr. Fawcett received 143% of his eligible earnings for fiscal 2018, 129% of his eligible earnings for fiscal 2017, and 31.3% of his eligible earnings for fiscal 2016. Mr. Fawcett became our Senior Vice President, General Counsel and Secretary in September 2010.

Grants of Plan-Based Awards

The table below summarizes information concerning all plan-based awards granted to the NEOs during fiscal 2018, which ended on April 27, 2018.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
George Kurian	06/01/17	—	—	—	—	—	—	57,000	2,145,879
	06/01/17	—	—	—	42,725	85,450	170,900	—	3,735,874
	06/01/17	—	—	—	42,725	85,450	170,900	—	3,729,893
		345,950	1,572,500	3,145,000

Ronald J. Pasek	06/01/17	—	—	—	—	—	—	36,000	1,355,292
	06/01/17	—	—	—	13,750	27,500	55,000	—	1,202,300
	06/01/17	—	—	—	13,750	27,500	55,000	—	1,200,375
		141,570	643,500	1,287,000

Joel D. Reich	06/01/17	—	—	—	—	—	—	29,000	1,091,763
	06/01/17	—	—	—	11,000	22,000	44,000	—	960,300
	06/01/17	—	—	—	11,000	22,000	44,000	—	961,840
		124,146	564,300	1,128,600

Henri P. Richard	06/01/17	—	—	—	—	—	—	38,000	1,430,586
	06/01/17	—	—	—	14,250	28,500	57,000	—	1,246,020
	06/01/17	—	—	—	14,250	28,500	57,000	—	1,244,025
		139,150	632,500	1,265,000

Matthew K. Fawcett	06/01/17	—	—	—	—	—	—	20,000	752,940
	06/01/17	—	—	—	7,500	15,000	30,000	—	654,750
	06/01/17	—	—	—	7,500	15,000	30,000	—	655,800
		91,520	416,000	832,000

(1)	Amounts shown in these columns represent the range of possible cash payouts for each NEO under the Company’s Executive Compensation Plan, as determined by the Compensation Committee in May 2017. Please see the discussion in the “Executive ICP” section of the “Compensation Discussion and Analysis” above.

(2)	Represents awards of PBRSUs granted under the Stock Issuance Program of the 1999 Plan. Each PBRSU has performance-based vesting criteria (in addition to the service-based vesting criteria) such that the PBRSU cliff-vests at the end of either an approximate two-year or three-year performance period, which began on the date specified in the grant agreement and ends the last day of fiscal 2019 or 2020, respectively. The number of shares of common stock that will be issued to settle the PBRSUs at the end of the applicable performance and service period will range from 0% to 200% of a target number of shares originally granted, and will depend upon our TSR as compared to an index TSR (each expressed as a growth rate percentage) calculated as of the applicable period end date. For additional information regarding the specific terms of the PBRSUs granted to our NEOs in fiscal 2018, see the discussion of “PBRSUs” in the “Compensation Discussion and Analysis” above. Upon vesting, each PBRSU automatically converts into one share of Company common stock, and does not have an exercise price or expiration date.

(3)	The RSUs were granted under the Stock Issuance Program of the 1999 Plan. Each award vests as to 25% of the shares beginning on the first anniversary of the grant date and 25% on each of the next three anniversaries of the grant date, subject to the NEO’s continuous service with the Company through each such date.

(4)

The amounts shown represent the aggregate grant date fair value as calculated for financial statement reporting purposes in accordance with FASB ASC 718 for RSUs and PBRSUs, as applicable, granted in fiscal

2018. The estimated fair value of PBRSUs is calculated based on a Monte Carlo simulation method at the date on which the PBRSUs are granted. This estimated fair value for PBRSUs is different from (and lower than) the maximum value of PBRSUs set forth below. These amounts do not necessarily represent actual value that may be realized by the NEOs. Assumptions used in the valuations of these awards are included in Note 11 of the Annual Report.

(5)	The ratio of the number of shares subject to the target PBRSU awards and the RSUs awards is consistent with the mix of PBRSUs to RSUs described in the CD&A (that is, 75%/25% for our CEO and 60%/40% for our other NEOs), but the grant date fair values do not match these ratios. This discrepancy is a function of how values are calculated for financial statement reporting purposes in accordance with FASB ASC 718.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding stock options and stock awards held by the NEOs as of April 27, 2018.

			Option Awards					Stock Awards

	Grant Date		Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
			Exercisable	Unexercisable
George Kurian	06/03/2013	(1)	7,020	—	—	37.64	06/02/2020	—	—	—	—
	10/15/2013	(1)	36,000	—	—	40.70	10/14/2020	—	—	—	—
	06/03/2014	(2)	154,100	6,700	—	36.59	06/02/2021	—	—	—	—
	06/03/2014	(3)	—	—	—	—	—	13,275	894,735	—	—
	08/03/2015	(3)	—	—	—	—	—	21,450	1,445,730	—	—
	08/03/2015	(3)	—	—	—	—	—	21,450	1,445,730	—	—
	06/01/2016	(3)	—	—	—	—	—	43,725	2,947,065	—	—
	06/01/2016	(4)	—	—	—	—	—	—	—	87,500	5,897,500
	06/01/2017	(3)	—	—	—	—	—	57,000	3,841,800	—	—
	06/01/2017	(4)	—	—	—	—	—	—	—	85,450	5,759,330
	06/01/2017	(4)	—	—	—	—	—	—	—	85,450	5,759,330

Ronald J. Pasek	05/16/2016	(3)	—	—	—	—	—	48,096	3,241,670	—	—
	06/01/2016	(3)	—	—	—	—	—	24,231	1,633,169	—	—
	06/01/2016	(4)	—	—	—	—	—	—	—	23,983	1,616,454
	06/01/2017	(3)	—	—	—	—	—	36,000	2,426,400	—	—
	06/01/2017	(4)	—	—	—	—	—	—	—	27,500	1,853,500
	06/01/2017	(4)	—	—	—	—	—	—	—	27,500	1,853,500

Joel D. Reich	06/01/2011	(1)	5,000	—	—	53.22	05/31/2018	—	—	—	—
	11/15/2013	(1)	25,000	—	—	41.42	11/14/2020	—	—	—	—
	06/03/2014	(2)	700	700	—	36.59	06/02/2021	—	—	—	—
	06/03/2014	(3)	—	—	—	—	—	3,250	219,050
	06/23/2015	(3)	—	—	—	—	—	5,700	384,180	—	—
	06/23/2015	(3)	—	—	—	—	—	6,850	461,690	—	—
	06/01/2016	(3)	—	—	—	—	—	27,000	1,819,800	—	—
	06/01/2016	(4)	—	—	—	—	—	—	—	27,000	1,819,800
	06/01/2017	(3)	—	—	—	—	—	29,000	1,954,600	—	—
	06/01/2017	(4)	—	—	—	—	—	—	—	22,000	1,482,800
	06/01/2017	(4)	—	—	—	—	—	—	—	22,000	1,482,800

Henri P. Richard	06/01/2016	(3)	—	—	—	—	—	45,472	3,064,813	—	—
	06/01/2016	(4)	—	—	—	—	—	—	—	45,473	3,064,880
	06/15/2016	(5)	—	—	—	—	—	26,607	1,793,312	—	—
	06/01/2017	(3)	—	—	—	—	—	38,000	2,561,200	—	—
	06/01/2017	(4)	—	—	—	—	—	—	—	28,500	1,920,900
	06/01/2017	(4)	—	—	—	—	—	—	—	28,500	1,920,900

Matthew K. Fawcett	06/01/2011	(1)	21,500	—	—	53.22	05/31/2018	—	—	—	—
	06/03/2013	(1)	15,625	—	—	37.64	06/02/2020	—	—	—	—
	06/03/2014	(2)	22,959	2,296	—	36.59	06/02/2021	—	—	—	—
	06/03/2014	(3)	—	—	—	—	—	10,625	716,125	—	—
	06/23/2015	(3)	—	—	—	—	—	9,700	653,780	—	—
	06/23/2015	(3)	—	—	—	—	—	5,700	384,180	—	—
	06/01/2016	(3)	—	—	—	—	—	19,500	1,314,300	—	—
	06/01/2016	(4)	—	—	—	—	—	—	—	19,500	1,314,300
	06/01/2017	(3)	—	—	—	—	—	20,000	1,348,000	—	—
	06/01/2017	(4)	—	—	—	—	—	—	—	15,000	1,011,000
	06/01/2017	(4)	—	—	—	—	—	—	—	15,000	1,011,000

(1)	All shares subject to the option are fully vested.

(2)	For this option, 1/48th of the shares subject to the option vest monthly in equal installments over four years measured from the grant date, subject to continued service through each applicable vesting date.

(3)	For these awards, 1/4th of the RSU shares awarded on the grant date vest over four years on each anniversary of the grant date, subject to continued service on each applicable vesting date.

(4)	These awards are PBRSUs. The number of shares and value of the shares reported in the table is the target amount as of April 27, 2018. Up to an additional 100% of the target amount may be earned, depending on the relative performance of our TSR compared to the median TSR of the companies listed in the Hardware and Equipment Index.

(5)	For this award, 1/2 of the RSU shares awarded on the grant date vest on the first anniversary of the grant date and 1/2 of the RSU shares vest on the second anniversary of the grant date, subject to continued service through each applicable vesting date.

Option Exercises and Stock Vested for Fiscal 2018

The following table provides information regarding options and stock awards exercised and vested, respectively, and the value realized for each of the NEOs during fiscal 2018.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
George Kurian	103,080	910,966	467,105	(3)	28,367,965
Ronald J. Pasek	—	—	72,075	(4)	4,843,207
Joel D. Reich	32,700	596,854	125,444	(5)	7,609,951
Henri P. Richard	—	—	132,708	(6)	8,038,560
Matthew K. Fawcett	89,220	1,116,342	123,530	(7)	7,125,844

(1)	Represents the product obtained by multiplying (1) the number of shares of the Company’s common stock issued upon the exercise of stock options; by (2) the excess of the closing price of the Company’s common stock on the Nasdaq Global Select Market on the exercise date over the exercise price per share.

(2)	Represents the product obtained by multiplying (1) the number of shares of the Company’s common stock issued upon the vesting of RSUs and PBRSUs; by (2) the closing price of the Company’s common stock on the Nasdaq Global Select Market on the vesting date.

(3)	Of this amount, 231,549 shares were withheld by the Company to satisfy tax withholding requirements.

(4)	Of this amount, 32,840 shares were withheld by the Company to satisfy tax withholding requirements.

(5)	Of this amount, 61,009 shares were withheld by the Company to satisfy tax withholding requirements.

(6)	Of this amount, 52,484 shares were withheld by the Company to satisfy tax withholding requirements.

(7)	Of this amount, 59,881 shares were withheld by the Company to satisfy tax withholding requirements.

Nonqualified Deferred Compensation

Under the Company’s Deferred Compensation Plan, key employees, including the NEOs, may defer from 1% to 100% of the compensation they receive. The Deferred Compensation Plan allows contributions on a tax deferred basis in excess of IRS limits imposed on 401(k) plans as permitted and in compliance with Internal Revenue Code Section 409A. Eligible employees may defer an elected percentage of eligible earnings that include base salary, sales incentive compensation, and Company incentive compensation. Eligible employees are director level and higher employees who are on the U.S. payroll. Elections made under the Deferred Compensation Plan are irrevocable for the period (plan year) to which they apply, and cannot be changed or terminated. If no new election is made for a subsequent plan year, the election will be 0%. Previous elections do not carry forward.

Interest (earnings) generated by amounts held in the plan is not calculated by the Company or related to the Company’s earnings in the last fiscal year. Instead, deferrals are placed (at the participant’s direction) into a variety of publicly traded mutual funds administered through Fidelity Investments. The mutual funds available mirror those in our 401(k) plan. Available mutual funds are selected and monitored by the 401(k) Committee, which is comprised of a group of executives (none of whom are NEOs), with input from an outside investment advisor as well as Fidelity Investment Advisors. Participants are permitted to make changes to their investment choices (but not their deferral percentages) at any time, but always within the family of publicly traded mutual funds. Neither common stock of the Company nor securities of any other issuers are included among the investment choices. However, it is possible that common stock of the Company may compose a portion of the portfolio of investments held by these mutual funds.

At the time of initial election, the participant must also elect a distribution option. Distribution options include a Separation Account (paid six months after termination of employment) or an In-Service Account (paid at a specified fixed future date). Participants are not permitted to change the timing of a Separation Account. In-Service Account distributions begin on January 15 of the specified year, and deferrals must be at least two years old before distribution can begin. Participants are permitted to delay the timing of an In-Service Account, but any such modification to timing must delay the distribution for at least five years.

The following table represents the executive contributions, earnings and account balances for the NEOs in the Deferred Compensation Plan.

Nonqualified Deferred Compensation for Fiscal 2018

Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
George Kurian	—	—	—	—	—
Ronald J. Pasek	—	—	4,106	—	195,882
Joel D. Reich	—	—	—	—	—
Henri P. Richard	86,250	—	11,996	—	166,077
Matthew K. Fawcett	121,385	—	9,935	—	140,175

(1)	The Company does not make contributions to the Deferred Compensation Plan.

(2)	The amounts in this column correspond to a composite of the actual market earnings on a group of investment funds selected by the applicable NEO for purposes of tracking the notional investment return on his account balance for fiscal 2018. No portion of the reported amount was “above market” or “preferential.” Accordingly, amounts reported in the aggregate earnings column are not reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.

Pension Benefits

The Company does not provide pension benefits or a defined contribution plan to the NEOs other than the tax-qualified 401(k) plan.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

Potential Payments upon Termination or Change of Control

Change of Control Severance Agreements

On June 22, 2016, the Company entered into Change of Control Severance Agreements (the “Change of Control Agreements”) with key senior executives, including each of the NEOs, which superseded their prior change of control severance agreements.

The Compensation Committee believes these agreements are necessary for us to retain key senior executives in the event of an acquisition of the Company. In approving the agreements, the Compensation Committee’s objectives were to (1) assure we would have the continued dedication and objectivity of our senior executives, notwithstanding the possibility of a change of control of the Company, thereby aligning the interests of these key senior executives with those of the stockholders in connection with potentially advantageous offers to acquire the Company; and (2) create a total executive compensation plan that is competitive with our Compensation Peer Group.

Term of Change of Control Severance Agreement

Each Change of Control Agreement has a term of three years. If a Change of Control (as defined below) occurs at any time during the term of the agreement, the term of the Change of Control Agreement will extend automatically for 24 months following the effective date of the Change of Control. If a senior executive becomes entitled to severance benefits pursuant to his or her Change of Control Agreement, the Change of Control Agreement will not terminate until all of obligations of the Change of Control Agreement have been satisfied.

Circumstances Triggering Payment under Change of Control Severance Agreement

Each Change of Control Severance Agreement provides that if the Company terminates a senior executive’s employment without Cause (as defined below) or if the senior executive resigns for Good Reason (as defined below), and such termination or resignation occurs on or within 24 months after a Change of Control, the senior executive will receive certain benefits (as described below). The senior executive will not be entitled to any benefits, compensation or other payments or rights upon his or her termination following a Change of Control other than as set forth in his or her Change of Control Severance Agreement.

If the senior executive voluntarily terminates his or her employment with the Company (other than for Good Reason during the period that is on or within 24 months after a Change of Control), or if the Company terminates the senior executive’s employment for Cause, then the senior executive will not be entitled to receive severance or benefits except for those (if any) provided in the Company’s existing severance and benefits plans and practices or pursuant to other written agreements with the Company.

If the Company terminates the senior executive’s employment as a result of the senior executive’s disability, or if the senior executive’s employment terminates due to his or her death, then the senior executive will not be entitled to receive severance or benefits, except for those (if any) provided in the Company’s existing severance and benefits plans and practices or pursuant to other written agreements with the Company.

If the senior executive voluntarily terminates his or her employment and such termination is for Good Reason, or if the Company terminates the senior executive’s employment without Cause, and in either event such termination does not occur on or within 24 months after a Change of Control, then the senior executive will not be entitled to receive severance or benefits except for those (if any) as provided in the Company’s existing severance and benefits plans and practices or pursuant to other written agreements with the Company.

The Company has general severance guidelines applicable to all employees, including the NEOs, providing for additional months of pay and welfare benefits based on years of service, plus periods of access to a career center and office resources, one-on-one coaching, and access to an online jobs database, but payment of any severance and other benefits pursuant to the guidelines is discretionary. For NEOs, these severance guidelines provide for up to twelve months salary and continuation of welfare benefits and payment of prorated non-equity incentive plan benefits. However, if the senior executive is eligible to receive any payments under his or her Change of Control Severance Agreement, the senior executive will not be eligible to receive any payments or benefits pursuant to any Company severance plan, policy, guidelines or other arrangement.

Timing and Form of Severance Payments under Change of Control Severance Agreement

Unless otherwise required by Section 409A of the Internal Revenue Code, any severance payments to be made pursuant to the Change of Control Severance Agreement will be paid in a lump sum as soon as practicable following the senior executive’s termination date. No severance or other benefits will be paid or provided until a separation agreement and release of claims between the senior executive and the Company becomes effective. If the senior executive should die before all of the severance has been paid, any unpaid amounts will be paid in a lump-sum payment to the senior executive’s designated beneficiary.

Severance Payments Under Change of Control Severance Agreement

If the Company terminates a senior executive’s employment without Cause or if the senior executive resigns for Good Reason and such termination occurs on or within 24 months after a Change of Control, the senior executive will receive the following benefits:

•	The sum of (1) 150% (200% in the case of Mr. Kurian) of the senior executive’s annual base salary as in effect immediately prior to the senior executive’s termination date or (if greater) at the level in effect immediately prior to the Change of Control; and (2) 150% (200% in the case of Mr. Kurian) of the senior executive’s target annual bonus in effect immediately prior to the senior executive’s termination date or (if greater) at the level in effect immediately prior to the Change of Control;

•	All expense reimbursements, wages, and other benefits due to the senior executive under any Company plan or policy (except that a senior executive will not be eligible to receive any benefits under any Company severance plan, policy or other arrangement); and

•	Accelerated vesting of the senior executive’s outstanding equity awards as follows:

•	Equity awards subject to time-based vesting will vest as to that portion of the award that would have vested through the 48-month period following the applicable senior executive’s termination date had the senior executive remained employed through such period. Additionally, the senior executive will be entitled to accelerated vesting as to an additional 100% of the then unvested portion of all of his or her outstanding equity awards that are scheduled to vest pursuant to performance-based criteria, if any, unless otherwise provided in the applicable award agreement governing the equity award.

•	Each senior executive will have one year following the date of his or her termination in which to exercise any outstanding stock options or other similar rights to acquire Company stock (but such post termination exercise period will not extend beyond the original maximum term of the award).

•	If the senior executive elects continuation coverage pursuant to COBRA for himself or herself and his or her eligible dependents, the Company will reimburse the senior executive for the COBRA premiums for such coverage until the earlier of (1) 18 months (24 months in the case of Mr. Kurian); or (2) the date upon which the senior executive and/or the senior executive’s eligible dependents are covered under similar plans.

Conditions to Receipt of Severance under Change of Control Severance Agreement

The senior executive’s receipt of any payments or benefits under the Change of Control Severance Agreement will be subject to the senior executive continuing to comply with the terms of any confidential information agreement entered into between the senior executive and the Company and complying with the provisions of the Change of Control Severance Agreement. Additionally, the receipt of any severance payment under the Change of Control Severance Agreement is conditioned on the senior executive signing and not revoking a separation agreement and release of claims with the Company, with such release to be effective no later than March 15 of the year following the year in which the termination occurs.

Excise Tax under Change of Control Severance Agreement

In the event that the severance payments and other benefits payable to the senior executive pursuant to his or her Change of Control Severance Agreement constitute “parachute payments” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then the senior executive’s severance benefits will be either (1) delivered in full; or (2) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by the senior executive on an after-tax basis of the greatest amount of benefits. To the extent the senior executive’s severance benefits are delivered in full, the Company will not provide the senior executive any tax gross-up to cover the cost of any excise tax.

Definitions Contained in Change of Control Severance Agreement

Each Change of Control Severance Agreement defines “Cause” as: (1) the senior executive’s continued intentional and demonstrable failure to perform his or her duties customarily associated with his or her position (other than any such failure resulting from the senior executive’s mental or physical disability) after the senior executive has received a written demand of performance from the Company and the senior executive has failed to cure such nonperformance within 30 days after receiving such notice; (2) the senior executive’s conviction of, or plea of nolo contendere to, a felony that the Board of Directors reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business; or (3) the senior executive’s commission of an act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against, and causing material harm to, the Company.

Each Change of Control Severance Agreement defines “Change of Control” as any of the following events: (1) a change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (either, a “Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company, except that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board of Directors will not be considered a Change of Control; (2) a change in the effective control of the Company which occurs on the date that a majority of the members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (3) a change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. Notwithstanding the foregoing provisions of this definition, a transaction will not be deemed a Change of Control unless the transaction qualifies as a change of control event within the meaning of Section 409A of the Internal Revenue Code.

Mr. Kurian’s Change of Control Severance Agreement defines “Good Reason” as his termination of employment within 90 days following the expiration of any cure period following the occurrence of any of the following, without his consent: (1) a material reduction of his authority or responsibilities, provided that a reduction of authority or responsibilities that occurs as a direct consequence of a Change of Control and the Company becoming part of larger entity will not be considered a material reduction of Mr. Kurian’s authority or responsibilities; and any change which results in Mr. Kurian ceasing to have the same functional supervisory authority and responsibility following a Change of Control or a change in Mr. Kurian’s reporting position so that he no longer directly reports to the Chief Executive Officer or Board of Directors of the parent entity following a Change of Control will constitute a material reduction of his authority or responsibilities; (2) a material reduction in his base salary or target annual incentive (“Base Compensation”), unless the Company also similarly reduces the Base Compensation of all other employees of the Company; (3) a material change in the geographic location at which he must perform services; (4) any purported termination of his employment for “Cause” without first satisfying the procedural protections set forth in his agreement; or (5) the failure of the Company to obtain the assumption of the agreement by a successor and/or acquirer and an agreement that he will retain substantially similar responsibilities in the acquirer or the merged or surviving company as he had prior to the transaction.

The Change of Control Severance Agreement for each of the other senior executives, including the other NEOs, defines “Good Reason” as the termination of employment within 90 days following the occurrence of any of the following, without the senior executive’s consent: (1) a material reduction of the senior executive’s authority or responsibilities, relative to the senior executive’s authority or responsibilities in effect immediately prior to such reduction, or a change in the senior executive’s reporting position such that the senior executive no longer reports directly to the officer position or its functional equivalent to which the senior executive was reporting immediately prior to such change in reporting position (unless the senior executive is reporting to the comparable officer position of the parent corporation in a group of controlled corporations following a Change of Control); (2) a material reduction in the senior executive’s base salary or target annual incentive (“Base Compensation”), unless the Company also similarly reduces the Base Compensation of all other employees of the Company with positions, duties and responsibilities comparable to the senior executive’s; (3) a material change in the geographic location at which the senior executive must perform services; (4) any purported termination of the senior executive’s employment for “Cause” without first satisfying the procedural protections set forth in his or her agreement; or (5) the failure of the Company to obtain the assumption of the agreement by a successor and/or acquirer and an agreement that the senior executive will retain substantially similar responsibilities in the acquirer or the merged or surviving company as he or she had prior to the transaction.

PBRSUs

In the event of a change of control of the Company prior to the expiration of the applicable two or three-year performance period for a PBRSU grant, the relative performance of the Company’s TSR using the per share value of the Company’s common stock payable to stockholders in connection with the change of control will be measured against the median TSR of the companies listed in the Hardware and Equipment Index for the same period to determine the number of shares that vest at the end of the applicable performance period based on the payout schedule described in the “PBRSUs” section of the “Compensation Discussion & Analysis” of this proxy (such vesting, the “Change of Control Vesting”), subject to continuous service by the NEO through the end of the performance period. If the NEO is terminated without “Cause” or resigns for “Good Reason” (each as defined in the NEO’s Change of Control Agreement) prior to the first anniversary (and, in the case of Mr. Kurian, the second anniversary) of the Change of Control, the vesting of the PBRSUs will accelerate upon the date on which the NEO is terminated or resigns and the number of PBRSUs that vest will be determined in accordance with the Change of Control Vesting. If the NEO’s employment terminates due to the NEO’s death or permanent disability (a “Qualifying Termination), then the measurement period for TSR shall terminate on the date of the Qualifying Termination and the number of PBRSUs that vest (measured based on the actual performance of the Company’s TSR against the median TSR of the companies listed in the Hardware and Equipment Index) will be prorated based the percentage of time worked during the applicable performance period. In the event of the voluntary termination of employment by the NEO either (a) after reaching 62 years of age or (b) on or after reaching 55 years of age following a minimum of ten (10) years of continuous service to the Company of its subsidiaries, the NEO’s PBRSUs will remain outstanding through the applicable performance period and the number of PBRSUs that vest will be prorated based the percentage of time worked during the applicable performance period.

Executive Medical Retirement Plan

The Company adopted the Executive Medical Retirement Plan (the “Medical Plan”) in 2005. As a result of changes in market compensation practices and changes in the healthcare market, the Medical Plan was closed to new participants in November 2015 and in November 2016 the plan design was amended, effective January 1, 2017, to reduce costs to the Company. The Medical Plan will terminate on December 31, 2019. To participate in the Medical Plan, individuals must have been in the position of CEO or Executive Vice President as of November 12, 2015 and also meet certain age and service requirements as of the date of retirement. As amended, the Medical Plan provides a health reimbursement account to reimburse eligible retired executives for premiums paid for individual insurance covering the retiree and any eligible dependents for the period from January 1, 2017 through December 31, 2019. On or after December 31, 2019 but ending on December 31, 2021, participants in the Medical Plan will be eligible to receive a lump sum cash payment equal to two years of projected health care costs, or a prorated portion thereof, pursuant to the methodology set forth in the Medical Plan.

The only NEOs who could qualify to participate in the Medical Plan are Messrs. Kurian and Reich. They will only receive benefits outlined in the Medical Plan if they were to retire prior to December 31, 2021 and have met all Medical Plan requirements. Assuming Messrs. Kurian and Reich retired on April 27, 2018, the last day of our fiscal year, and satisfied all Medical Plan requirements, the present value of the benefits that each of Mr. Kurian and Mr. Reich would have been entitled to receive is $172,000 and $161,000, respectively. Note that these amounts represent the present value of benefits to be received based on certain actuarial assumptions and it is likely that actual costs will differ from the assumptions utilized and scenarios presented.

Estimated Payments Upon Termination of Employment and/or a Change of Control

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of the NEOs serving as of the end of fiscal 2018 pursuant to the Change of Control Severance Agreements in effect at that time. Payments and benefits are estimated assuming that the triggering event took place on the last business day of fiscal 2018 (April 27, 2018), and the price per share of the Company’s common stock is the closing price of the Nasdaq Global Select Market as of that date of $67.40. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments of benefits, any actual payments and benefits may be different.

		Potential Payments Upon

		Involuntary Termination Other Than For Cause				Voluntary Termination For Good Reason

Name	Type of Benefit	Prior to Change of Control ($)		On or Within 24 Months Following Change of Control ($)		Prior to Change of Control ($)		On or Within 24 Months Following Change of Control ($)
George Kurian	Cash severance payments	—		5,165,000	(1)	—		5,165,000	(1)
	Vesting acceleration of time-based equity (2)	—		10,781,487	(3)	—		10,781,487	(3)
	Vesting acceleration of PBRSUs	17,461,832	(4)	34,832,320	(3)(5)	17,461,832	(4)	34,832,320	(3)(5)
	Continued coverage of employee benefits (6)(9)	—		49,100		—		49,100
	Total termination benefits	17,461,832		50,827,907		17,461,832		50,827,907
	Total previously vested equity value	5,917,936		5,917,936		5,917,936		5,917,936
	Full “walk away” value	23,379,768		56,745,843		23,379,768		56,745,843

		Potential Payments Upon

		Involuntary Termination Other Than For Cause				Voluntary Termination For Good Reason

Name	Type of Benefit	Prior to Change of Control ($)		On or Within 24 Months Following Change of Control ($)		Prior to Change of Control ($)		On or Within 24 Months Following Change of Control ($)
Ronald J. Pasek	Cash severance payments	—		1,842,750	(7)	—		1,842,750	(7)
	Vesting acceleration of time-based equity (2)	—		2,231,547	(3)	—		2,231,547	(3)
	Vesting acceleration of PBRSUs	5,244,315	(4)	10,646,908	(3)(5)	5,244,315	(4)	10,646,908	(3)(5)
	Continued coverage of employee benefits (8)	—		36,400		—		36,400
	Total termination benefits	5,244,315		14,757,605		5,244,315		14,757,605
	Total previously vested equity value	—		—		—		—
	Full “walk away” value	5,244,315		14,757,605		5,244,315		14,757,605
Joel D. Reich	Cash severance payments	—		1,615,950	(7)	—		1,615,950	(7)
	Vesting acceleration of time-based equity (2)	—		3,496,037	(3)	—		3,496,037	(3)
	Vesting acceleration of PBRSUs	4,897,634	(4)	9,570,800	(3)(5)	4,897,634	(4)	9,570,800	(3)(5)
	Continued coverage of employee benefits (8)(9)	—		27,700		—		27,700
	Total termination benefits	4,897,634		14,710,487		4,897,634		14,710,487
	Total previously vested equity value	741,967		741,967		741,967		741,967
	Full “walk away” value	5,639,601		15,452,454		5,639,601		15,452,454
Henri P. Richard	Cash severance payments	—		1,811,250	(7)	—		1,811,250	(7)
	Vesting acceleration of time-based equity (2)	—		5,117,177	(3)	—		5,117,177	(3)
	Vesting acceleration of PBRSUs	7,287,879	(4)	13,813,360	(3)(5)	7,287,879	(4)	13,813,360	(3)(5)
	Continued coverage of employee benefits (8)	—		27,700		—		27,700
	Total termination benefits	7,287,879		20,769,487		7,287,879		20,769,487
	Total previously vested equity value	—		—		—		—
	Full “walk away” value	7,287,879		20,769,487		7,287,879		20,769,487

		Potential Payments Upon

		Involuntary Termination Other Than For Cause				Voluntary Termination For Good Reason

Name	Type of Benefit	Prior to Change of Control ($)		On or Within 24 Months Following Change of Control ($)		Prior to Change of Control ($)		On or Within 24 Months Following Change of Control ($)
Matthew K. Fawcett	Cash severance payments	—		1,404,000	(7)	—		1,404,000	(7)
	Vesting acceleration of time-based equity (2)	—		3,375,025	(3)	—		3,375,025	(3)
	Vesting acceleration of PBRSUs	3,437,333	(4)	6,672,600	(3)(5)	3,437,333	(4)	6,672,600	(3)(5)
	Continued coverage of employee benefits (8)	—		38,200		—		38,200
	Total termination benefits	3,437,333		11,489,825		3,437,333		11,489,825
	Total previously vested equity value	1,477,237		1,477,237		1,477,237		1,477,237
	Full “walk away” value	4,914,570		12,967,062		4,914,570		12,967,062

(1)	Pursuant to the applicable terms of Mr. Kurian’s Change of Control Severance Agreement, as amended, in effect on April 27, 2018, this amount represents the sum of 200% of the Mr. Kurian’s annual base salary and 200% of Mr. Kurian’s target annual bonus.

(2)	Reflects the aggregate value of unvested option grants with exercise prices less than or equal to $67.40, the closing price of our common stock on the Nasdaq Global Select Market on April 27, 2018, and other equity awards. For unvested option grants with exercise prices less than or equal to $67.40, aggregate market value is determined by multiplying (1) the number of shares subject to such options as of April 27, 2018; by (2) the difference between $67.40 and the exercise price of such options. Does not reflect any dollar value associated with the acceleration of options with exercise prices in excess of $67.40. For unvested RSUs, aggregate market value is determined by multiplying (1) the number of shares subject to such awards as of April 27, 2018; by (2) $67.40. If there is no amount listed in this row, all of the senior executive’s unvested outstanding options have an exercise price in excess of $67.40 and the individual does not hold any unvested restricted stock and/or RSUs.

(3)	Pursuant to the applicable terms of the Change of Control Severance Agreement in effect on April 27, 2018, equity awards that are subject to time-based vesting will vest as to that portion of the award that would have vested through the 48-month period following the senior executive’s termination date had the senior executive remained employed through such period. Additionally, the senior executive will be entitled to accelerated vesting as to an additional 100% of the then-unvested portion of all of his outstanding equity awards that are scheduled to vest pursuant to performance-based criteria, unless otherwise provided in the applicable award agreement governing the equity award. Under the terms of the grant agreements for the PBRSUs, the performance period for the grant is deemed to end upon a change of control of the Company and the Company’s TSR is measured against the median TSR of the companies listed in the Hardware and Equipment Index and the actual award amount.

(4)	Pursuant to the terms of the grant agreement for the PBRSUs, if the senior executive’s employment terminates due to the his or her death or permanent disability (a “Qualifying Termination”), then the measurement period for TSR shall terminate on the date of the Qualifying Termination and the number of PBRSUs that vest (measured based on the actual performance of the Company’s TSR against the median TSR of the companies listed in the Hardware and Equipment Index) will be prorated based the percentage of time worked during the applicable performance period.

(5)	Pursuant to the terms of the grant agreement for the PBRSUs, the vesting of the PBRSUs will accelerate upon the date on which the senior executive is terminated or resigns and the number of PBRSUs that vest will be determined in accordance with the Change of Control Vesting. For purposes of this table, the closing price of the Company’s common stock on April 27, 2018 ($67.40) is used as the per share value of the Company’s common stock payable to stockholders in connection with the change of control.

(6)	Pursuant to the applicable terms of the Change of Control Severance Agreement in effect on April 27, 2018, if Mr. Kurian continuation coverage pursuant to COBRA for himself and his eligible dependents, the Company will reimburse Mr. Kurian for the COBRA premiums for such coverage until the earlier of (1) 24 months; or (2) the date upon which Mr. Kurian and/or his eligible dependents are covered under similar plans.

(7)	Pursuant to the applicable terms of the Change of Control Severance Agreement in effect on April 27, 2018, this amount represents the sum of 150% of the senior executive’s annual base salary and 150% of the senior executive’s target annual bonus.

(8)	Pursuant to the applicable terms of the Change of Control Severance Agreement in effect on April 27, 2018, if the senior executive elects continuation coverage pursuant to COBRA for the senior executive and his or her eligible dependents, the Company will reimburse the senior executive for the COBRA premiums for such coverage until the earlier of (1) 18 months; or (2) the date upon which the senior executive and/or his or her eligible dependents are covered under similar plans.

(9)	Assumes that the senior executive elects to continue coverage of employee benefits under COBRA, and does not continue coverage under the Medical Plan. Please see the section entitled “Executive Medical Retirement Plan” for further information on the value of benefits provided through the Medical Plan.

Equity Compensation Plan Information

The following table provides information as of April 27, 2018 with respect to the shares of the Company’s common stock that may be issued under the Company’s existing equity compensation plans. The table does not include information with respect to shares subject to outstanding options and awards granted under equity compensation plans assumed by the Company in connection with mergers and acquisitions of the companies that originally granted those options and awards. Footnote 5 to the table sets forth the total number of shares of common stock issuable upon the exercise of those assumed options and awards as of April 27, 2018 and the weighted-average exercise price.

	A	B	C
	Number of Securities to be Issued upon Exercise of Outstanding Options, and vesting of RSU and PBRSU Awards (#)(2)	Weighted- Average Exercise Price of Outstanding Options ($)(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#) (Excluding Securities Reflected in Column A)(4)

Equity compensation plans approved by stockholders (1)	9,810,676	$38.07	30,720,611

Equity compensation plans not approved by stockholders (5)	—	—	—

Total (6)	9,810,676	38.07	30,720,611

(1)	The category consists of the 1999 Plan and the Purchase Plan.

(2)

Includes 941,404 shares of common stock issuable upon exercise of outstanding options, 7,408,560 shares of common stock issuable upon vesting and payout of shares subject to outstanding RSU awards and 1,460,712 shares of common stock issuable upon vesting and payout of shares subject to PBRSU awards, assuming the maximum number of shares vest. Excludes purchase rights accruing under the Company’s

Purchase Plan. The Purchase Plan was approved by the stockholders in connection with the initial public offering of the Company’s common stock. Under the Purchase Plan, each eligible employee may purchase up to 1,500 shares of common stock at semiannual intervals on the last business day of May and November of each year at a purchase price per share equal to 85% of the lower of (1) the closing selling price per share of common stock on the employee’s entry date into the two-year offering period in which that semiannual purchase date occurs; or (2) the closing selling price per share on the semiannual purchase date.

(3)	Column B does not take into account shares issuable upon the vesting of outstanding RSUs and PBRSUs, which have no exercise price.

(4)	Includes (1) 23,658,009 shares of common stock available for issuance under the 1999 Plan; and (2) 7,062,602 shares available for issuance under the Purchase Plan. As of July 15, 2018, 19,097,234 shares were available for issuance under the 1999 Plan. As of July 15, 2018, 5,858,216 shares are available for issuance under the Purchase Plan.

(5)	The table does not include information for equity compensation plans assumed by the Company in connection with mergers and acquisitions of the companies that originally established those plans. As of April 27, 2018, there were a total of 698,699 shares subject to outstanding awards under all equity compensation plans assumed by the Company in connection with mergers and acquisitions, of which 281,798 shares were subject to outstanding option awards and 416,901 shares were subject to outstanding restricted stock or RSU awards. The outstanding stock options had a weighted-average exercise price of $8.19 per share and a weighted-average remaining term of 6.90 years as of such date. No additional awards may be granted under those assumed plans.

(6)	As of April 27, 2018, there were a total of 11,490,683 shares subject to outstanding awards under all of the Company’s equity compensation plans, including equity compensation plans assumed by the Company in connection with mergers and acquisitions, of which 1,223,202 shares were subject to outstanding option awards and 10,267,481 shares were subject to outstanding full value awards. The outstanding stock options had a weighted-average exercise price of $31.19 per share and a weighted-average remaining term of 3.48 years as of such date. As of July 15, 2018, there were a total of 10,180,750 shares subject to outstanding awards under all of the Company’s equity compensation plans, including equity compensation plans assumed by the Company in connection with mergers and acquisitions, of which 817,840 shares were subject to outstanding option awards and 9,362,910 shares were subject to full value awards. The outstanding stock options had a weighted-average exercise price of $29.79 and a weighted-average remaining term of 3.54 years as of such date.

PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of George Kurian, our CEO.

To identify the median of the annual total compensation of all our employees, we relied on a methodology and certain material assumptions, adjustments, and estimates as described in this paragraph. We determined our median employee from the global Company employee population (except the CEO) as of March 5, 2018 (a date within the last three months of the Company’s last completed fiscal year) using expected annual total compensation for fiscal 2018 as of March 5, 2018. Expected annual total compensation included base salary, cash incentive payments, commissions, the grant date value of any equity awards and the value of fringe benefits received. All foreign currencies were converted to U.S. dollars using the exchange rates in effect on March 5, 2018. We annualized the salaries but not the cash and equity incentive compensation of the employees that were not employed by the Company for the full fiscal year. We did not exclude any employees from the calculation of the median or use any cost-of-living adjustments.

After we determined the median employee, we calculated the median employee’s annual total compensation for fiscal 2018 as of April 27,2018 in the same manner that we calculate our CEO’s total compensation as shown in the Summary Compensation Table. We determined that the median employee’s annual total compensation was $157,467. Our CEO’s annual total compensation was $12,859,367 as shown in the Summary Compensation Table. The fiscal 2018 ratio of our CEO’s annual total compensation to that of our median employee is 82:1.

NetApp believes that its methodology, which is consistent with the requirements of the SEC, yielded a reasonable estimate of the pay ratio. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices. Thus, the pay ratio reported by other companies may not be comparable to the pay ratio we are reporting, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2018, the members of the Compensation Committee were Robert T. Wall (through September 14, 2017), Gerald Held, Kathryn M. Hill (from September 14, 2017), George T. Shaheen, Stephen M. Smith (through February 7, 2018) and Richard P. Wallace. None of these individuals was at any time during fiscal 2018, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

CERTAIN TRANSACTIONS WITH RELATED PARTIES

Our Corporate Governance and Nominating Committee is responsible for the review, approval, and ratification of transactions with related persons. Specifically, the Corporate Governance and Nominating Committee has the authority to:

•	Consider questions of possible conflicts of interest of members of our Board and corporate officers;

•	Review actual and potential conflicts of interest of members of our Board and corporate officers, and clear any involvement of such persons in matters that may involve a conflict of interest;

•	Establish policies and procedures for the review and approval of “related person transactions,” as defined in applicable SEC rules;

•	Conduct ongoing reviews of potential related person transactions; and

•	Review and approve all related person transactions.

Pursuant to the SEC’s rules and regulations, “related persons” include, but are not limited to, the Company’s directors, executive officers, and beneficial owners of more than 5% of the Company’s outstanding common stock. If the determination is made that a related person has a material interest in any Company transaction, then the Corporate Governance and Nominating Committee, consisting of all independent directors, is responsible for reviewing and approving or ratifying it. An approved transaction would be disclosed in accordance with the SEC rules if required. If the related person at issue is a director of the Company, or a family member of a director, then that director would not participate in those discussions.

AUDIT COMMITTEE REPORT

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee has reviewed and discussed the Company’s consolidated financial statements with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm (“Deloitte & Touche”). The Audit Committee has discussed with Deloitte & Touche the matters required to be discussed by Statement of Auditing Standards 1301 adopted by the Public Company Accounting Oversight Board (“PCAOB”) regarding “Communications with Audit Committees,” and Rule 2-07 of SEC Regulation S-X.

The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 27, 2018, as filed with the SEC on June 19, 2018.

Submitted by the Audit Committee

of the Board of Directors:

Alan L. Earhart, Chairman

Deborah L. Kerr

T. Michael Nevens

Scott F. Schenkel

MANAGEMENT PROPOSALS

PROPOSAL NUMBER 1:

ELECTION OF DIRECTORS

Introduction

At the Annual Meeting, eight (8) directors will be elected to serve until the 2019 Annual Meeting or until successors for such directors are elected and qualified, or until the death, resignation or removal of such directors.

The Board has nominated for re-election eight (8) of the Company’s current directors, as listed below:

T. Michael Nevens	Deborah L. Kerr	George T. Shaheen

Gerald Held	George Kurian	Richard P. Wallace

Kathryn M. Hill	Scott F. Schenkel

Deborah L. Kerr and Scott F. Schenkel were recommended to the Board of Directors by a third-party search firm and appointed to the Board on November 15, 2017. Each person nominated has consented to being named in this Proxy Statement and has agreed to serve as a director, if elected. The Board has no reason to believe that any nominee will be unavailable or will decline to serve as a director. In the event, however, that any nominee is unable or declines to serve as a director, the proxies will be voted for any nominee who is designated by our Board to fill the vacancy and following appropriate disclosure of the identity of that individual. The proxies solicited by this Proxy Statement may not be voted for more than eight (8) nominees.

Information Regarding the Nominees

Information regarding the qualifications and experience of each of the nominees may be found in the section of this proxy titled “Our Board of Directors.”

Vote Required

In an uncontested election of directors, to be elected to our Board, each nominee must receive the affirmative vote of shares representing a majority of the votes cast, meaning that the number of votes “FOR” such nominee must exceed the number of votes “AGAINST” such nominee. Under our Corporate Governance Guidelines, each director is required to submit in advance an irrevocable, conditional resignation that will be effective only upon both (1) the failure to receive the required vote at the next stockholders’ meeting at which the director faces reelection; and (2) our Board’s acceptance of such resignation. If an incumbent director fails to receive the required vote for reelection, the Corporate Governance and Nominating Committee will act to determine whether to accept the director’s irrevocable, conditional resignation and will submit its recommendation to our Board for consideration.

Recommendation of the Board

Our Board of Directors Unanimously Recommends That Stockholders

Vote FOR Proposal Number 1

PROPOSAL NUMBER 2:

AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED 1999 STOCK OPTION PLAN

Introduction

We are asking our stockholders to approve an amendment to the Company’s Amended and Restated 1999 Stock Option Plan (the “1999 Plan”) to increase the number of shares that may be issued thereunder by 9,000,000. The Compensation Committee, pursuant to authority delegated by the Board, has approved the increase in the number of shares reserved for issuance under the 1999 Plan, subject to approval from stockholders at the Annual Meeting. The Company’s NEOs and directors have an interest in this Proposal Number 2 due to their participation in the 1999 Plan.

The 1999 Plan is intended to increase incentives and to encourage stock ownership on the part of eligible employees, non-employee directors and consultants who provide significant services to the Company and its affiliates. The Company believes strongly that the approval of this amendment to the 1999 Plan will enable the Company to continue to use the 1999 Plan to achieve our goals in attracting and retaining our most valuable asset: our employees. Offering a broad-based equity compensation program is vital to attracting and retaining highly skilled people in our industry. The Company believes that employees who have a stake in the future success of our business become highly motivated to achieve our long-term business goals and increase stockholder value. Our employees’ innovation and productivity are critical to our success in a highly competitive and fast-paced industry. The 1999 Plan is designed to assist in recruiting, motivating and retaining talented employees who help us achieve our business goals, including creating long-term value for stockholders.

Following review and deliberation by both our Board and the Compensation Committee and pursuant to final authority delegated by our Board, the Compensation Committee approved the increase to the number of shares reserved for issuance under the 1999 Plan. In determining the number of shares reserved for issuance under the 1999 Plan, our Board and Compensation Committee considered a number of factors, including:

•	Historical Grant Practices. The Board and Compensation Committee considered the historical number of equity awards that the Company has granted in the past three years. Our burn rate, which we define as the number of options granted plus adjusted RSUs granted and PBRSUs vested (adjusted consistent with the ISS volatility multiplier) each year divided by the weighted average shares of common stock outstanding for that fiscal year, calculated for each of the past three years, and averages is 4.56%.

•	Historical Share Grant and Delivery/Vesting Table. The table below is provided to highlight the timing of both the issuance and delivery of PBRSUs and time-based RSUs and the issuance and exercise of options under all of the Company’s equity plans. Generally, all RSUs and options issued to the Company’s employees have time-vesting requirements. Performance-based issuances are granted upon the achievement of Company performance goals and are delivered after the satisfaction of additional time-vesting requirements. The Company believes this additional disclosure is important to evaluate the dilutive impact of its equity compensation programs.

	Shares Granted			Shares Delivered/Vested/Exercised (#)

	2016	2017	2018	2016	2017	2018
Options(1)	—	—	—	1,168,166	1,690,465	1,966,222

PBRSUs(2)	1,124,400	1,107,820	930,800	—	131,073	439,199

RSUs(3)	5,649,443	4,847,177	3,480,920	3,331,733	3,157,616	2,847,222

Total	6,773,843	5,954,997	4,411,720	4,499,899	4,979,154	5,252,643

(1)	Reflects options granted and options exercised during the past three fiscal years.

(2)	Units become eligible to vest upon achievement of Company performance goals within specified time periods.

(3)	Units subject to time vesting requirements.

•	Forecasted Grant Practices. For fiscal 2019, we currently forecast granting full value awards (in the form of RSUs) and PBRSUs covering 6,955,400 shares, which is equal to 2.66% of our common stock outstanding as of July 15, 2018. We also forecast cancellation of options and forfeitures of RSUs and PBRSUs of approximately 2,000,000 shares over this period, based on our projections. If our expectation for cancellations is accurate, our net grants (grants less cancellations) for fiscal 2018 would be approximately 4,955,400 shares, or approximately 1.9% of our common stock outstanding as of July 15, 2018. If approved, the amendment to the 1999 Plan would increase the number of shares issuable under the 1999 Plan by an additional 9,000,000 shares, bringing the total number of shares available for future grants to 28,097,234 shares as of July 15, 2018, assuming that the additional 9,000,000 shares were available for grant on that date. We believe, and the Board and Compensation Committee considered, that this expected forecast will provide us with a share reserve that will allow us to make equity awards for expected new hires, focal awards, any special retention needs and employee growth through any opportunistic acquisitions or hiring for fiscal 2018. On behalf of our Board, the Compensation Committee expects that the total available shares for issuance under the 1999 Plan (as proposed to be amended) should be sufficient to cover the Company’s projected equity awards for the current, as well as into the following, fiscal year. Consistent with its practice in prior years, the Company anticipates making future requests for additional increases in the share reserve on an annual basis so that stockholders can routinely evaluate the 1999 Plan’s continued effectiveness. However, circumstances such as a change in business conditions, our compensation programs, or our strategy could alter this projection and our expectations.

•	Awards Outstanding Under Existing Grants and Dilutive Impact. As of July 15, 2018, we have outstanding stock options covering approximately 817,840 shares, approximately 7,320,198 unvested RSUs and approximately 2,042,712 unvested PBRSUs, assuming that the maximum number of granted PBRSUs vest. On behalf of our Board, the Compensation Committee evaluated the value of available awards (adjusted for the relative dilutive cost of stock options vs. full value shares), based on outstanding awards under the 1999 Plan as a percentage of the Company’s market capitalization, and determined that authorizing 9,000,000 additional shares for issuance under the 1999 Plan, in addition to shares remaining available for issuance under the 1999 Plan, was reasonable relative to accepted technology industry norms of value transfer. Accordingly, the approximately 10,180,750 shares subject to outstanding awards (commonly referred to as the “overhang”) represent approximately 3.9% of our outstanding shares as of July 15, 2018, and the total of approximately 28,097,234 shares that would be available for issuance if Proposal Number 2 is approved would represent an additional 10.75% of our outstanding shares. Based on this analysis, the Compensation Committee concluded that the total overhang percentage was within the 25th and 75th percentile of its Compensation Peer Group and would not result in excessive overhang for stockholders.

Current Awards Outstanding

Set forth below is information regarding shares currently outstanding under all of the Company’s equity compensation plans, including the 1999 Plan and equity compensation plans assumed by the Company in connection with mergers and acquisitions.

Selected Data as of July 15, 2018

Number of shares subject to outstanding awards under all of the Company’s equity compensation plans, including equity compensation plans assumed by the Company in connection with mergers and acquisitions(1)	10,180,750

Number of shares subject to outstanding options	817,840

Weighted average exercise price of outstanding options	$29.7868

Weighted average remaining term of outstanding options (in years)	3.54

Number of shares subject to outstanding RSUs	7,320,198

Number of shares subject to outstanding PBRSUs (assuming maximum vest)	2,042,712

Shares remaining for grant under the 1999 Plan (before Proposal No. 2 is approved)	19,097,234

Shares remaining for grant under the 1999 Plan (assuming this Proposal No. 2 is approved)	28,097,234

Shares remaining for grant under all other equity compensation plans	0

(1)	Does not include shares of common stock reserved for issuance under the Company’s Employee Stock Purchase Plan. See Proposal No. 3 for additional information regarding these shares. Under the 1999 Plan, shares subject to full value awards granted on or after the 2013 Annual Meeting will count against the share reserve as two shares for every one share subject to such an award. To the extent that a share that was subject to an award that counted as two shares against the 1999 Plan reserve is returned to the 1999 Plan, then the 1999 Plan reserve will be credited with two shares that will thereafter be available for issuance under the 1999 Plan.

Description of the 1999 Plan

The following paragraphs provide a summary of the principal features of the 1999 Plan and its operation. The 1999 Plan is set forth in its entirety and is attached as Appendix A to this Proxy Statement with the SEC. The following summary is qualified in its entirety by reference to the complete text of the 1999 Plan.

The 1999 Plan is divided into five separate equity programs:

1.	Discretionary Option Grant Program. Under the Discretionary Option Grant Program, the Plan Administrator (as defined below) is able to grant options to purchase shares of stock at an exercise price not less than the fair market value of those shares on the grant date.

2.	Stock Appreciation Rights Program. Under the Stock Appreciation Rights Program, the Plan Administrator is able to grant stock appreciation rights that will allow individuals to receive the appreciation in share price between the date of grant and the exercise date for shares subject to the award.

3.	Stock Issuance Program. Under the Stock Issuance Program, the Plan Administrator is able to make direct issuances of shares of stock either through the issuance (or promise to issue) or immediate purchase of such shares or as a bonus for services rendered by participants on such terms as the Plan Administrator deems appropriate. In addition, the Plan Administrator is able to make grants of RSUs on such terms as the Plan Administrator deems appropriate.

4.	Performance Share and Performance Unit Program. Under the Performance Share and Performance Unit Program, the Plan Administrator is able to grant performance shares and performance units, which are awards that will result in a payment to a participant only if the performance goals or other vesting criteria established by the Plan Administrator are achieved or the awards otherwise vest.

5.	Automatic Award Program. Under the Automatic Award Program, non-employee directors automatically receive award grants at periodic intervals to purchase or receive shares of stock.

Administration of the 1999 Plan

The Compensation Committee of the Board administers the 1999 Plan (in this role, the “Plan Administrator”). The members of the Compensation Committee qualify as non-employee directors under Rule 16b-3 of the Exchange Act.

Subject to the terms of the 1999 Plan and the delegation described below, the Plan Administrator has the sole discretion to select the employees, consultants, non-employee directors and other independent advisors who will receive awards, determine the terms and conditions of awards (for example, the exercise price and vesting schedule), and interpret the provisions of the 1999 Plan and outstanding awards; provided, however, that the Company is unable (without the approval of stockholders) to reduce the exercise price of any outstanding stock options or stock appreciation rights granted under the 1999 Plan or cancel any outstanding stock options or stock appreciation rights and immediately replace them with new stock options or stock appreciation rights with a lower exercise price, awards of a different type, and/or cash. Administration of the Automatic Award Program is self-executing in accordance with the terms of the program, but the Plan Administrator has discretion to revise the amount or type of award made under the program on a prospective basis. Subject to the terms of our Compensation Committee charter, the terms of the 1999 Plan, and applicable law, the Compensation Committee may delegate any part of its authority and powers under the 1999 Plan to a subcommittee. This subcommittee is currently comprised of our CEO and the Company’s Executive Vice President of Human Resources. The subcommittee may award equity to employees who hold positions at the Vice President level or below according to equity grant guidelines established by the Compensation Committee each year, and provided that the equity subcommittee may not grant awards in excess of the pool authorized by the Compensation Committee. References to the “Plan Administrator” in this Proposal Number 2 also refer to the subcommittee where authority has been delegated to it. Only the Compensation Committee itself can make awards to participants who are subject to Section 16(b) of the Exchange Act (such officers are referred to herein as “executive officers”).

Shares Subject to the 1999 Plan

If Proposal Number 2 is approved, a total of 166,180,429 shares will be reserved for issuance under the 1999 Plan. As of July 15, 2018, (1) 9,635,656 shares were subject to outstanding awards granted under the 1999 Plan, of which 607,659 shares were subject to option awards, 6,985,285 shares were subject to full value RSU awards and 2,042,712 shares were subject to PBRSUs, assuming that the maximum number of granted PBRSUs vest; and (2) 19,097,234 shares remained available for any new awards to be granted in the future. Shares subject to full value awards granted on or after the 2013 Annual Meeting will count against the share reserve as two shares for every one share subject to such an award. To the extent that a share that was subject to an award that counted as two shares against the 1999 Plan reserve pursuant to the preceding sentence is returned to the 1999 Plan, the 1999 Plan reserve will be credited with two shares that will thereafter be available for issuance under the 1999 Plan. If the exercise price of an award under the 1999 Plan is paid with shares, or if shares otherwise issuable under the 1999 Plan are withheld by the Company to satisfy any withholding taxes incurred in connection with the exercise of an award or the vesting or disposition of exercised shares or stock issuances under the 1999 Plan, then the number of shares available for issuance under the 1999 Plan will be reduced by the gross number of shares for which the award is exercised or the gross number of exercised shares or stock issuances which vest, and not by the net number of shares issued to the holder of such award or exercised shares or stock issuances. With respect to stock appreciation rights, all of the shares covered by the award (that is, shares actually issued pursuant to a stock appreciation right, as well as the shares of common stock that represent payment of the exercise price) will cease to be available under the 1999 Plan. The 1999 Plan and applicable law prohibits the Company from adding shares that have been repurchased by the Company using stock option exercise proceeds to the number of shares available for issuance under the 1999 Plan without stockholder approval. As of July 15, 2018, the outstanding option awards have a weighted-average exercise price of $37.22 per share and a weighted-average remaining term of 2.47 years. The closing price of our common stock was $82.70 on July 13, 2018, which was the last trading day before July 15, 2018.

If an award expires or is cancelled without having been fully exercised or vested, the unvested or cancelled shares generally will be returned to the available pool of shares reserved for issuance under the 1999 Plan. Also, in the event any change is made to our common stock issuable under the 1999 Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, merger, reorganization, consolidation, recapitalization, exchange of shares, or other change in capitalization of the Company affecting the outstanding common stock as a class without the Company’s receipt of consideration, appropriate adjustments will be made to (1) the maximum number and/or class of securities issuable under the 1999 Plan; (2) the maximum number, value and/or class of securities for which any one individual may be granted stock options, stock appreciation rights, stock issuances, RSUs, or performance shares or performance units under the 1999 Plan per calendar year; (3) the class, value and/or number of securities and the purchase price per share in effect under each outstanding award; and (4) the class, value and/or number of securities for which automatic awards are to be subsequently made under the Automatic Award Program. The Plan Administrator will make adjustments to outstanding awards to prevent the dilution or enlargement of benefits intended to be provided thereunder.

Eligibility

All of our employees (including employees of any parent or subsidiary, our Chief Executive Officer and the three most highly compensated officers), our non-employee members of the Board and any consultants and other independent advisors who provide services to the Company (or any parent or subsidiary of the Company) are eligible to receive awards under the 1999 Plan. However, the Company does not currently grant equity awards to its consultants or other independent advisors who provide services to the Company. No non-employee member of the Board participating in the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs may be granted, in any calendar year of the Company, awards (whether settled in cash or stock) with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of more than $1,000,000. For purposes of clarification, this limitation only applies to awards granted under the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs and does not apply to the value of awards non-employee Board members may receive under the Automatic Award Program. No non-employee member of the Board participating in the Automatic Award Program may be granted, in any calendar year, awards (whether settled in cash or stock) with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of more than $1,000,000.

As of July 15, 2018, approximately 10,600 employees and 8 non-employee Board members were eligible to participate in the 1999 Plan.

Discretionary Option Grant Program

A stock option is the right to acquire shares at a fixed exercise price for a fixed period of time. Under the Discretionary Option Grant Program, the Plan Administrator may grant nonstatutory stock options and/or incentive stock options (which entitle the recipients, but not the Company, to more favorable tax treatment). The Plan Administrator will determine the number of shares covered by each option, but during any calendar year and subject to the provisions of the 1999 Plan, no participant may be granted options and/or stock appreciation rights covering more than 3,000,000 shares in the aggregate.

The exercise price of each option is set by the Plan Administrator, but cannot be less than 100% of the fair market value of the shares covered by the option on the date of grant. The exercise price of an incentive stock option must be at least 110% of fair market value if on the grant date the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries.

An option granted under the Discretionary Option Grant Program cannot be exercised until it becomes vested. The Plan Administrator establishes the vesting schedule of each option at the time of grant. Options become exercisable at the times and on the terms established by the Plan Administrator. To the extent that the aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options that first become exercisable by any participant during any calendar year is greater than $100,000, the excess above $100,000 will be treated as a nonstatutory stock option. Options granted under the 1999 Plan expire at the times established by the Plan Administrator, but not later than seven years after the grant date.

Stock Appreciation Rights Program

A stock appreciation right is the right to receive the appreciation in fair market value between the date of grant and exercise date, for shares subject to the award. We can pay the appreciation in either cash or shares or in some combination thereof. Stock appreciation rights will become exercisable at the times and on the terms established by the Plan Administrator, subject to the terms of the 1999 Plan. Subject to the provisions of the 1999 Plan, no participant will be granted stock appreciation rights and/or options covering more than 3,000,000 shares in the aggregate during any calendar year. The exercise price of each stock appreciation right is set by the Plan Administrator, but cannot be less than 100% of the fair market value of the shares covered by the award on the date of grant. A stock appreciation right granted under the 1999 Plan cannot be exercised until it becomes vested. The Plan Administrator establishes the vesting schedule of each stock appreciation right at the time of grant. Stock appreciation rights granted under the 1999 Plan expire at the times established by the Plan Administrator, but not later than seven years after the grant date.

Stock Issuance Program

Stock issuances are awards where shares are or will be issued to a participant and the participant’s right to retain or receive such shares will vest in accordance with the terms and conditions established by the Plan Administrator. RSUs (restricted stock units) are awards that will result in a payment to a participant only if the performance goals or other vesting criteria established by the Plan Administrator are achieved or the awards otherwise vest. The number of shares covered by a stock issuance award or restricted stock unit awards will be determined by the Plan Administrator. During any calendar year and subject to the provisions of the 1999 Plan, no participant is able to receive awards granted under the Stock Issuance Program covering more than 1,000,000 shares.

In determining whether an award should be made and/or the vesting schedule for any such award, the Plan Administrator may impose whatever conditions to vesting as it determines to be appropriate. For example, the Plan Administrator may issue shares under the Stock Issuance Program which are fully and immediately vested upon issuance or which are to vest in one or more installments over the participant’s period of service or upon attainment of specified performance objectives.

Performance Share and Performance Unit Program

Performance shares and performance units are awards that will result in a payment to a participant only if the performance goals or other vesting criteria established by the Plan Administrator are achieved or the awards otherwise vest. The Plan Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as an employee) in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid to participants. The Plan Administrator may set performance objectives based upon the achievement of Company-wide, divisional or individual goals, or any other basis determined in its discretion. In establishing performance objectives, the Plan Administrator may provide that performance will be appropriately adjusted in its sole discretion. Subject to the provisions of the 1999 Plan, no participant is able to receive performance units with an initial value greater than $5,000,000, and no participant is able to receive more than 1,000,000 performance shares, both during any calendar year. Performance units will have an initial dollar value established by the Plan Administrator prior to the grant date. Performance shares have an initial value equal to the fair market value of a share on the grant date.

Automatic Award Program

The terms of the 1999 Plan provide that our non-employee directors will automatically receive equity grants pursuant to a compensation policy adopted by the Board or the Compensation Committee. These grants may be revised from time to time as the Board or the Compensation Committee deems appropriate. Notwithstanding the foregoing, no non-employee director participating in the Automatic Award Program may be granted, in any calendar year of the Company, awards (whether settled in cash or stock) with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of more than $1,000,000. Since fiscal 2016, the automatic equity grants to non-employee directors have been in the form of RSUs. Subject to the provisions of the

1999 Plan, non-employee directors are also eligible to receive discretionary awards pursuant to the other equity programs under the 1999 Plan. The Board or the Compensation Committee, in their respective discretion, may change and otherwise revise the terms of awards granted pursuant to the compensation policy for awards granted on or after the date they make the change.

Pursuant to the terms of the outside director compensation policy adopted by the Board and the Compensation Committee, on the date of each annual stockholders meeting, but after any stockholder votes are taken on such date, our non-employee directors who continue to serve are eligible to receive an automatic annual equity award equal in value to $250,000 under the Automatic Award Program of the 1999 Plan, which may be revised from time to time as our Board or the Compensation Committee deems appropriate, subject to the provisions of the 1999 Plan. Pursuant to the terms of the current outside director compensation policy, all automatic equity grants to non-employee directors will be in the form of RSUs. A newly elected or appointed director receives an RSU grant upon his or her first election or appointment to the Board with a value of $250,000 (if such election or appointment occurs before February of the applicable year) or with a value of $125,000 (if such election or appointment occurs in or after February of the applicable year). Equity awards for non-employee directors are represented as a dollar value rather than a fixed number of shares. For these purposes, the value of any awards of RSUs will equal the product of (1) the fair market value of one share of common stock on the grant date of such award; and (2) the aggregate number of RSUs.

RSUs granted under the compensation policy shall have a value equal to the fair market value of the shares on the grant date. RSUs granted pursuant to an initial award become 100% vested on the day preceding the next annual stockholders meeting following the grant date, subject to the non-employee director’s continued service on such date. All RSUs granted pursuant to an annual award become 100% vested on the day preceding the next annual stockholders meeting following the grant date, subject to the non-employee director’s continued service on such date. If a non-employee director terminates his or her service on the Board due to death or disability, 100% of his or her unvested RSUs would immediately vest. Additionally, the Board (or its authorized designee) may provide that holders of RSUs granted pursuant to the compensation policy be permitted to defer the delivery of the proceeds from vested RSUs to the extent that such deferral satisfies the requirements of the U.S. tax code.

Corporate Transaction / Change in Control

In the event of a Corporate Transaction (as defined in the 1999 Plan), each stock option and stock appreciation right granted under the Discretionary Option Grant Program and the Stock Appreciation Rights Program will become fully exercisable, except to the extent that: (i) such award is, in connection with the Corporate Transaction, assumed by the successor corporation (or parent thereof) or replaced with a comparable award, (ii) such award is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested shares subject to the award at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to the award, or (iii) the acceleration of the award is subject to other limitations imposed by the Plan Administrator at the time of grant. Further, in the event of a Corporate Transaction, with respect to awards granted under the Stock Issuance Program, all of the Company’s outstanding repurchase rights shall terminate automatically, and all the shares of common stock subject to those terminated rights and the awards issued under the Stock Issuance Program will immediately vest in full (with all performance goals or other vesting criteria deemed achieved at target levels), except to the extent: (i) the awards as to which those repurchase rights or other vesting criteria pertain are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the equity award agreement governing such awards. With respect to awards granted under the Performance Share and Performance Unit Program, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met, except to the extent: (i) those awards are assumed or an equivalent option or right substituted by the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the award agreement. Upon a Corporate Transaction or Change in Control, with respect to awards granted under the Automatic Award Program, the shares subject to each outstanding option will fully vest, all repurchase rights of the Company outstanding will terminate and all vesting criteria relating to any outstanding RSUs will be deemed satisfied and all other terms and conditions met.

Immediately following the Corporate Transaction, outstanding awards will terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof). The Plan Administrator shall have the full power and authority to accelerate the vesting of awards upon a Corporate Transaction or Change in Control or upon an event or events occurring in connection with such transactions.

Awards to be Granted to Certain Individuals and Groups

The number of awards that an employee, non-employee director, or consultant may receive under the 1999 Plan is at the discretion of the Plan Administrator and therefore cannot be determined in advance. The following table sets forth (1) the aggregate number of shares subject to awards of RSUs granted under the 1999 Plan during fiscal 2018; (2) the aggregate number of shares subject to awards of PBRSUs granted under the 1999 Plan during fiscal 2018, using the maximum vesting of 200% of target shares that could be earned if the highest level of performance is attained. At 100% target vesting, the shares reflected in the table would decrease by 50%; and (3) the total number of shares subject to awards under the 1999 Plan during fiscal 2018, assuming maximum vesting of 200% target for PBRSUs. The Company did not grant options during fiscal 2018.

AMENDED PLAN BENEFITS

1999 Plan

Name of Individual or Group and Position	Number of RSUs Granted	Number of PBRSUs Granted(1)	Total(1)

George Kurian	57,000	341,800	398,800
Chief Executive Officer and President

Ronald J. Pasek	36,000	110,000	146,000
Executive Vice President and Chief Financial Officer

Joel Reich	38,000	88,000	126,000
Executive Vice President and General Manager, NetApp Storage Systems and Software business unit

Henri Richard	20,000	114,000	134,000
Executive Vice President, Worldwide Field and Custom Operations

Matthew K. Fawcett	29,000	60,000	89,000
Senior Vice President, General Counsel and Secretary

T. Michael Nevens	6,150	—	6,150
Chairman of the Board

Alan L. Earhart	6,150	—	6,150
Director

Gerald Held	6,150	—	6,150
Director

Kathryn M. Hill	6,150	—	6,150
Director

Deborah L. Kerr	5,456	—	5,456
Director

Scott F. Schenkel	5,456	—	5,456
Director

George T. Shaheen	6,150	—	6,150
Director

Richard P. Wallace	6,150	—	6,150
Director

All current executive officers, as a group (5 persons)	180,000	713,800	893,800

All current directors who are not executive officers, as a group (8 persons)	47,812	—	47,812

All employees, including current officers who are not executive officers, as a group (3,867 persons)	3,253,108	217,000	3,470,108

(1)	Assumes maximum vesting of 200% of target shares that could be earned if the highest level of performance is attained. At 100% target vesting, the shares reflected in the table would decrease by 50%.

Limited Transferability of Awards

Options granted under the 1999 Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, participants may, in a manner specified by the Plan Administrator, transfer nonstatutory stock options (1) to a member of the participant’s family; (2) to a trust or other entity for the sole benefit of the participant and/or a member of his or her family; or (3) to a former spouse pursuant to a domestic relations order.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the 1999 Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options

No taxable income is reportable when a nonstatutory stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

As a result of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations promulgated thereunder (“Section 409A”), nonstatutory stock options granted with an exercise price below the fair market value of the underlying stock or with a deferral feature may be taxable to the recipient in the year of vesting in an amount equal to the difference between the then fair market value of the underlying stock and the exercise price of such awards and may be subject to an additional 20% tax plus penalties and interest. In addition, certain states, such as California, have adopted similar tax provisions, and as a result, failure to comply with such similar provisions may result in an additional tax.

Incentive Stock Options

No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two-year or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights

No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

As a result of Section 409A, however, stock appreciation rights granted with an exercise price below the fair market value of the underlying stock or with a deferral feature may be taxable to the recipient in the year of vesting in an amount equal to the difference between the then fair market value of the underlying stock and the exercise price of such options and may be subject to an additional 20% tax plus penalties and interest. In addition, certain states, such as California, have adopted similar tax provisions, and as a result, failure to comply with such similar provisions may result in an additional tax.

Stock Issuance, Restricted Stock Units, Performance Units and Performance Shares

A participant generally will not have taxable income at the time an award of stock, RSUs, performance shares or performance units is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (1) freely transferable; or (2) no longer subject to substantial risk of forfeiture. However, the recipient of an award of restricted stock may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted and the recipient of an RSU granted pursuant to the Annual Award Program may be permitted to elect in accordance with federal tax laws when he or she will receive the payout from his or her earned RSUs and defer income taxation until the award is paid.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an award under the 1999 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to certain other of our most highly compensated executive officers. As a result of the Tax Cuts and Jobs Act, and except for certain grandfathered arrangements, under Section 162(m) of the Code, effective January 1, 2018, any compensation over $1,000,000 paid to any of these specified executive officers is not deductible by the Company. In light of these changes, we have modified the 1999 Plan to remove certain provisions that related to the granting, administration and terms of awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code as previously in effect, including the detailing of specific performance goals that could be applied to awards intended to qualify as “performance-based compensation” and certain specific terms, conditions and requirements related to such awards.

Amendment and Termination of the Plan

The Board or the Primary Committee (as defined in the 1999 Plan) generally may amend or terminate the 1999 Plan at any time and for any reason, subject to stockholder approval, if applicable.

Summary

The 1999 Plan is designed to assist us in recruiting, motivating and retaining talented employees who help us achieve our business goals, including creating long-term value for stockholders. We strongly believe that the amendment to the 1999 Plan to increase the number of shares we can use to grant awards is essential for us to compete for talent in the very competitive labor markets in which we operate.

Vote Required

The affirmative vote of a majority of the stock having voting power present in person or represented by proxy is required to approve this Proposal Number 2. Unless you indicate otherwise, your proxy will be voted “FOR” the proposal.

Recommendation of the Board

Our Board of Directors Unanimously Recommends That Stockholders

Vote FOR Proposal Number 2

PROPOSAL NUMBER 3:

AMENDMENT TO THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN

Introduction

The Company is asking the stockholders to approve an amendment to the Company’s Employee Stock Purchase Plan (the “Purchase Plan”) to increase the number of shares authorized for issuance under the Purchase Plan by an additional 2,000,000 shares. The requested increase of 2,000,000 shares represents approximately 1% of the outstanding shares of the Company’s common stock as of July 15, 2018. The Company’s NEOs have an interest in this Proposal Number 3 due to their ability to participate in the Purchase Plan.

We are asking our stockholders to increase the number of shares authorized for issuance under the Purchase Plan to ensure that the Company can maintain a sufficient reserve of shares of the Company’s common stock available under the Purchase Plan. A sufficient reserve will ensure that the Purchase Plan continues to provide eligible employees of the Company and its participating affiliates (whether now existing or subsequently established) with the opportunity to purchase shares at semiannual intervals through their accumulated periodic payroll deductions.

The Purchase Plan was adopted by our Board on September 26, 1995 and became effective on November 20, 1995, in connection with the Company’s initial public offering of its common stock.

The terms and provisions of the Purchase Plan, as most recently amended, are summarized below. This summary, however, does not purport to be a complete description of the Purchase Plan. The Purchase Plan is set forth in its entirety and is attached as Appendix B to this Proxy Statement. The following summary is qualified in its entirety by reference to the complete text of the Purchase Plan. Any stockholder may obtain a copy of the actual plan document by making a written request to the Corporate Secretary at the Company’s principal offices in Sunnyvale, California.

In considering its recommendation to amend the Purchase Plan to reserve an additional 2,000,000 shares for issuance, our Board considered the historical number of shares purchased under the Purchase Plan in the past three years. In fiscal 2016, fiscal 2017 and fiscal 2018, the number of shares purchased under the Purchase Plan was 3,431,126 shares, 3,707,555 shares and 3,837,185 shares, respectively. The actual number of shares that will be purchased under the Purchase Plan in any given year will depend on a number of factors, including the number of participants, the participants’ participation rates and our stock price. Based on usage in fiscal 2018, an additional 2,000,000 shares would meet our needs for three years. The Board also considered management’s recommendation as to the amount of the increase and its expectation for the number of employees who will participate in the Purchase Plan.

Description of the Purchase Plan

The Purchase Plan is administered by the Compensation Committee of our Board, serving as the plan administrator (the “Plan Administrator”). As Plan Administrator, such committee has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan.

Share Reserve

If Proposal Number 3 is approved, the maximum number of shares reserved for issuance over the term of the Purchase Plan will be 65,700,000 shares. As of July 15, 2018, 57,841,784 shares had been issued under the Purchase Plan, and 7,858,216 shares were available for future issuance. The closing price of our common stock was $82.70 on July 13, 2018, which was the last trading day before July 15, 2018.

The shares issuable under the Purchase Plan may be made available from authorized but unissued shares or from shares of common stock reacquired by the Company, including shares purchased on the open market.

In the event that any change is made to the outstanding common stock (whether by reason of any stock split, stock dividend, recapitalization, exchange or combination of shares or other change affecting the outstanding common stock as a class without the Company’s receipt of consideration), appropriate adjustments will be made to (1) the maximum number and class of securities issuable under the Purchase Plan; (2) the maximum number and class of securities purchasable per participant on any one semiannual purchase date; (3) the maximum number and class of shares purchasable in total by all participants on any one purchase date (if applicable); and (4) the number and class of securities subject to each outstanding purchase right and the purchase price per share in effect thereunder. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the Purchase Plan or the outstanding purchase rights thereunder.

Offering Period and Purchase Rights

Shares are offered under the Purchase Plan through a series of overlapping offering periods, each not to exceed 24 months in duration. Such offering periods will begin on the first business day of June and on the first business day of December of each year during the term of the Purchase Plan. Accordingly, two separate offering periods will begin in each calendar year.

Each offering period will consist of a series of one or more successive purchase intervals. Purchase intervals will run from the first business day in June to the last business day in November of the same year and from the first business day in December each year to the last business day in May in the immediately succeeding year. Accordingly, shares will be purchased on the last business day in May and November each year with the payroll deductions collected from the participants for the purchase interval ending with each such semiannual purchase date.

If the fair market value per share of common stock on any semiannual purchase date within a particular offering period is less than the fair market value per share of common stock on the start date of that offering period, then the participants in that offering period will automatically be transferred from that offering period after the semiannual purchase of shares on their behalf and enrolled in the new offering period, which begins on the next business day following such purchase date.

Eligibility and Participation

Any individual who is employed on a basis under which he or she is regularly expected to work for more than 20 hours per week for more than five months per calendar year in the employ of the Company or any participating parent or subsidiary corporation (including any corporation which subsequently becomes such at any time during the term of the Purchase Plan), or any lesser number of hours per week and/or number of months in any calendar year established by the Plan Administrator in accordance with applicable law and the provisions of the Purchase Plan, is eligible to participate in the Purchase Plan.

An individual who is an eligible employee on the start date of any offering period may join that offering period, subject to certain enrollment timing restrictions contained in the Purchase Plan, by properly electing to participate in the offering period pursuant to procedures established by the Plan Administrator in accordance with the terms of the Purchase Plan. However, no employee may participate in more than one offering period at a time.

As of July 15, 2018, approximately 10,600 employees, including 5 of our current NEOs, were eligible to participate in the Purchase Plan.

Purchase Price

The purchase price of the shares purchased on behalf of each participant on each semiannual purchase date will be equal to 85% of the lower of (1) the fair market value per share on the start date of the offering period in which the participant is enrolled; or (2) the fair market value on the semiannual purchase date.

The fair market value per share on any particular date under the Purchase Plan will be deemed to be equal to the closing selling price per share on such date reported on the Nasdaq Global Select Market. On July 13, 2018, which was the last trading date before July 15, 2018, the closing selling price per share of the Company’s common stock on the Nasdaq Global Select Market was $82.70.

Payroll Deductions and Stock Purchases

Each participant may authorize periodic payroll deductions in any multiple of 1% up to a maximum of 10% of his or her total cash earnings (generally base salary, bonuses, overtime pay, commissions, current profit-sharing distributions and other incentive-type payments) to be applied to the acquisition of shares at semiannual intervals. Accordingly, on each semiannual purchase date (the last business day in May and November each year), the accumulated payroll deductions of each participant will automatically be applied to the purchase of whole shares at the purchase price in effect for the participant for that purchase date. Any payroll deductions not applied to the purchase of shares on the purchase date shall be promptly refunded to the participant after the purchase date.

Special Limitations

The Purchase Plan imposes certain limitations upon a participant’s rights to acquire common stock, including the following limitations:

•	Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of shares (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding.

•	Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

•	No participant may purchase more than 1,500 shares on any one purchase date.

The Plan Administrator will have the discretionary authority to increase, decrease, or implement the per participant and any total participant limitations prior to the start date of any new offering period under the Purchase Plan.

Withdrawal Rights and Termination of Employment

The participant may withdraw from the Purchase Plan at any time on or before the seventh business day prior to the next scheduled purchase date (subject to the Plan Administrator’s authority to designate a different withdrawal date in accordance with the provisions of the Purchase Plan, subject to any laws of the applicable jurisdiction), and upon such timely withdrawal, his or her accumulated payroll deductions will be promptly refunded.

Upon the participant’s cessation of employment or loss of eligible employee status, payroll deductions will automatically cease. Any payroll deductions which the participant may have made for the semiannual period in which such cessation of employment or loss of eligibility occurs will be promptly refunded.

Stockholder Rights

No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

Purchase rights are not assignable or transferable by the participant and may be exercised only by the participant.

Change of Control

In the event a change of control occurs, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such change of control. The purchase price in effect for each participant will be equal to 85% of the lower of (1) the fair market value per share on the start date of the offering period in which the participant is enrolled at the time the change of control occurs; or (2) the fair market value per share immediately prior to the effective date of such change of control.

A change of control will be deemed to occur if (1) the Company is acquired through a merger or consolidation in which more than 50% of the Company’s outstanding voting stock is transferred to a person or persons different from those who held stock immediately prior to such transaction; (2) the Company sells, transfers or disposes of all or substantially all of its assets; or (3) any person or related group of persons acquires ownership of securities representing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders.

Share Proration

Should the total number of shares to be purchased pursuant to outstanding purchase rights on any particular date exceed either (1) the maximum number of shares purchasable in total by all participants on any one purchase date (if applicable); or (2) the number of shares then available for issuance under the Purchase Plan, then the Plan Administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis. In such an event, the Plan Administrator will refund the accumulated payroll deductions of each participant, to the extent such deductions are in excess of the purchase price payable for the shares prorated to such individual.

Amendment and Termination

Unless sooner terminated by the Board, the Purchase Plan will terminate upon the earliest of (1) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights; or (2) the date on which all purchase rights are exercised in connection with a change of control.

Our Board may at any time alter, amend, suspend, terminate or discontinue the Purchase Plan and will seek stockholder approval of any changes to the extent necessary to comply with the Internal Revenue Code or other applicable law, regulation or stock exchange rule.

Plan Benefits

The table below shows, as to the NEOs and specified groups, the number of shares purchased under the Purchase Plan during fiscal 2018, together with the value of those shares as of the date of purchase.

Participation in the Purchase Plan

Participation in the Purchase Plan is voluntary and dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable. Non-employee directors are not eligible to participate in the Purchase Plan. The following table sets forth certain information regarding shares purchased under the Purchase Plan during the last fiscal year for each of the NEOs, for all current executive officers as a group, and for all other employees who participated in the Purchase Plan as a group:

AMENDED PLAN BENEFITS

Employee Stock Purchase Plan

Name and Position	Number of Purchased Shares	Dollar Value of Purchased Shares ($)(1)

George Kurian	—	—
Chief Executive Officer and President

Ronald J. Pasek	1,349	$37,153
Executive Vice President and Chief Financial Officer

Henri Richard	997	$19,123
Executive Vice President, Worldwide Field and Customer Operations

Matthew K. Fawcett	997	$27,582
Senior Vice President, General Counsel and Secretary

Joel Reich	998	$26,207
Executive Vice President and General Manager, NetApp Storage Systems and Software business unit

All current executive officers as a group (4 persons)	4,341	$110,064

All employees, including current officers who are not executive officers, as a group (7,420 persons)	3,832,844	$101,147,992

(1)	Determined based on the fair market value of the shares on date of purchase, minus the purchase price under the Purchase Plan.

New Plan Benefits

No purchase rights have been granted, and no shares have been issued, on the basis of the share increase that is the subject of this Proposal Number 3.

Federal Tax Consequences

The Purchase Plan is intended to be an employee stock purchase plan within the meaning of Section 423 of the Code. Under an employee stock purchase plan, which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event that the participant should die while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two years after the start date of the offering period in which such shares were acquired or within one year after the actual semiannual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant will also recognize capital gain equal to the amount by which the amount realized upon the sale or disposition exceeds the sum of the aggregate purchase price paid for the shares and the ordinary income recognized in connection with their acquisition.

If the participant sells or disposes of the purchased shares more than two years after the start date of the offering period in which the shares were acquired and more than one year after the actual semiannual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (1) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares; or (2) 15% of the fair market value of the shares on the start date of that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

If the participant still owns the purchased shares at the time of death, the lesser of (1) the amount by which the fair market value of the shares on the date of death exceeds the purchase price; or (2) 15% of the fair market value of the shares on the start date of the offering period in which those shares were acquired will constitute ordinary income in the year of death.

Summary

Our Board believes that it is in the best interests of the Company and its stockholders to continue to provide employees with the opportunity to acquire an ownership interest in the Company through their participation in the Purchase Plan and thereby encourage them to remain in the Company’s employ and more closely align their interests with those of the stockholders.

Vote Required

The affirmative vote of a majority of the stock having voting power present in person or represented by proxy is required to approve this Proposal Number 3. Unless you indicate otherwise, your proxy will be voted “FOR” the proposal.

Recommendation of the Board

Our Board of Directors Unanimously Recommends That Stockholders

Vote FOR Proposal Number 3

PROPOSAL NUMBER 4:

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (“SAY-ON-PAY”)

Introduction

In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve an advisory resolution approving the compensation of our NEOs as reported in this Proxy Statement. As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has designed the compensation of our NEOs to align each NEO’s compensation with our short-term and long-term performance and interests of our stockholders, and to provide the compensation and incentives needed to attract, motivate and retain our NEOs, who are crucial to our long-term success. You are urged to read the disclosure under “Compensation Discussion and Analysis,” which describes in more detail our executive compensation policies, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure, which provide detailed information on the compensation of our NEOs.

Our compensation programs reflect our continued commitment to pay-for-performance, with a substantial portion of each NEO’s compensation being at-risk and subject to important performance measures aligned with long-term stockholder value. During fiscal 2018, a significant percentage of each NEO’s total compensation (as reported in the Summary Compensation Table) was at-risk, being composed of performance-based cash bonus opportunities, restricted stock units (RSUs) and performance-based RSUs (PBRSUs). The Compensation Committee sets a portion of the compensation of the NEOs based on their ability to achieve annual operational objectives that advance our long-term business objectives and that are designed to create sustainable long-term stockholder value in a cost-effective manner. Our performance-based compensation elements are guided by the Compensation Committee’s long-term objectives of maintaining the market competitiveness and retention value of our compensation packages. In addition, we continue to be committed to good compensation governance practices. The Compensation Committee believes that the compensation arrangements for our NEOs are consistent with market practice and provide for compensation that is reasonable in light of our and each individual NEO’s performance. Moreover, the Compensation Committee does not include egregious pay practices, such as excessive perquisites or tax “gross up” payments, as elements of our NEOs’ compensation. The detailed ways in which we link pay with Company and individual performance and structure our NEO compensation arrangements consistent with good governance practices is described in the “Compensation Discussion and Analysis” section.

The resolution to approve the compensation of our NEOs on an advisory basis, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, you are being asked to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the fiscal 2018 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and is therefore not binding on us, the Compensation Committee or our Board. However, our Board and the Compensation Committee value the opinions of our stockholders, and the Compensation Committee will consider the results of this Proposal Number 4 in evaluating whether any actions are necessary to address those concerns. At the 2017 Annual Meeting, consistent with the recommendation of our Board, our stockholders voted in support of our advisory say-on-pay resolution, with 97.6% of the votes cast in favor. In light of the results of this vote, and after also considering a variety of other factors, the Compensation Committee continued its focus on performance-based compensation in fiscal 2018. Our stockholders also voted in favor of the Board recommended annual frequency of advisory votes on NEO compensation at the 2017 Annual Meeting. We will continue to conduct advisory votes on NEO compensation on an annual basis and expect to conduct our next advisory vote at the 2019 Annual Meeting.

Vote Required

The affirmative vote of a majority of the stock having voting power present in person or represented by proxy is required to approve this Proposal Number 4. Unless you indicate otherwise, your proxy will be voted “FOR” the proposal.

Recommendation of the Board

Our Board of Directors Unanimously Recommends That Stockholders

Vote, on an Advisory Basis, FOR Proposal Number 4

PROPOSAL NUMBER 5:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Introduction

The Company is asking the stockholders to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 26, 2019.

In the event the stockholders fail to ratify the appointment, the Audit Committee of our Board of Directors will consider it as a direction to select another independent registered public accounting firm for the subsequent fiscal year. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The Audit Committee preapproves services performed by its independent registered public accounting firm and reviews auditor billings in accordance with the Audit Committee charter. All requests for audit, audit-related, tax and other services must be submitted to the Audit Committee for specific preapproval and cannot commence until such approval has been granted. Normally, preapproval is provided at regularly scheduled meetings. However, the authority to grant specific preapproval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at its next regularly scheduled meeting of any services that were granted specific preapproval.

Aggregate fees the Company incurred in fiscal 2018 and fiscal 2017, respectively, represent fees billed or to be billed by the Company’s independent registered accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates (collectively, “Deloitte & Touche”). During fiscal 2018 and 2017, all of the services shown in the table below were preapproved by the Audit Committee in accordance with the preapproval policies discussed above.

	2018	2017

Audit fees(1)	$6,284,000	$5,983,000

Audit-related fees(2)	$21,000	$21,000

Total audit and audit-related fees	$6,305,000	$6,004,000

Tax fees(3)	$1,256,000	$1,130,000

All other fees(4)	$105,000	$95,000

Total fees	$7,666,000	$7,229,000

(1)	Includes fees for professional services incurred in fiscal 2018 and fiscal 2017 in connection with (1) the audit of the Company’s annual consolidated financial statements and its internal control over financial reporting; (2) reviews of the interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q; and (3) services related to statutory and regulatory filings or engagements.
(2)	Includes fees that are reasonably related to the performance of the audit or review other than those included under “Audit fees.” The services in this category relate primarily to technical consultations on audit and reporting requirements not arising during the course of the audit.

(3)	Includes fees for tax compliance, tax advice, and tax planning services. These services include assistance regarding federal, state and international tax compliance, tax return review, tax audits, and miscellaneous consulting services.
(4)	Includes fees for professional services other than the services reported above. These services include permissible business advisory and consulting services, translations of foreign financial statements, and subscriptions to an accounting regulatory database.

The Audit Committee has considered whether the provision of the nonaudit services discussed above is compatible with maintaining the principal auditor’s independence and believes such services are compatible with maintaining the auditor’s independence.

Vote Required

The affirmative vote of a majority of the stock having voting power present in person or represented by proxy is required to approve this Proposal Number 5. Unless you indicate otherwise, your proxy will be voted “FOR” the proposal.

Recommendation of the Board

Our Board of Directors Unanimously Recommends That Stockholders

Vote FOR Proposal Number 5

PROPOSAL NUMBER 6:

PROPOSAL FOR RATIFICATION OF THE STOCKHOLDER SPECIAL MEETING PROVISIONS IN THE COMPANY’S BYLAWS

Introduction

The Company is asking the stockholders to ratify, on a non-binding basis, the retention of provisions in our bylaws that give owners of at least 25% of the Company’s outstanding common stock the right to request a special meeting of stockholders. Specifically, Article II, Section 2.14 of the Company’s Amended and Restated Bylaws (the “Stockholder Special Meeting Provision”) provides that the Chairman of the Company’s Board or the Company’s Chief Executive Officer shall call a special meeting of stockholders upon the request of a stockholder, or group of stockholders, that has owned at least 25% of the Company’s outstanding common stock continuously for at least one year, provided that the stockholder or stockholders satisfy the requirements specified in the bylaws. The Company’s Certificate of Incorporation provides that special meetings of the stockholders, for any purpose or purposes, may only be called by the Chief Executive Officer, President, Chairman of the Board or a majority of the members of the Board of Directors.

The Stockholder Special Meeting Provision provides that to be in proper form to call a special meeting of the stockholders, the stockholder request must be made in writing by one or more stockholders owning at least 25% of the Company’s then outstanding common stock, who have owned such shares continuously for at least one year prior to making the request, and who agree to own such shares through the proposed special meeting. The request must include certain information, including a statement of the purpose of the special meeting as well as an acknowledgement that any disposition of shares by the requesting stockholder(s) prior to the special meeting will be deemed a revocation of the special meeting request with respect to the shares so disposed. The Stockholder Special Meeting Provision also includes certain requirements intended to prevent duplicative and unnecessary meetings. This description of the Stockholder Special Meeting is only a summary, and the complete text is set forth in the Company’s Amended and Restated Bylaws, attached as Appendix C to this Proxy Statement.

Our Board adopted the Stockholder Special Meeting Provision in 2018 after engaging with stockholders about their views on stockholder-requested special meetings. The Company received a stockholder proposal this year for consideration at the Annual Meeting requesting that the Company take the steps necessary to amend its governing documents to give the power to call special stockholder meetings to holders in the aggregate of 10% of the outstanding shares of the Company’s common stock. As detailed in a no-action request submitted by the Company to the staff of the Securities and Exchange Commission, the Company believes that the stockholder proposal was appropriately excluded from this Proxy Statement because it would have directly conflicted with this Proposal 6. Due to the different ownership threshold called for under that stockholder proposal, on the one hand, and the ownership threshold of the Company’s existing Stockholder Special Meeting Provision for which we are seeking ratification, on the other hand, the Company believes that a vote for this Proposal 6 would be considered tantamount to a vote against the excluded stockholder proposal. On June 26, 2018, the SEC’s Office of Chief Counsel issued a no-action letter in which it concurred with the Company’s position.

The Board adopted the Stockholder Special Meeting Provision because it believes that stockholders should be permitted to request special meetings as a matter of good corporate governance. In adopting the Stockholder Special Meeting Provision, however, the Board also considered the disruption that special meetings cause to the Company’s business operations and the substantial costs they entail. Because organizing and preparing for a special meeting requires significant attention from our senior executives, diverting their focus from performing their primary functions, the Board believes that special meetings should be called only to consider matters deemed by a significant portion of our stockholders to warrant immediate attention. An ownership threshold that is too low can allow a small minority of stockholders to use Company resources to further their own special interests, which may not be shared by other stockholders. The Board believes that the Stockholder Special Meeting Provision, and its 25% required ownership threshold in particular, strikes the appropriate balance between enhancing the rights of all stockholders and preventing the disruption and unnecessary use of corporate assets. The Company believes its existing 25% ownership threshold is consistent with the market standard among large U.S. public companies that offer stockholders the right to call a special meeting.

The Board believes that good corporate governance practices promote the long-term interests of our stockholders and strengthen Board and management accountability, and sees the existing Stockholder Special Meeting Provision as just one facet of a number of strong, stockholder-friendly governance practices and structures that empower our stockholders and provide them an opportunity to express their views. These features include a proxy access right; an unclassified Board, with a majority voting standard for uncontested elections of directors; separation of the roles of Chairman and Chief Executive Officer; and independent chairpersons for all of the Board’s committees.

The ratification vote sought in this Proposal 6 is advisory, without any direct legal effect, and is not binding on the Board or the Company in any way. Further, the outcome of the proposal will not overrule any decision by the Board (or any committee thereof). Nevertheless, our Board values the opinions expressed by our stockholders and will consider the outcome of the vote on this proposal when making future decisions regarding corporate governance matters, including with respect to any reconsideration of the appropriate threshold for ownership of stockholders entitled to call a special meeting, including in respect of future stockholder proposals on that subject. If stockholders fail to ratify the Stockholder Special Meeting Provision, no immediate changes will be made to the Company’s bylaws, although the Board may reconsider the existing Stockholder Special Meeting Provision. Even if the Stockholder Special Meeting Provision is ratified, the Board, in its discretion, may at any time make changes to the Stockholder Special Meeting Provision and to the bylaws if the Board determines that such changes would be in the Company’s and stockholders’ best interests. The ratification sought in this proposal was presented by the Company to obtain the views of its stockholders in the specific matter at hand, and the Company is under no obligation to submit for future stockholder ratification any subsequent change or addition to the Company’s bylaws.

Vote Required

The affirmative vote of a majority of the stock having voting power present in person or represented by proxy is required to approve this Proposal Number 6. Unless you indicate otherwise, your proxy will be voted “FOR” the proposal.

Recommendation of the Board

Our Board of Directors Unanimously Recommends That Stockholders

Vote, on an Advisory Basis, FOR Proposal Number 6

OTHER BUSINESS

Our Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

FORM 10-K

The Company filed an Annual Report on Form 10-K with the SEC on June 19, 2018. Our Internet address is www.netapp.com. Information on our website is not incorporated by reference into this Proxy Statement. We make available through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Stockholders may also obtain a copy of this report, without charge, by writing to Kris Newton, Vice President, Investor Relations at the Company’s principal executive offices located at 1395 Crossman Avenue, Sunnyvale, California 94089.

By Order of the Board of Directors

Chief Executive Officer and President

August     , 2018

© 2018 NetApp, Inc. All Rights Reserved. NETAPP, the NETAPP logo, and the marks listed at http://www.netapp.com/TM are trademarks of NetApp, Inc. Other company and product names may be trademarks of their respective owners.

Annex A

NETAPP, INC.

RECONCILIATION OF NON-GAAP TO GAAP

FINANCIAL STATEMENT INFORMATION

(In millions, except net income per share amounts)

(Unaudited)

	Year Ended
	April 27, 2018	April 28, 2017

NET INCOME	$76	$509
Adjustments:
Amortization of intangible assets	53	48
Stock-based compensation	161	195
Litigation settlements	5	—
Restructuring charges	—	52
Gain on sale of properties	(218)	(10)
Income tax effects	24	(26)
Tax reform	856	—

NON-GAAP NET INCOME	$957	$768

GROSS MARGIN	62.6%	61.4%
Adjustments:
Cost of revenues adjustments	0.8%	0.8%

NON-GAAP GROSS MARGIN	63.4%	62.3%

GROSS PROFIT	$3,699	$3,390
Adjustments:
Amortization of intangible assets	36	29
Stock-based compensation	13	17

NON-GAAP GROSS PROFIT	$3,748	$3,436

OPERATING MARGIN	19.0%	12.0%
Adjustments:
Amortization of intangible assets	0.9%	0.9%
Stock-based compensation	2.7%	3.5%
Litigation settlements	0.1%	—%
Restructuring charges	—%	1.0%
Gain on sale of properties	(3.7)%	(0.2)%

NON-GAAP OPERATING MARGIN	19.0%	17.2%

INCOME FROM OPERATIONS	$1,125	$665
Adjustments:
Amortization of intangible assets	53	48
Stock-based compensation	161	195
Litigation settlements	5	—
Restructuring charges	—	52
Gain on sale of properties	(218)	(10)

NON-GAAP INCOME FROM OPERATIONS	$1,126	$950

A-1

	Year Ended
	April 27, 2018	April 28, 2017
NET INCOME PER SHARE	$0.28	$1.81
Adjustments:
Amortization of intangible assets	0.19	0.17
Stock-based compensation	0.58	0.69
Litigation settlements	0.02	—
Restructuring charges	—	0.19
Gain on sale of properties	(0.79)	(0.04)
Income tax effects	0.09	(0.09)
Tax reform	3.10	—

NON-GAAP NET INCOME PER SHARE	$3.47	$2.73

Non-GAAP Financial Measures

To supplement NetApp’s condensed consolidated financial statement information presented in accordance with generally accepted accounting principles in the United States (GAAP), NetApp provides investors with certain non-GAAP measures, including, but not limited to, historical non-GAAP operating results, net income and net income per diluted share. For purposes of internal planning, performance measurement and resource allocation, NetApp’s management uses non-GAAP measures of net income that exclude: (a) amortization of intangible assets, (b) stock-based compensation expenses, (c) acquisition-related expenses, (d) restructuring charges, (e) asset impairments, (f) gains and losses on the sale of property, and (g) our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. NetApp makes additional adjustments to the non-GAAP tax provision for certain tax matters as described below. NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance. These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation.

As described above, NetApp excludes the following items from its non-GAAP measures:

A.    Amortization of intangible assets. NetApp records amortization of intangible assets that were acquired in connection with its business combinations. The amortization of intangible assets varies depending on the level of acquisition activity. Management finds it useful to exclude these charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods and in measuring operational performance.

B.    Stock-based compensation expenses. NetApp excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses. While management views stock-based compensation as a key element of our employee retention and long-term incentives, we do not view it as an expense to be used in evaluating operational performance in any given period.

C.    Acquisition-related expenses. NetApp excludes acquisition-related expenses, including due diligence, legal and other one-time integration charges, and the write down of assets acquired that NetApp does not intend to use in its ongoing business, from its non-GAAP measures primarily because they are not related to our on-going business or cost base and, therefore, cannot be relied upon for future planning and forecasting.

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D.    Restructuring charges. These charges include restructuring charges that are incurred based on the particular facts and circumstances of restructuring decisions, including employment and contractual settlement terms, and other related charges, and can vary in size and frequency. We therefore exclude them in our assessment of operational performance.

E.    Asset impairments. These are non-cash charges to write down assets when there is an indication that the asset has become impaired. Management finds it useful to exclude these non-cash charges due to the unpredictability of these events in its assessment of operational performance.

F.    Gains/losses on the sale of property. These are gains/losses from the sale of our properties. Management believes that these transactions do not reflect the results of our underlying, on-going business and, therefore, cannot be relied upon for future planning or forecasting.

G.    Income tax adjustments. NetApp’s non-GAAP tax provision is based on a projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. The non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation and authoritative guidance, income tax audit settlements and/or court decisions, and (b) tax charges or benefits that are attributable to unusual or non-recurring book and/or tax accounting method changes, (c) tax charges that are a result of non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company’s tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) tax charges resulting from the integration of intellectual properties from acquisitions. Management believes the use of a non-GAAP tax provision provides a more meaningful measure of the Company’s operational performance in any given period.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. In addition, the non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. Management compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in our earnings release and prepared remarks. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors should review the information regarding non-GAAP financial measures provided in our press release and prepared remarks.

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Appendix A

NETAPP, INC.

1999 STOCK OPTION PLAN

AS AMENDED AND RESTATED THROUGH JULY 19, 2018

ARTICLE ONE

GENERAL PROVISIONS

I.	PURPOSE OF THE PLAN

This 1999 Stock Option Plan is intended to promote the interests of NetApp, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

All share numbers in this document reflect (i) the 2-for-1 split of the Common Stock effected on December 20, 1999 and (ii) the 2-for-1 split of the Common Stock effected on March 22, 2000.

II.	STRUCTURE OF THE PLAN

A.          The Plan shall be divided into five separate equity programs:

(i)        the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

(ii)        the Stock Appreciation Rights Program under which eligible persons may, at the discretion of the Plan Administrator, be granted stock appreciation rights that will allow individuals to receive the appreciation in Fair Market Value of the Shares subject to the award between the exercise date and the date of grant,

(iii)        the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the issuance or immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary) or pursuant to restricted stock units on such terms as the Plan Administrator deems appropriate,

(iv)        the Performance Share and Performance Unit Program under which eligible persons may, at the discretion of the Plan Administrator, be granted performance shares and performance units, which are awards that will result in a payment to a Participant only if the performance goals or other vesting criteria the established by the Plan Administrator are achieved or the awards otherwise vest, or

(v)        the Automatic Award Program (formerly known as the Automatic Option Grant Program) under which non-employee Board members automatically receive award grants pursuant to a compensation policy as in effect from time to time.

B.          The provisions of Articles One and Seven shall apply to all equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

III.	ADMINISTRATION OF THE PLAN

A.          The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant, the Stock Appreciation Rights Program, Stock Issuance Programs and the Performance Share and Performance Unit Program with respect to Section 16 Insiders. Administration of the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs with respect to all other eligible persons may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer that program with respect to all such persons.

B.          Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

C.          Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance or Performance Share and Performance Unit Program under its jurisdiction or any award granted thereunder.

D.          Service by Board members on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and Board members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants under the Plan.

E.          Administration of the Automatic Award Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to award grants made thereunder, except that the Plan Administrator, in its discretion, may change and otherwise revise the terms of any compensation policy relating to non-employee Board members.

IV.	ELIGIBILITY

A.          The persons eligible to participate in the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs are as follows:

(i)          Employees,

(ii)           non-employee Board members, and

(iii)          consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B.          Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority (subject to the provisions of the Plan) to determine (i) with respect to the

Discretionary Option Grant and Stock Appreciation Rights Programs, which eligible persons are to receive awards under the Discretionary Option Grant and Stock Appreciation Rights Programs, the time or times when such awards are to be made, the number of shares to be covered by each such grant, the status of an option as either an Incentive Option or a Non-Statutory Option, the time or times when each award is to become exercisable, the vesting schedule (if any) applicable to the award, the maximum term for which the award is to remain outstanding, and whether to modify or amend each award, including the discretionary authority to extend the post-termination exercisability period of awards longer than is otherwise provided for in the Plan, and (ii) with respect to awards granted under the Stock Issuance and Performance Share and Performance Unit Programs, which eligible persons are to receive awards, the time or times when such awards are to be made, the number of shares subject to awards to be issued to each Participant, the vesting schedule (if any) applicable to the awards, the consideration, if any, to be paid for shares subject to such awards and the form (cash, shares of Common Stock, or a combination thereof) in which the award is to be settled.

C.          Only non-employee Board members shall be eligible to participate in the Automatic Award Program.

D.          No non-employee Board member participating in the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs may be granted, in any calendar year of the Corporation, awards (whether settled in cash or shares) with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of more than $1,000,000. For purposes of clarification, this limitation only applies to awards granted under the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs and does not apply to the value of awards non-employee Board members may receive under the Automatic Award Program.

V.	STOCK SUBJECT TO THE PLAN

A.          The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 166,180,429 shares. Such authorized share reserve is comprised of (i) the 13,200,000 shares of Common Stock initially authorized for issuance under the Plan, (ii) an additional increase of 15,000,000 shares authorized by the Board on August 17, 2000 and approved by the stockholders at the 2000 Annual Meeting, (iii) an additional increase of 13,400,000 shares authorized by the Board on August 9, 2001 and approved by the stockholders at the 2001 Annual Meeting, (iv) an additional increase of 14,000,000 shares authorized by the Board on July 2, 2002 and approved by the stockholders at the 2002 Annual Meeting, (v) an additional increase of 10,200,000 shares authorized by the Board on July 7, 2004 and approved by the stockholders at the 2004 Annual Meeting, (vi) an additional increase of 10,600,000 shares authorized by the Board on July 1, 2005 and approved by the stockholders at the 2005 Annual Meeting, (vii) an additional increase of 10,900,000 shares authorized by the Board on July 10, 2006 and approved by the stockholders at the 2006 Annual Meeting, (viii) an additional increase of 7,200,000 shares authorized by the Board on July 13, 2007 and approved by the stockholders at the 2007 Annual Meeting, (ix) an additional increase of 6,600,000 shares authorized by the Board on July 11, 2008 and approved by the stockholders at the 2008 Annual Meeting, (x) an additional increase of 7,000,000 shares authorized by the Board on July 13, 2010 and approved by the stockholders at the 2010 Annual Meeting, (xi) an additional increase of 7,700,000 shares authorized by the Board on July 14, 2011 and approved by the stockholders at the 2011 Annual Meeting, (xii) an additional increase of 7,350,000 shares authorized by the Board on July 18, 2012 and approved by the stockholders at the 2012 Annual Meeting, (xiii) an additional increase of 10,000,000 shares authorized by the Compensation Committee of the Board (pursuant to authority delegated by the Board) on July 31, 2013 and approved by the stockholders at the 2013 Annual Meeting, (xiv) an additional increase of 7,500,000 shares authorized by the Compensation Committee of the Board (pursuant to authority delegated by the Board) on July 23, 2014 and approved by the stockholders at the 2014 Annual Meeting, (xv) an additional increase of 15,500,000 shares authorized by the Compensation Committee of the Board (pursuant to authority delegated by the Board) on July 24, 2015 and approved by the stockholders at the 2015 Annual Meeting, (xvi) an additional increase of 4,300,000 shares authorized by the Board on July 30, 2016, pursuant to a recommendation by the Board’s Compensation Committee and approved by the stockholders at the 2016 Annual Meeting, (xvii) an additional increase of 8,500,000 shares authorized by Company’s Chief Executive Officer in consultation with the chair of the Board’s Compensation Committee on July 20, 2017, pursuant to authority delegated by the Board, and approved by the stockholders at the 2017 Annual Meeting on September 14, 2017, plus (xviii) an additional increase of 9,000,000 shares authorized by the Board on July 19, 2018, pursuant to a recommendation by the Board’s Compensation Committee, subject to approval by the stockholders at the 2018 Annual Meeting on September 13, 2018. Pursuant to the one-time stock option exchange program, as described in the proxy statement pursuant to the Special Meeting of Stockholders held on April 21, 2009, all of the shares underlying options surrendered in the option exchange program were returned to the Plan and restricted stock unit grants made in connection with the stock option exchange program were made from such returned shares. After making the restricted stock unit grants in connection with the stock option exchange program, the Plan’s share reserve was reduced such that, in effect, only 3,500,000 of the shares underlying the surrendered options were retained as available for future grant under the Plan, thereby reducing the number of shares of Common Stock which may be issued over the term of the Plan from 101,100,000 shares to 89,330,429 shares. In addition, shares issued under the Corporation’s 1995 Stock Incentive Plan or the Special Non-Officer Stock Option Plan shall not reduce or otherwise affect the number of shares of Common Stock available for issuance under this Plan. Any shares subject to awards granted under the Plan other than options to purchase shares of Common Stock or stock appreciation rights and granted after the 2013 Annual Meeting, will be counted against the maximum number of shares of Common Stock which may be issued over the term of the Plan pursuant to this Article One Section V.A. as two (2) shares for every one (1) share subject thereto.

B.          Subject to the provisions in the Plan, no one person participating in the Plan may receive stock options and/or stock appreciation rights under the Plan for more than 3,000,000 shares of Common Stock in the aggregate per calendar year.

C.          Shares of Common Stock subject to outstanding options or stock appreciation rights shall be available for subsequent issuance under the Plan to the extent the options or stock appreciation rights expire or terminate for any reason prior to exercise in full. In addition, any unvested shares issued under the Plan and subsequently repurchased or reacquired by the Corporation pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent awards under the Plan. If shares subject to awards granted under the Plan were counted against the maximum number of shares of Common Stock which may be issued over the term of the Plan pursuant to Article One Section V.A. as two (2) shares for every one (1) share subject thereto and are forfeited or otherwise return to the Plan, two (2) times the number of shares so forfeited will return to the Plan and will again become available for issuance. For purposes of clarity, shares subject to awards granted under the Plan prior to the 2013 Annual Meeting that are forfeited or otherwise return to the Plan, will return to the Plan as one (1) share for every one (1) share subject thereto and will again become available for issuance. Should the exercise price of an award under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an award or the vesting or disposition of exercised shares or stock issuances under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the award is exercised or the gross number of exercised shares or stock issuances which vest, and not by the net number of shares of Common Stock issued to the holder of such award or exercised shares or stock issuances. With respect to stock appreciation rights, all of the shares of Common Stock covered by the award (that is, shares of Common Stock actually issued pursuant to a stock appreciation right, as well as the shares of Common Stock that represent payment of the exercise price) shall cease to be available under the Plan.

D.          Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number, value and/or class of securities for which any one person may be granted stock options and/or stock appreciation rights or awards under the Stock Issuance and Performance Share and Performance Unit Programs per calendar year, (iii) the number, value and/or class of securities for which automatic award grants are to be made subsequently under the Automatic Award Program and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding award in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I.	OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A.            Exercise Price.

1.          The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

2.          The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the forms specified by the Plan Administrator, including without limitation, by one of the following forms of consideration:

(i)         cash or check made payable to the Corporation,

(ii)         shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(iii)         to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a brokerage firm reasonably satisfactory to the Corporation for purposes of administering such procedure to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B.            Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of seven (7) years measured from the option grant date.

C.            Effect of Termination of Service.

1.           The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i)         Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(ii)         Any option exercisable in whole or in part by the Optionee at the time of death may be exercised subsequently by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution.

(iii)         During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

(iv)         Should the Optionee’s Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

2.           The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term.

D.            Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E.            Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F.            Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of inheritance following the Optionee’s death. However, Non-Statutory Options may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or the Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan, or to the Optionee’s former spouse pursuant to a domestic relations order. The person or persons who acquire a proprietary interest in the option pursuant to the assignment may only exercise the assigned portion. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

II.	INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Seven shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

A.            Eligibility. Incentive Options may only be granted to Employees.

B.            Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

C.            10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III.	CORPORATE TRANSACTION/CHANGE IN CONTROL

A.          Each option, to the extent outstanding under the Plan at the time of a Corporate Transaction but not otherwise exercisable for all the option shares, shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not become exercisable on such an accelerated basis if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

B.          All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

C.          Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

D.          Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options under the Plan per calendar year.

E.          The Plan Administrator shall have the full power and authority to accelerate the vesting of options granted under the Discretionary Option Grant Program upon a Corporate Transaction or Change in Control or upon an event or events occurring in connection with such transactions. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Qualified Option under the Federal tax laws.

F.          The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.	REPRICING OR CANCELLATION AND REGRANT OF AWARDS

The Plan Administrator may not modify or amend a stock option or stock appreciation right to reduce the exercise price of such stock option or stock appreciation right after it has been granted (except for adjustments made pursuant to Article One Section V.D.), unless approved by the Corporation’s stockholders and neither may the Plan Administrator, without the approval of the Corporation’s stockholders, cancel any outstanding stock option or stock appreciation right and immediately replace it with a new stock option or stock appreciation right with a lower exercise price, awards of a different type, and/or cash.

ARTICLE THREE

STOCK APPRECIATION RIGHTS PROGRAM

I.	STOCK APPRECIATION RIGHT TERMS

Each stock appreciation right shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.

A.          Exercise Price.

1.           The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

B.          Payment of SAR Amount. Upon exercise of a stock appreciation right, a Participant will be entitled to receive payment from the Corporation in an amount determined by multiplying:

1.           The difference between the Fair Market Value of a share of Common Stock on the date of exercise over the exercise price; times

2.           The number of shares of Common Stock with respect to which the stock appreciation right is exercised.

At the discretion of the Plan Administrator, the payment upon the exercise of a stock appreciation right may be in cash, in shares of Common Stock of equivalent value, or in some combination thereof.

C.          Exercise and Term of Stock Appreciation Rights. Each stock appreciation right shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the stock appreciation right. However, no stock appreciation right shall have a term in excess of seven (7) years measured from the stock appreciation right grant date.

D.          Effect of Termination of Service. A stock appreciation right granted under the Plan will expire upon the date determined by the Plan Administrator, in its sole discretion, and set forth in the agreement evidencing the award. Notwithstanding the foregoing, the rules of Article Two Section I.C. also will apply to stock appreciation rights.

E.          Stockholder Rights. The holder of a stock appreciation right shall have no stockholder rights with respect to the shares subject to the stock appreciation right until such person shall have exercised the stock appreciation right and become a holder of record of shares, if any, issued thereunder.

II.	CORPORATE TRANSACTION/CHANGE IN CONTROL

A.           Each stock appreciation right, to the extent outstanding under the Plan at the time of a Corporate Transaction but not otherwise exercisable for all the shares subject thereto, shall automatically accelerate so that each such stock appreciation right shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the shares of Common Stock at the time subject to such stock appreciation right and may be exercised for any or all of those shares as fully-vested shares of Common

Stock. However, an outstanding stock appreciation right shall not become exercisable on such an accelerated basis if and to the extent: (i) such stock appreciation right is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or replaced with a comparable award, (ii) such stock appreciation right is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested shares subject to the award at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to the award or (iii) the acceleration of such stock appreciation right is subject to other limitations imposed by the Plan Administrator at the time of grant. The determination of stock appreciation right comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

B.           Immediately following the consummation of the Corporate Transaction, all outstanding stock appreciation rights shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

C.           Each stock appreciation right which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Participant in consummation of such Corporate Transaction had the stock appreciation right been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding stock appreciation right, provided the aggregate exercise price for such award shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, and (iii) the maximum number and/or class of securities for which any one person may be granted stock appreciation rights under the Plan per calendar year.

D.           The Plan Administrator shall have the full power and authority to accelerate the vesting of stock appreciation rights granted under the Stock Appreciation Rights Program upon a Corporate Transaction or Change in Control or upon an event or events occurring in connection with such transactions.

E.           The outstanding stock appreciation rights shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III.	REPRICING OR CANCELLATION AND REGRANT OF AWARDS

The Plan Administrator may not modify or amend a stock option or stock appreciation right to reduce the exercise price of such stock option or stock appreciation right after it has been granted (except for adjustments made pursuant to Article One Section V.D.), unless approved by the Corporation’s stockholders and neither may the Plan Administrator, without the approval of the Corporation’s stockholders, cancel any outstanding stock option or stock appreciation right and immediately replace it with a new stock option or stock appreciation right with a lower exercise price, awards of a different type, and/or cash.

ARTICLE FOUR

STOCK ISSUANCE PROGRAM

I.	STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to grants of restricted stock and restricted stock units which entitle the recipients to retain or receive, as applicable, the shares underlying the award upon the attainment of designated performance goals or the satisfaction of specified Service requirements. To the extent any shares issued pursuant to awards granted under the Stock Issuance Program are forfeited or otherwise return to the Plan, such shares will not count against the number of shares of Common Stock which may be issued under the Plan pursuant to Article One, Section V of the Plan and may once again be issued pursuant to awards under the Plan as if the original award were never granted. The Plan Administrator, in its sole discretion, shall determine the number of shares of Common Stock and/or restricted stock units to be granted to each Participant, provided that during any calendar year and subject to the provisions in the Plan, no Participant shall receive an award under the Stock Issuance Program covering more than 1,000,000 shares of Common Stock.

A.           Purchase Price.

1.            The purchase price per share of Common Stock, if any, shall be fixed by the Plan Administrator.

2.            Shares of Common Stock may be issued under the Stock Issuance Program for any item of consideration which the Plan Administrator may deem appropriate in each individual instance, including, without limitation, the following:

(i)          cash or check made payable to the Corporation, or

(ii)         past services rendered to the Corporation (or any Parent or Subsidiary).

B.           Vesting/Issuance Provisions.

1.           The Plan Administrator may issue shares of Common Stock under the Stock Issuance Program which are fully and immediately vested upon issuance or which are to vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to restricted stock units which entitle the recipients to receive the shares underlying the restricted stock units and which vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any awards granted under the Stock Issuance Program, namely:

(i)        the Service period to be completed by the Participant or the performance objectives to be attained,

(ii)        the number of installments in which the awards are to vest,

(iii)        the interval or intervals (if any) which are to lapse between installments, and

(iv)        the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule,

shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. The Plan Administrator, in its discretion, may set restrictions based upon the achievement of performance objectives, which shall be set by the Plan Administrator. In establishing performance objectives, the Plan Administrator may provide that performance shall be appropriately adjusted in its sole discretion.

2.        Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

3.        The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program (for these purposes, shares to be issued upon settlement of a restricted stock unit award will not be issued until the award has actually been settled), whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

4.        Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for cash consideration, unless the Plan Administrator provides otherwise, the Corporation shall repay that consideration to the Participant at the time the shares are surrendered.

5.        The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

6.        Outstanding restricted stock units under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals or Service requirements established for such awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under outstanding awards in satisfaction of one or more outstanding restricted stock unit awards as to which the designated performance goals are not attained or satisfied. On the date set forth in the Stock Issuance Agreement, all unearned restricted stock units shall be forfeited to the Corporation.

7.        Upon meeting the applicable vesting criteria, the Participant shall be entitled to a payout of restricted stock units as specified in the Stock Issuance Agreement. Notwithstanding the foregoing, after the grant of restricted stock units, the Plan Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such restricted stock units. Payment of earned restricted stock units shall be made as soon as practicable after the date(s) set forth in the Stock Issuance Agreement or as otherwise provided in the applicable Stock Issuance Agreement or as required by applicable laws. The Plan Administrator, in its sole discretion, may pay earned restricted stock units in cash, in shares of Common Stock (which have an aggregate Fair Market Value equal to the value of the earned restricted stock units), or a combination thereof.

II.	CORPORATE TRANSACTION/CHANGE IN CONTROL

A.          All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights and the awards issued under the Stock Issuance Program shall immediately vest in full (with all performance goals or other vesting criteria deemed achieved at target levels), in the event of any Corporate Transaction, except to the extent (i) the awards as to which those repurchase rights or other vesting criteria pertain are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

B.          The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation’s repurchase rights remain outstanding under the Stock Issuance Program or while the awards under the Stock Issuance Program are unvested, to provide that those rights or awards shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights or awards shall immediately vest upon a Corporate Transaction or Change in Control or upon an event or events associated with such transactions.

III.	SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FIVE

PERFORMANCE SHARE AND PERFORMANCE UNIT PROGRAM

I.	PERFORMANCE UNITS AND PERFORMANCE SHARES

Shares of Common Stock or cash may be issued under the Performance Share or Performance Unit Program through awards of performance shares and performance units, which are awards that will result in a payment to a Participant only if the performance goals or other vesting criteria established by the Plan Administrator are achieved or the awards otherwise vest. Each award granted hereunder shall be evidenced by an agreement in such form as the Plan Administrator shall determine which complies with the terms specified below. To the extent any shares issued pursuant to awards granted under the Performance Share and Performance Unit Program are forfeited or otherwise return to the Plan, such shares will not count against the number of shares of Common Stock which may be issued under the Plan pursuant to Article One, Section V of the Plan and may once again be issued pursuant to awards under the Plan as if the original award were never granted.

A.          Grant of Performance Units/Shares. The Plan Administrator will have complete discretion in determining the number of performance units and performance shares granted to each Participant provided that during any calendar year and subject to the provisions in the Plan, (a) no Participant will receive performance units having an initial value greater than $5,000,000, and (b) no Participant will receive more than 1,000,000 performance shares.

B.          Value of Performance Units/Shares. Each performance unit will have an initial value that is established by the Plan Administrator on or before the date of grant. Each performance share will have an initial value equal to the Fair Market Value of a share of Common Stock on the date of grant.

C.          Performance Objectives and Other Terms. The Plan Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as an Employee) in its discretion which, depending on the extent to which they are met, will determine the number or value of performance units/shares that will be paid out to the Participant. Each award of performance units/shares will be evidenced by an agreement that will specify the Performance Period, and such other terms and conditions as the Plan Administrator, in its sole discretion, will determine. The Plan Administrator may set performance objectives based upon the achievement of Corporation-wide, divisional, or individual goals, or any other basis determined by the Plan Administrator in its discretion. In establishing performance objectives, the Plan Administrator may provide that performance shall be appropriately adjusted in its sole discretion.

D.          Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of performance units/shares will be entitled to receive a payout of the number of performance units/shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a performance unit/share, the Plan Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance unit/share.

E.          Form and Timing of Payment of Performance Units/Shares. Payment of earned performance units/shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned performance units/shares in the form of cash, in shares of Common Stock (which have an aggregate Fair Market Value equal to the value of the earned performance units/shares at the close of the applicable Performance Period) or in a combination thereof.

F.          Cancellation of Performance Units/Shares. On the date set forth in the agreement evidencing the award, all unearned or unvested performance units/shares will be forfeited to the Corporation, and again will be available for grant under the Plan.

II.	CORPORATE TRANSACTION/CHANGE IN CONTROL

A.          All performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met with respect to performance shares and performance units in the event of any Corporate Transaction, except to the extent (i) those awards are assumed or an equivalent option or right substituted by the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the award Agreement.

B.          The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested awards are granted or any time while such awards remain unvested and outstanding under the Performance Share or Performance Unit Program, to provide that those awards shall immediately vest upon a Corporate Transaction or Change in Control or upon an event or events associated with such transactions.

ARTICLE SIX

AUTOMATIC AWARD PROGRAM

On August 17, 2000, the Board approved the following changes to the Automatic Award Program which became effective when approved by the stockholders at the 2000 Annual Meeting: (i) reduced the number of shares of Common Stock for which option grants are to be made to new non-employee Board members under the Automatic Award Program from 160,000 shares (as adjusted to reflect the two splits of the Common Stock which have occurred since the implementation of the Plan) to 40,000 shares and (ii) reduced the number of shares of Common Stock for which option grants are to be made to continuing non-employee Board members under the Automatic Award Program from 40,000 shares (as adjusted to reflect the two splits of the Common Stock which have occurred since the implementation of the Plan) to 15,000 shares.

On August 9, 2001, the Board approved the following changes to the Automatic Award Program which became effective with stockholder approval at the 2001 Annual Meeting: (i) increase the number of shares of Common Stock for which option grants are to be made to new non-employee Board members under the Automatic Award Program from 40,000 shares to 55,000 shares and (ii) modify the vesting schedule applicable to each such option grants from four (4) successive equal annual installments to the vesting of 25,000 shares after one (1) year of Board service and the balance in three (3) successive equal annual installments thereafter.

On May 16, 2006, the Board approved the following changes to the Automatic Award Program which became effective with stockholder approval at the 2006 Annual Meeting: increase the number of shares of Common Stock for which option grants are to be made to continuing non-employee Board members under the Automatic Award Program from 15,000 shares to 20,000 shares.

On July 13, 2007, the Board approved the following changes to the Automatic Award Program which became effective with stockholder approval at the 2007 Annual Meeting: reduce the term of option grants under the Automatic Award Program from ten (10) years to seven (7) years.

On August 17, 2009, the Board approved the following changes to the Automatic Award Program which became effective with stockholder approval at the 2009 Annual Meeting: amend the Automatic Award Program so that the Plan Administrator may institute a program whereby a non-employee Board member may elect to receive his or her automatic equity grants in the form of all stock options or in a combination of stock options and restricted stock units. With this amendment, the title of this Article Six was changed from “Automatic Option Grant Program” to “Automatic Award Program” and references in the Plan to the “Automatic Option Grant Program” were modified to reference the “Automatic Award Program.”

On July 14, 2011, the Board approved the following changes to the Automatic Award Program: amend the Automatic Award Program so that non-employee Board members would receive equity grants under the Plan (in any form of award permitted under the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs) pursuant to a compensation policy applicable to non-employee Board members as the Board or Primary Committee may determine from time to time.

On July 17, 2015, the Board approved the following changes to the Automatic Award Program: amend the Automatic Award Program to include limits on the value of awards that any non-employee Board member may receive pursuant to the Automatic Award Program during any calendar year of the Corporation.

I.	GRANTING OF AWARDS

A.          Nonemployee Board Member Compensation Policy. Each individual who is or becomes a non-employee Board member on or after July 14, 2011 shall be granted equity awards pursuant to a compensation policy adopted by the Board or a Primary Committee, as in effect from time to time. Notwithstanding the foregoing, no non-employee Board member participating in the Automatic Award Program may be granted, in any calendar year of the Corporation, awards (whether settled in cash or stock) with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of more than $1,000,000.

B.          Adjustments. The Board or a Primary Committee, in their respective discretion, may change and otherwise revise the terms of awards granted under the compensation policy for non-employee Board members for awards granted on or after the date the Board or the Primary Committee determines to make any such change or revision. For purposes of clarification, the changes or other revisions the Board or the Primary Committee can make to the compensation policy include, but are not limited to, the number of shares of Common Stock subject to the awards, the type of awards granted, and the vesting and other conditions of the awards.

II.	CORPORATE TRANSACTION/CHANGE IN CONTROL

A.          The shares of Common Stock subject to each outstanding option granted under the Automatic Award Program at the time of a Corporate Transaction, but not otherwise vested, shall automatically vest in full so that each such option shall, immediately prior to the effective date of that Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each such option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

B.          The shares of Common Stock subject to each outstanding option granted under the Automatic Award Program at the time of a Change in Control, but not otherwise vested, shall automatically vest in full so that each such option shall, immediately prior to the effective date of that Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested shares until the expiration or sooner termination of the option’s term.

C.          All repurchase rights of the Corporation outstanding under the Automatic Award Program at the time of a Corporate Transaction or Change in Control shall automatically terminate at that time, and the shares of Common Stock subject to those terminated rights shall immediately vest.

D.          Each option granted under the Automatic Award Program that is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had such option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to the exercise price payable per share under each such outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

E.          All vesting criteria relating to any outstanding restricted stock units granted under the Automatic Award Program shall be deemed satisfied and all other terms and conditions met with respect to such awards in the event of any Corporate Transaction or a Change in Control.

F.          The grant of awards under the Automatic Award Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets

III.	REMAINING TERMS

The remaining terms of each award granted under the Automatic Award Program shall be the same as the terms in effect for same type of awards made under the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs.

ARTICLE SEVEN

MISCELLANEOUS

I.	TAX WITHHOLDING

A.          The Corporation’s obligation to deliver shares of Common Stock upon the exercise or issuance of awards or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

B.          The Plan Administrator may, in its discretion, provide any or all holders of unexercised or unvested awards under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use cash or shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders become subject in connection with the exercise of their awards or the vesting or disposition of their shares issued pursuant thereto. Such right may be provided to any such holder in either or both of the following formats:

(i)        Cash or Stock Withholding: The election to have the Corporation withhold, from the cash or shares of Common Stock otherwise issuable upon the exercise of such award, the vesting or issuance of such shares or upon disposition of the shares, a portion of such cash or shares with an aggregate fair market value equal to the minimum statutory amount required to be withheld or other greater amount up to the maximum statutory rate under applicable laws, as applicable to the Participant, if such other greater amount would not result in adverse financial accounting treatment, as determined by the Corporation (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09 amending FASB Accounting Standards Codification Topic 718, Compensation – Stock Compensation).

(ii)        Stock Delivery: The election to deliver to the Corporation, at the time the award is exercised, the shares vest or are otherwise issued or upon disposition of the shares, one or more shares of Common Stock previously acquired by such holder (other than in connection with the exercise of an award or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%) of the minimum amount required to be withheld) designated by the holder.

II.	EFFECTIVE DATE AND TERM OF THE PLAN

The Plan became effective on the Plan Effective Date and shall remain in effect until the earliest of (i) August 16, 2019, (ii) the date on which all shares available for issuance under the Plan shall have been issued or (iii) the termination of all outstanding awards in connection with a Corporate Transaction (unless the acquiror assumes the Plan in the transaction). Upon such Plan termination, all outstanding awards and unvested shares issued pursuant to awards shall continue to have force and effect in accordance with the provisions of the documents evidencing such awards.

III.	AMENDMENT OF THE PLAN

A.          The Board or the Primary Committee shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects, subject to any stockholder approval which may be required pursuant to applicable laws or regulations; provided, however, that the Board or the Primary Committee may not, without stockholder approval, (i) increase the number of shares of Common Stock authorized for issuance under the Plan, or (ii) materially increase the benefits offered to participants under the

1999 Plan. No amendment or modification shall adversely affect any rights and obligations with respect to awards at the time outstanding under the Plan unless the Optionee or Participant consents to such amendment or modification.

B.          The Plan was amended on August 17, 2000, to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 15,000,000 shares. The amendment was approved by the stockholders at the 2000 Annual Meeting, and no option grants were made on the basis of the 15,000,000-share increase, until such stockholder approval was obtained.

C.          The Plan was amended on August 9, 2001, to: (i) increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 13,400,000 shares, (ii) increase the number of shares of Common Stock for which option grants are to be made to newly elected or appointed non-employee Board members under the Automatic Option Grant Program from 40,000 shares to 55,000 shares and (iii) modify the vesting schedule applicable to such option grants from four (4) successive equal annual installments to the vesting of 25,000 shares after one (1) year of Board service and the balance in three (3) successive equal annual installments. Such amendment was approved by the stockholders at the 2001 Annual Meeting, and no options grants were made on the basis of the 13,400,000-share increase or the amendments to the Automatic Option Grant Program until such stockholder approval was obtained.

D.          The Plan was amended on July 2, 2002, to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 14,000,000 shares. Such amendment was approved by the stockholders at the 2002 Annual Meeting, and no option grants were made on the basis of the 14,000,000-share increase, until such stockholder approval was obtained.

E.          The Plan was amended and restated on June 12, 2003, so that awards under the Plan could qualify as “performance based compensation” under Section 162(m) of the Code. The stockholders approved the amended and restated Plan at the 2003 Annual Meeting.

F.          The Plan was amended and restated on July 7, 2004, to (i) increase the number of share of Common Stock authorized for issuance under the Plan by an additional 10,200,000, and (ii) to add the Stock Appreciation Rights and Performance Share and Performance Unit Programs. The stockholders approved the amended and restated Plan at the 2004 Annual Meeting.

G.          The Plan was amended on July 1, 2005, to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 10,600,000 shares. Such amendment was approved by the stockholders at the 2005 Annual Meeting, and no awards were granted on the basis of the 10,600,000-share increase, until such stockholder approval was obtained.

H.          The Plan was amended on July 10, 2006, to (i) increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 10,900,000 shares, and (ii) increase the number of shares of Common Stock for which option grants are to be made to continuing non-employee Board members under the Automatic Option Grant Program from 15,000 shares to 20,000 shares. Such amendment was approved by the stockholders at the 2006 Annual Meeting, and no awards were granted on the basis of the 10,900,000-share increase, until such stockholder approval was obtained.

I.          The Plan was amended on July 13, 2007, to (i) increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 7,200,000 shares, (ii) extend the term of the Plan by ten (10) years, (iii) provide that the number of shares subject to awards granted under the Stock Issuance and Performance Share and Performance Unit Programs may not exceed more than thirty percent (30%) of the sum of (1) the number of shares of Common Stock added to the Plan at the 2007 Annual Meeting, (2) the number of shares of Common Stock available to be granted pursuant to awards under the Plan as of May 25, 2007, and (3) the number of shares of Common Stock subject to outstanding awards as of May 25,

2007 that actually return to the Plan upon the repurchase or reacquisition of unvested shares or that were subject to awards that terminated without any shares actually having been issued pursuant thereto, (iv) increase the initial value of performance units that a Participant may receive during any calendar year from $1,000,000 to $2,000,000 and (v) decrease the maximum term of options granted under the Discretionary Option Grant Program and Automatic Option Grant Program and of stock appreciation rights granted under the Stock Appreciation Rights Program from ten (10) years to seven (7) years. Such amendments were approved by the stockholders at the 2007 Annual Meeting, and no awards were granted on the basis of the 7,200,000-share increase or the amendments to the Stock Issuance, Performance Share and Performance Unit Programs, Discretionary Option Grant Program, Automatic Option Grant Program and Stock Appreciation Rights Program until such stockholder approval was obtained.

J.          The Plan was amended on July 11, 2008, to (i) increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 6,600,000 shares, (ii) permit the Corporation to grant equity awards to the Corporation’s non-employee Board members under all equity programs under the Plan and (iii) provide that the number of shares subject to awards granted under the Stock Issuance and Performance Share and Performance Unit Programs may not exceed more than thirty percent (30%) of the sum of (1) the number of shares of Common Stock added to the Plan at the 2008 Annual Meeting, (2) the number of shares of Common Stock available to be granted pursuant to awards under the Plan as of May 23, 2008, and (3) the number of shares of Common Stock subject to outstanding awards as of May 23, 2008. Such amendments were approved by the stockholders at the 2008 Annual Meeting, and no awards were granted on the basis of the 6,600,000-share increase or the other amendments to the Plan until such stockholder approval was obtained.

K.          Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under such program are held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess grants are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees the exercise price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

L.          The Plan was amended on March 6, 2009, to provide for a one-time stock option exchange program, as described in the proxy statement pursuant to the Special Meeting of Stockholders held on April 21, 2009, under which certain outstanding options may be surrendered in exchange for a lesser number of restricted stock units (or cash payment involving exchanges of a small number of surrendered options). Pursuant to the stock option exchange program, all of the shares underlying options surrendered in the option exchange program were returned to the Plan and restricted stock unit grants made in connection with the stock option exchange program were made from such returned shares. After making the restricted stock unit grants in connection with the stock option exchange program, the Plan’s share reserve was reduced such that, in effect, only 3,500,000 of the shares underlying the surrendered options were retained as available for future grant under the Plan, thereby reducing the number of shares of Common Stock which may be issued over the term of the Plan from 101,100,000 shares to 89,330,429 shares.

M.          The Plan was amended on August 17, 2009, to (i) approve an amendment to the Automatic Award Program (formerly known as the Automatic Option Grant Program) so that the Plan Administrator may implement a program whereby a non-employee Board member may elect to receive his or her automatic equity grants in the form of all stock options or in a combination of stock options and restricted stock units, and (ii) provide that the number of shares of Common Stock that may be issued pursuant to the Stock Issuance and Performance Share or Performance Unit Programs equals 8,893,237 plus the sum of: (A) fifty percent (50%) of the number of shares subject to outstanding awards as of August 17, 2009 that actually return to the Plan pursuant to Article One, Section V, Clause C, and (B) fifty percent (50%) of the number of shares of Common Stock that are added to the Plan upon approval of the Corporation’s stockholders after the 2009 Annual Meeting. Such amendments were approved by the stockholders at the 2009 Annual Meeting, and no awards were granted based on the amendments to the Plan until such stockholder approval was obtained.

N.          The Plan was amended on July 13, 2010, to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 7,000,000 shares. The stockholders approved such amendment at the 2010 Annual Meeting, and no awards were granted on the basis of the 7,000,000-share increase until such stockholder approval was obtained.

O.          The Plan was amended on July 14, 2011, to (i) amend the Automatic Award Program so that non-employee Board members would receive equity grants under the Plan (in any form of award permitted under the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs) pursuant to a compensation policy applicable to non-employee Board members as the Board or Primary Committee may determine from time to time, and (ii) to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 7,700,000 shares. The stockholders approved the share increase at the 2011 Annual Meeting, and no awards were granted on the basis of the 7,700,000-share increase until such stockholder approval was obtained.

P.          The Plan was amended on July 18, 2012, to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 7,350,000 shares. The stockholders approved such amendment at the 2012 Annual Meeting and no awards were granted on the basis of the 7,350,000-share increase until such stockholder approval was obtained.

Q.          The Plan was amended on July 22, 2013, (i) to increase the number of shares of Common Stock that a Participant may receive during any calendar year pursuant to an award granted under the Stock Issuance Program from 200,000 to 1,000,000, and (ii) to increase the number of shares of Common Stock and the initial value of an award that a Participant may receive during any calendar year pursuant to an award granted under the Performance Share and Performance Unit Program from 200,000 to 1,000,000 and from $2,000,000 to $5,000,000, respectively. The stockholders approved such amendments at the 2013 Annual Meeting and no awards were granted on the basis of the amendments until such stockholder approval was obtained.

R.          The Plan was amended on July 31, 2013, (i) to amend the Stock Issuance and Performance Share and Performance Unit Programs such that the number of shares of Common Stock which may be issued under each such program will not be subject to a share limitation specific to that program, but will remain subject to the limitations with respect to the number of shares of Common Stock which may be issued under the Plan pursuant to Article One, Section V of the Plan, (ii) to amend Article One Section V.A. of the Plan such that any shares subject to awards granted under the Plan other than options to purchase shares of Common Stock or stock appreciation rights will be counted against the maximum number of shares of Common Stock which may be issued over the term of the Plan as two (2) shares for every one (1) share subject thereto, (iii) to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 10,000,000 shares and (iv) amend the performance criteria that may be used as a basis for establishing performance-based compensation under the 1999 Plan. The stockholders approved such amendments at the 2013 Annual Meeting and no awards were granted on the basis of the amendments until such stockholder approval was obtained.

S.          The Plan was amended on July 23, 2014, to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 7,500,000 shares. The stockholders approved such amendment at the 2014 Annual Meeting and no awards were granted on the basis of the amendment until such stockholder approval was obtained.

T.          The Plan was amended on July 17, 2015, (i) to clarify that all of the shares of Common Stock covered by an award of stock appreciation rights (that is, shares of Common Stock actually issued pursuant to a stock appreciation right, as well as the shares of Common Stock that represent payment of the exercise price) shall cease to be available under the Plan, (ii) to amend the definition of “Service” under the Plan and (iii) to include limits on the value of awards that any non-employee Board member may receive during any calendar year of the Corporation. The Plan was amended on July 24, 2015 to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 15,500,000 shares. The stockholders approved such amendment at the 2015 Annual Meeting and no awards were granted on the basis of the amendment until such stockholder approval was obtained.

U.          The Plan was amended on July 30, 2016, to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 4,300,000 shares. The stockholders approved such amendment at the 2016 Annual Meeting and no awards were granted on the basis of the amendment until such stockholder approval was obtained.

V.          The Plan was amended on July 20, 2017, to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 8,500,000 shares. The stockholders approved such amendment at the 2017 Annual Meeting and no awards were granted on the basis of the amendment until such stockholder approval was obtained. The Plan was amended on September 13, 2017, to modify the stock withholding provisions in Article VII to permit stock withholding to satisfy tax obligations in excess of the minimum statutory amount required to be withheld if such greater amount does not result in adverse financial accounting treatment for the Corporation.

W.          The Plan was amended on July 19, 2018, in response to the Tax Cuts and Jobs Act, to remove certain provisions relating to the granting, administration and terms of awards intended to qualify as “performance based compensation” under Section 162(m) of the Code as previously in effect. The Plan was amended on July 19, 2018, to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 9,000,000 shares. The stockholders will be asked to approve the share increase at the 2018 Annual Meeting, and no awards will be granted on the basis of the share increase until such stockholder approval is obtained.

IV.	REGULATORY APPROVALS

A.          The implementation of the Plan, the granting of any award under the Plan and the issuance of any shares of Common Stock pursuant to an award shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the awards granted under it and the shares of Common Stock issued pursuant to it.

B.          No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

V.	USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI.	NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

APPENDIX

The following definitions shall be in effect under the Plan:

A.            Automatic Award Program shall mean the automatic award program in effect under Article Six of the Plan.

B.            Board shall mean the Corporation’s Board of Directors.

C.            Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

(i)            the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders, or

(ii)            a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

D.            Code shall mean the Internal Revenue Code of 1986, as amended.

E.            Common Stock shall mean the Corporation’s common stock.

F.            Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

(i)            a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

(ii)            the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

G.            Corporation shall mean NetApp, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of NetApp, Inc. which shall by appropriate action adopt the Plan.

H.            Discretionary Option Grant Program shall mean the discretionary option grant program in effect under Article Two of the Plan.

I.            Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

J.            Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

K.            Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)            If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)            If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii)            In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Plan Administrator.

L.            Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

M.            Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary).

N.            1934 Act shall mean the Securities Exchange Act of 1934, as amended.

O.            Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

P.            Optionee shall mean any person to whom an option is granted under the Plan.

Q.            Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

R.            Participant shall mean any person who is issued an award under the Stock Appreciation Rights, Stock Issuance, or Performance Share and Performance Unit Programs.

S.            Performance Period means any fiscal year of the Corporation or such other period as determined by the Administrator in its sole discretion.

T.            Performance Share and Performance Unit Program shall mean the performance share and performance unit program in effect under Article Five of the Plan.

U.            Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for the purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

V.            Plan shall mean the Corporation’s 1999 Stock Option Plan, as set forth in this document.

W.            Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant, Stock Appreciation Rights, Stock Issuance and Performance Share and Performance Unit Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under such program with respect to the persons under its jurisdiction.

X.            Plan Effective Date shall mean August 17, 1999, the date on which the Board adopted the Plan.

Y.            Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant Program with respect to Section 16 Insiders or to determine the terms of, and otherwise administer, any compensation policy adopted by the Corporation for non-employee Board members.

Z.            Secondary Committee shall mean a committee of Board members or of other individuals satisfying applicable laws appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

AA.         Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

BB.         Service shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance. Service shall include any notice of termination period (e.g., garden leave, etc.) through the effective date of an Employee’s termination of employment as set forth in the notice, whether or not the Employee is providing active services to the Corporation (or any Parent or Subsidiary) during the notice period.

CC.         Stock Appreciation Rights Program shall mean the stock appreciation rights program in effect under Article Three of the Plan.

DD.         Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

EE.         Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock or the grant of restricted stock units under the Stock Issuance Program.

FF.         Stock Issuance Program shall mean the stock issuance program in effect under Article Four of the Plan.

GG.         Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

HH.         10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

II.         Withholding Taxes shall mean the Federal, state and local income and employment withholding taxes to which the holder of options or unvested shares of Common Stock becomes subject in connection with the exercise of those options, or the vesting of those shares or upon the disposition of shares acquired pursuant to an option or stock issuance.

Appendix B

NETAPP, INC.

EMPLOYEE STOCK PURCHASE PLAN

As Amended Effective July 19, 2018

I.   PURPOSE OF THE PLAN

This Employee Stock Purchase Plan is intended to promote the interests of NetApp, Inc. by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

Certain provisions of the Plan as restated August 2001 (the “2001 Restatement”) became effective with the offering period commencing December 3, 2001 and did not have any force or effect prior to such date.

All share numbers in this document reflect (i) the two-for-one split of the Common Stock effected on December 19, 1997, (ii) the two-for-one split of the Common Stock effected on December 22, 1998, (iii) the two-for-one split of the Common Stock effected on December 21, 1999, and (iv) the two-for-one split of the Common Stock effected on March 23, 2000.

II.   ADMINISTRATION OF THE PLAN

The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423, including designating separate Offerings under the Plan. Without limiting the generality of the foregoing, the Plan Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the determination of what compensation qualifies as Cash Earnings, handling of the payroll deductions and other additional payments that the Corporation may permit to be made by a Participant to fund the exercise of purchase rights granted pursuant to the Plan, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. Further, without shareholder consent and without limiting Section X.A, the Plan Administrator shall be entitled to change the offering periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an offering period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Corporation’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with contribution amounts, and establish such other limitations or procedures as the Plan Administrator determines in its sole discretion advisable that are consistent with the Plan.

Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III.   STOCK SUBJECT TO PLAN

A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed Sixty Five Million Seven Hundred Thousand (65,700,000) shares, including (i) an increase of One Million Six Hundred Thousand (1,600,000) shares authorized by the Board on August 11, 1998 and approved by the shareholders on October 8, 1998, (ii) an increase of One Million (1,000,000) shares authorized by the Board on August 17, 1999 and approved by the shareholders on October 26, 1999, (iii) an increase of Three Million (3,000,000) shares authorized by the Board on August 9, 2001 and approved by the shareholders at the 2001 Annual Meeting held on October 18, 2001, (iv) an increase of Two Million Four Hundred Thousand (2,400,000) shares authorized by the Board on July 2, 2002, and approved by the shareholders at the 2002 Annual Meeting held on August 29, 2002, (v) an increase of One Million (1,000,000) shares authorized by the Board on June 12, 2003 and approved by shareholders at the 2003 Annual Meeting held on September 2, 2003, (vi) an increase of One Million Three Hundred Thousand (1,300,000) shares authorized by the Board on July 7, 2004 and approved by the shareholders at the 2004 Annual Meeting held on September 2, 2004, (vii) an increase of One Million Five Hundred Thousand (1,500,000) shares authorized by the Board on July 1, 2005 and approved by the shareholders at the 2005 Annual Meeting held on August 31, 2005, (viii) an increase of One Million Six Hundred Thousand (1,600,000) shares authorized by the Board on July 10, 2006 and approved by the shareholders at the 2006 Annual Meeting held on August 31, 2006, (ix) an increase of One Million Six Hundred Thousand (1,600,000) shares authorized by the Board on July 13, 2007 and approved by the shareholders at the 2007 Annual Meeting held on September 19, 2007, (x) an increase of Two Million Nine Hundred Thousand (2,900,000) shares authorized by the Board on July 11, 2008 and approved by the shareholders at the 2008 Annual Meeting held on September 2, 2008, (xi) an increase of Six Million Seven Hundred Thousand (6,700,000) shares authorized by the Board on August 17, 2009 and approved by the shareholders at the 2009 Annual Meeting held on October 14, 2009, (xii) an increase of Five Million (5,000,0000) shares authorized by the Board on July 13, 2010 and approved by the shareholders at the 2010 Annual Meeting held on August 31, 2010, (xiii) an increase of Three Million Five Hundred Thousand (3,500,0000) shares authorized by the Board on July 14, 2011 and approved by the shareholders at the 2011 Annual Meeting held on August 31, 2011, (xiv) an increase of Five Million (5,000,000) shares authorized by the Board on July 18, 2012 and approved by the shareholders at the 2012 Annual Meeting held on August 31, 2012, (xv) an increase of Five Million (5,000,000) shares authorized by the Compensation Committee of the Board (pursuant to authority delegated by the Board) on July 31, 2013 and approved by the shareholders at the 2013 Annual Meeting held on September 13, 2013, (xvi) an increase of Five Million (5,000,000) shares authorized by the Board on July 23, 2014 and approved by the shareholders at the 2014 Annual Meeting held on September 5, 2014, (xvii) an increase of Five Million (5,000,000) shares authorized by the Compensation Committee of the Board (pursuant to authority delegated by the Board) on July 24, 2015 and approved by the shareholders at the 2015 Annual Meeting held on September 11, 2015, (xviii) an increase of Two Million Five Hundred Thousand (2,500,000) shares approved by the Board on July 30, 2016, pursuant to a recommendation by the Board’s Compensation Committee and approved by the shareholders at the 2016 Annual Meeting held on September 15, 2016, (xix) an increase of Two Million Five Hundred Thousand (2,500,000) shares approved by the Board on July 17, 2017 and approved by the shareholders at the 2017 Annual Meeting held on September 14, 2017, plus (xx) an increase of Two Million (2,000,000) shares approved by the Board on July 19, 2018, pursuant to a recommendation by the Board’s Compensation Committee.

B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, (iii) the maximum number and class of securities purchasable in total by all Participants on any one Purchase Date under the Plan and (iv) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV.   OFFERING PERIODS

A. Shares of Common Stock shall be offered for purchase under the Plan through a series of overlapping offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

B. Each offering period shall be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date of such offering period. Offering periods shall commence at semi-annual intervals on the first business day of June and December each year over the remaining term of the Plan. Accordingly, two (2) separate offering periods shall commence in each calendar year the 2001 Restatement remains in existence. However, the initial offering period under the 2001 Restatement shall begin on the first business day in December 2001 and end on the last business day in November 2003.

NOTE: Prior to December 3, 2001, shares of Common Stock were offered for purchase under the Plan through a series of successive offering periods, each with a maximum duration of twenty-four (24) months. The last such offering period began on the first business day in December 1999 and terminated on November 30, 2001.

C. Each offering period shall be comprised of a series of one or more successive Purchase Intervals. Purchase Intervals shall run from the first business day in June each year to the last business day in November of the same year and from the first business day in December each year to the last business day in May of the following year.

D. Should the Fair Market Value per share of Common Stock on any Purchase Date within any offering period beginning on or after December 3, 2001 be less than the Fair Market Value per share of Common Stock on the start date of that offering period, then the individuals participating in such offering period shall, immediately after the purchase of shares of Common Stock on their behalf on such Purchase Date, be transferred from that offering period and automatically enrolled in the next offering period commencing after such Purchase Date.

V.   ELIGIBILITY

A. Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date (subject to the provisions of Section V.B); provided, however, that the Plan Administrator, in its discretion, from time to time may, prior to a start date of any offering period for all purchase rights for future offering periods, establish (on a uniform and nondiscriminatory basis) waiting periods for participation in future offering periods of not more than two (2) years from the participant’s date of hire. However, an Eligible Employee may participate in only one offering period at a time. Employees who are citizens or residents of a non-U.S. jurisdiction may be excluded from participation in the Plan or an Offering if the participation of such employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.

B. Except as otherwise provided in Section IV.D, an Eligible Employee must, in order to participate in the Plan for a particular offering period, complete an on-line enrollment process in a uniform and non-discriminatory basis prescribed by the Plan Administrator or complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization form) and file such forms with the Plan Administrator (or its designate) on or before the seventh (7th) business day prior to the start date of the applicable offering period or the date established by the Plan Administrator on or prior to that offering period in a uniform and non-discriminatory basis.

VI.   PAYROLL DEDUCTIONS

A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Cash Earnings paid to the Participant during each Purchase Interval within that offering period, up to a maximum of ten percent (10%). The deduction rate so authorized by a Participant shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:

(i) The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

(ii) The Participant may, prior to the commencement of any new Purchase Interval within the offering period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the ten percent (10%) maximum) shall become effective as of the start date of the first Purchase Interval following the filing of such form.

B. Payroll deductions on behalf of the Participant shall begin on the first pay day following the start date of the offering period in which he or she is enrolled and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account, except as may be required by applicable law, as determined by the Corporation, and if so required, will apply to all Participants in the relevant Offering, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f). The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes, except under Offerings in which applicable local law requires that amounts collected from the Participants be segregated from the Corporation’s general corporate funds and/or deposited with an independent third party for Participants in non-U.S. jurisdictions.

C. Payroll deductions shall automatically cease upon the Participant’s withdrawal from the offering period or the termination of his or her purchase right in accordance with the provisions of the Plan.

D. The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

E. The Plan Administrator shall have the discretion, exercisable prior to the start date of any offering period under the Plan, to determine whether the payroll deductions authorized by Participants during such offering period shall be calculated as a percentage of Base Salary or Cash Earnings.

VII.   PURCHASE RIGHTS

A. Grant of Purchase Right. A Participant shall be granted a separate purchase right for each offering period in which he or she is enrolled. The purchase right shall be granted on the start date of the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments during that offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable. For purposes of the Plan, the Plan Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees will participate, even if the dates of the applicable offering periods of each such Offering are identical.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

B. Exercise of the Purchase Right. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on each such Purchase Date. The purchase shall be affected by applying the Participant’s payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

C. Purchase Price. The purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date within the particular offering period in which he or she is enrolled shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

D. Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the particular offering period in which he or she is enrolled shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed One Thousand Five Hundred (1,500) shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease, or implement, the limitations to be in effect for the number of shares purchasable per Participant and in total by all Participants enrolled in that particular offering period on each Purchase Date which occurs during that offering period.

E. Excess Payroll Deductions. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be promptly refunded to Participant after each Purchase Date.

F. Suspension of Payroll Deductions. In the event that a Participant is, by reason of the accrual limitations in Article VIII, precluded from purchasing additional shares of Common Stock on one or more Purchase Dates during the offering period in which he or she is enrolled, then no further payroll deductions shall be collected from such Participant with respect to those Purchase Dates. The suspension of such deductions shall not terminate the Participant’s purchase right for the offering period in which he or she is enrolled, and payroll deductions shall automatically resume on behalf of such Participant once he or she is again able to purchase shares during that offering period in compliance with the accrual limitations of Article VIII.

G. Withdrawal from Offering Period. The following provisions shall govern the Participant’s withdrawal from an offering period under the Plan:

(i) A Participant may withdraw from the offering period in which he or she is enrolled by completing an on-line withdrawal process in a uniform and non-discriminatory basis prescribed by the Plan Administrator or by filing the appropriate form with the Plan Administrator (or its designate) at any time on or before the seventh (7th) business day prior to the next scheduled Purchase Date in the offering period (unless such timing restriction is prohibited under the laws of the applicable jurisdiction), and no further payroll deductions shall be collected from the Participant with respect to that offering period; provided, however, that the Plan Administrator, in its discretion, from time to time may, prior to a start date of any offering period for all purchase rights for future offering periods, establish (on a uniform and nondiscriminatory basis) a different date for effective withdrawals from the Plan. Any payroll deductions collected during the Purchase Interval in which such timely withdrawal occurs shall be refunded as soon as possible and no shares will be purchased on behalf of such Participant on the next Purchase Date, and if such withdrawal is not timely made, and subject to the laws of the applicable jurisdiction, any payroll deductions collected during the Purchase Interval will be used to purchase shares on the next Purchase Date on behalf of such Participant.

(ii) The Participant’s withdrawal from the offering period shall be irrevocable, and the Participant may not subsequently rejoin that offering period. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by completing an on-line enrollment process in a manner prescribed by the Plan Administrator or by making a timely filing of the prescribed enrollment forms) on or before the seventh (7th) business day prior to the start date of the applicable offering period or the date determined by the Plan Administrator pursuant to Section V of that offering period.

H. Termination of Eligible Employee Status. Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded. A Participant’s purchase right shall not terminate during any notice of termination period (e.g., garden leave, etc.) through the effective date of the Participant’s termination of employment as set forth in the notice, whether or not the Participant is providing active service to the Corporation. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the seventh (7th) business day prior to the Purchase Interval in which such leave commences (unless such timing restriction is prohibited under the laws of the applicable jurisdiction), to withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval. In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave; provided, however, that payroll deductions on the Participant’s behalf may be collected for amounts paid during such leave for services rendered by the Participant prior to his or her leave. Upon the Participant’s return to active service (i) within three (3) months following the commencement of such leave or (ii) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Corporation is guaranteed by either statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence which exceeds in duration the applicable time period shall be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by completing an on-line enrollment process in a manner prescribed by the Plan Administrator or making a timely filing of the prescribed enrollment forms) on or before the seventh (7th) business day prior to the start date of the applicable offering period or the date determined by the Plan Administrator pursuant to Section V of any offering period in which he or she wishes to participate.

I. Change in Control. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the Purchase Interval in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of the offering period in which the Participant is enrolled at the time of such Change in Control or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Change in Control. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date.

The Corporation shall use its best efforts to provide at least ten (10) days prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.

J. Proration of Purchase Rights. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed either (i) the maximum limitation on the number of shares purchasable in total by all Participants on such date or (ii) the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

K. Assignability. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

L. Shareholder Rights. A Participant shall have no shareholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII.   ACCRUAL LIMITATIONS

A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

(i) The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period in which such right remains outstanding.

(ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions which the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX.   EFFECTIVE DATE AND TERM OF THE PLAN

A. The Plan was adopted by the Board on September 26, 1995 and was subsequently approved by the shareholders and became effective at the Effective Time.

B. The Plan was amended by the Board on August 11, 1998 (the “1998 Amendment”) to increase the maximum number of shares of Common Stock authorized for issuance under the Plan by an additional One Million Six Hundred Thousand (1,600,000) shares. The 1998 Amendment was approved by the shareholders at the 1998 Annual Meeting.

C. On August 17, 1999, the Board amended the Plan to (i) increase the maximum number of shares of Common Stock authorized for issuance under the Plan by an additional One Million (1,000,000) shares and (ii) make amendments to certain administrative provisions of the Plan (the “1999 Amendment”). The 1999 Amendment was approved by the shareholders on October 26, 1999.

D. The 2001 Restatement was adopted by the Board on August 9, 2001 and effects the following changes to the Plan: (i) increase the number of shares authorized for issuance under the Plan by an additional Three Million (3,000,000) shares, (ii) implement a series of overlapping twenty-four (24)-month offering periods beginning at semi-annual intervals each year, (iii) establish a series of semi-annual purchase dates within each such offering period, (iv) reduce the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date after November 30, 2001 from Twelve Thousand (12,000) shares to One Thousand Five Hundred (1,500) shares, (v) limit the number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date after November 30, 2001 to One Million (1,000,000) shares, (vi) extend the maximum term of the Plan until the last business day in May 2011 and (vii) revise certain provisions of the Plan document in order to facilitate the administration of the Plan. No purchase rights were exercised under the Plan, and no shares of Common Stock were issued, on the basis of the 3,000,000-share increase authorized by the 2001 Restatement, until the 2001 Restatement was approved by the shareholders at the 2001 Annual Stockholders Meeting.

E. The Plan was amended by the Board on July 2, 2002 (the “2002 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Two Million Four Hundred Thousand (2,400,000) shares. The 2002 Restatement was approved by the shareholders on August 29, 2002.

F. The Plan was amended by the Board on June 12, 2003 (the “2003 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional One Million (1,000,000) shares. The 2003 Restatement was approved by the shareholders at the 2003 Annual Meeting.

G. The Plan was amended by the Board on July 7, 2004 (the “2004 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional One Million Three Hundred Thousand (1,300,000) shares. The 2004 Restatement was approved by the shareholders at the 2004 Annual Meeting.

H. The Plan was amended by the Board on July 1, 2005 (the “2005 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional One Million Five Hundred Thousand (1,500,000) shares. The 2005 Restatement was approved by the shareholders at the 2005 Annual Meeting.

I. The Plan was amended by the Board on July 10, 2006 (the “2006 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional One Million Six Hundred Thousand (1,600,000) shares. The 2006 Restatement was approved by the shareholders at the 2006 Annual Meeting.

J. The Plan was amended by the Board on July 13, 2007 (the “2007 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional One Million Six Hundred Thousand (1,600,000) shares. The 2007 Restatement was approved by the shareholders at the 2007 Annual Meeting. The Plan was amended by the Board’s Compensation Committee on November 28, 2007 to limit the number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date to One Million Five Hundred Thousand (1,500,000) shares.

K. The Plan was amended by the Board’s Compensation Committee on May 23, 2008 to remove the limitation on the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date.

L. The Plan was amended by the Board on July 11, 2008 (the “2008 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Two Million Nine Hundred Thousand (2,900,000) shares. The 2008 Restatement was approved by the shareholders at the 2008 Annual Meeting.

M. The Plan was amended by the Board on August 17, 2009 (the “2009 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Six Million Seven Hundred Thousand (6,700,000) shares. The 2009 Restatement was approved by shareholders at the 2009 Annual Meeting.

N. The Plan was amended by the Board on July 13, 2010 (the “2010 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Five Million (5,000,000) shares, to revise the eligibility requirements and to remove the Plan’s fixed-term expiration date. The 2010 Restatement was approved by shareholders at the 2010 Annual Meeting.

O. The Plan was amended by the Board on July 14, 2011 (the “2011 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Three Million Five Hundred Thousand (3,500,000) shares. The 2011 Restatement was approved by shareholders at the 2011 Annual Meeting.

P. The Plan was amended by the Board on July 18, 2012 (the “2012 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Five Million (5,000,000) shares. The 2012 Restatement was approved by the shareholders at the 2012 Annual Meeting.

Q. The Plan was amended by the Board’s Compensation Committee on April 16, 2013 to make administrative changes relating to the timing of enrollment and withdrawal from the Plan and the ability to suspend participation in the Plan.

R. The Plan was amended by the Board’s Compensation Committee on July 31, 2013 (pursuant to authority delegated by the Board) (the “2013 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Five Million (5,000,000) shares. The 2013 Restatement was approved by the shareholders at the 2013 Annual Meeting.

S. The Plan was amended by the Board’s Compensation Committee on June 26, 2014 to refund contributions not used to purchase whole shares on each Purchase Date to Participants instead of retaining contributions for purchasing shares on the following Purchase Date. The Plan was amended by the Board on July 23, 2014 (the “2014 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Five Million (5,000,000) shares. The 2014 Restatement was approved by the shareholders at the 2014 Annual Meeting.

T. The Plan was amended by the Board on July 17, 2015 to clarify the termination provisions relating to purchase rights. The Plan was amended by the Board’s Compensation Committee (pursuant to authority delegated by the Board) on July 24, 2015 (the “2015 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Five Million (5,000,000) shares. The 2015 Restatement was approved by the shareholders at the 2015 Annual Meeting.

U. The Plan was amended by the Board, pursuant to a recommendation by the Board’s Compensation Committee, on July 30, 2016 (the “2016 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Two Million Five Hundred Thousand (2,500,000) shares. The 2016 Restatement was approved by the shareholders at the 2016 Annual Meeting.

V. The Plan was amended by the Board on July 17, 2017 (the “2017 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Two Million Five Hundred Thousand (2,500,000) shares. The 2017 Restatement was approved by the shareholders at the 2017 Annual Meeting.

W. The Plan was amended by the Board, pursuant to a recommendation by the Board’s Compensation Committee, on July 19, 2018 (the “2018 Restatement”) to increase the number of shares authorized for issuance under the Plan by an additional Two Million (2,000,000) shares. The 2018 Restatement was approved by the shareholders at the 2018 Annual Meeting.

X. The Corporation shall comply with all applicable requirements of the 1933 Act (including the registration of such additional shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of the Nasdaq National Market with respect to those shares, and all other applicable requirements established by law or regulation.

Y. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (ii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

X.   AMENDMENT OF THE PLAN

A. The Board may alter, amend, suspend, terminate or discontinue the Plan at any time to become effective immediately following the close of any Purchase Interval. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Corporation shall obtain shareholder approval in such a manner and to such a degree as required. However, the Plan may be amended or terminated immediately upon Board action, if and to the extent necessary to assure that the Corporation will not recognize, for financial reporting purposes, any compensation expense in connection with the shares of Common Stock offered for purchase under the Plan, should the financial accounting rules applicable to the Plan at the Effective Time be subsequently revised so as to require the recognition of compensation expense in the absence of such amendment or termination.

XI.   GENERAL PROVISIONS

A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

C. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

APPENDIX

The following definitions shall be in effect under the Plan:

A. Base Salary shall mean the regular base salary paid to a Participant by one or more Participating Companies during such individual’s period of participation in one or more offering periods under the Plan. Such Base Salary shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. The following items of compensation shall not be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant’s behalf by the Corporation or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

B. Board shall mean the Corporation’s Board of Directors.

C. Cash Earnings shall mean the (i) base salary payable to a Participant by one or more Participating Companies during such individual’s period of participation in one or more offering periods under the Plan plus (ii) all overtime payments, bonuses, commissions, current profit-sharing distributions and other incentive-type payments received during such period. Such Cash Earnings shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. However, Cash Earnings shall not include any contributions (other than Code Section 401(k) or Code Section 125 contributions deducted from such Cash Earnings) made by the Corporation or any Corporate Affiliate on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established.

D. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction,

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation; or

(iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s shareholders.

E. Code shall mean the Internal Revenue Code of 1986, as amended.

F. Common Stock shall mean the Corporation’s common stock.

G. Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

H. Corporation shall mean NetApp, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of NetApp, Inc. which shall by appropriate action adopt the Plan.

I. Effective Time shall mean the time at which the underwriting agreement for the Corporation’s initial public offering of the Common Stock was executed and finally priced. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Time shall designate a subsequent Effective Time with respect to its employee-Participants.

J. Eligible Employee shall mean any person who is employed by a Participating Company on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a), or any lesser number of hours per week and/or number of months in any calendar year established by the Plan Administrator (if required under applicable local law) for purposes of any separate Offering.

K. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

L. 1933 Act shall mean the Securities Act of 1933, as amended.

M. Offering means an offer under the Plan of a purchase right that may be exercised during an offering period as further described in Section VII. For purposes of the Plan, the Plan Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees will participate, even if the dates of the applicable offering periods of each such Offering are identical.

N. Participant shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan

O. Participating Corporation shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees.

P. Plan shall mean the Corporation’s Employee Stock Purchase Plan, as set forth in this document.

Q. Plan Administrator shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

R. Purchase Date shall mean the last business day of each Purchase Interval.

S. Purchase Interval shall mean each successive six (6)-month period within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

T. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

Appendix C

BYLAWS

OF

NETAPP, INC.

(amended and restated as of April 27, 2018)

ARTICLE II

MEETINGS OF STOCKHOLDERS

[…]

Section 2.5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may only be called by the Board of Directors or in accordance with Section 2.14 of these Bylaws.

[…]

Section 2.11. (a) Nominations of persons for election to the Board of Directors shall be made at a meeting of the stockholders only (i) by the Board of Directors or by a committee appointed by the Board of Directors for such purpose, (ii) provided that the corporation’s notice of meeting provides that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time of the giving of the notice provided for in this Bylaw, who shall be entitled to vote for the election of directors at such meeting and who complies with the procedures set forth in this Bylaw, or (iii) in the case of an annual meeting, by an Eligible Stockholder (as defined in Section 3.15 of these Bylaws) who complies with the procedures set forth in Section 3.15 of these Bylaws.

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder pursuant to clause (a)(ii) above of this Section 11, such stockholder shall have given timely notice thereof (a “Nomination Notice”) in proper written form to the secretary of the corporation. To be timely in the case of an annual meeting, a Nomination Notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting of stockholders was mailed or public disclosure of the date of the annual meeting of stockholders was made, whichever first occurs. To be timely in the case of a special meeting, a Nomination Notice shall be delivered to or mailed and received at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting of stockholders was mailed or public disclosure of the date of the annual meeting of stockholders was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) To be in proper written form, a Nomination Notice shall set forth or be accompanied by the following as to each person, acting alone or in conjunction with one or more other persons as a partnership, limited partnership, syndicate or other group, who participates or is expected to participate in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee:

(i) the name, age, residence, address, and business address of each proposed nominee and of each such person;

(ii) the principal occupation or employment, the name, type of business and address of the corporation or other organization in which such employment is carried on of each proposed nominee and of each such person;

(iii) the amount of stock of the corporation owned beneficially, either directly or indirectly, by each proposed nominee and each such person; and

(iv) a description of any arrangement or understanding of each proposed nominee and of each such person with each other or any other person regarding future employment or any future transaction to which the corporation will or may be a party.

(d) A Nomination Notice shall also set forth or be accompanied by the following as to each proposed nominee:

(i) the written consent of such proposed nominee to serve as a director if so elected;

(ii) a written statement of such proposed nominee that such proposed nominee, if elected, intends to tender, promptly following such proposed nominee’s election or re-election, an irrevocable resignation effective upon such proposed nominee’s failure to receive the required vote for re-election at the next meeting at which such proposed nominee would face re-election and upon acceptance of such resignation by the Board of Directors, in accordance with the corporation’s Corporate Governance Guidelines; and

(iii) the written representation and agreement of such proposed nominee required by Section 3.16 of these Bylaws.

(e) Any proposed nominee or person providing any information to the corporation pursuant to this Section 11 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the annual meeting, and such update and supplement shall be delivered to or mailed and received by the secretary at the principal executive offices of the corporation not later than five (5) business days after the record date.

(f) In addition to the information required or requested above in this Section 11 or any other provision of these Bylaws, the corporation may require any proposed nominee to furnish any other information that (i) may reasonably be requested by the corporation to determine whether the nominee would be independent under the rules and listing standards of the securities exchanges upon which the stock of the corporation is listed or traded, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors (collectively, the “Independence Standards”), (ii) could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee, or (iii) may reasonably be requested by the corporation to determine the eligibility of such nominee to serve as a director of the corporation.

(g) No person shall be eligible for election as a director of the corporation unless nominated in accordance with the provisions of the first paragraph of this Section 11 and any applicable procedures set forth in this Section 11 or Section 3.15 of these Bylaws. If the presiding officer of the meeting determines that a nomination was not made in accordance with such provisions and procedures, said presiding officer shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation. For the avoidance of doubt, if a nominee and/or the stockholder providing a Nomination Notice relating to such nominee breaches any of its agreements or representations or fails to comply with any of its obligations under this Section 11, as determined by the Board of Directors (or any duly authorized committee thereof) or the presiding officer of the meeting, then such nomination shall be deemed not to have been made in accordance with the procedures set forth in this Section 11 and such defective nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation.

[…]

Section 2.14. (a) Special meetings of stockholders for any purpose or purposes may be called at any time by the Chairman of the Board or the chief executive officer in accordance with Section 2.14(b).

(b)(i) A special meeting of stockholders shall be called by the Chairman of the Board or the chief executive officer upon written request in proper form (a “Special Meeting Request,” and such meeting, a “Stockholder Requested Special Meeting”) of one or more stockholder or stockholders that has or have Owned (as defined in Section 3.15(e)) continuously for at least one (1) year a number of shares of common stock of the corporation that represents not less than 25% of the outstanding shares of common stock of the corporation (the “Requisite Percentage”) as of the date such request is delivered to the corporation (the “One-Year Period”) who have complied in full with all other requirements of this Section 2.14(b) and otherwise set forth in these Bylaws. The Board of Directors shall determine in good faith whether all requirements set forth in this Section 2.14(b) have been satisfied and such determination shall be binding on the corporation and its stockholders.

(ii) A Special Meeting Request must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the secretary at the principal executive offices of the corporation, who shall promptly present the Special Meeting Request to the Chairman of the Board or the chief executive officer. A Special Meeting Request shall be valid only if it is signed and dated by each stockholder submitting the Special Meeting Request (each, a “Requesting Stockholder”) or such stockholder’s duly authorized agent, and includes both the information required by Section 2.14(b)(iii) below and: (A) (i) a statement by each Requesting Stockholder (x) setting forth and certifying as to the number of shares it Owns and has Owned continuously for the One-Year Period, (y) agreeing to continue to Own the Requisite Percentage through the date of annual meeting, and (z) indicating whether it intends to continue to Own the Requisite Percentage for at least one (1) year following the annual meeting; (ii) if the Requesting Stockholders are not the record holders of the Requisite Percentage, one or more written statements from the record holder(s) of the Requisite Percentage (and from each intermediary through which the Requisite Percentage is or has been held during the One-Year Period) verifying that, as of a date within seven (7) calendar days prior to the date the Special Meeting Request is delivered to or mailed and received at the principal executive offices of the corporation, the Requesting Stockholders Own and have Owned continuously throughout the One-Year Period the Requisite Percentage, and each Requesting Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, one or more written statements from the record holder(s) and such intermediaries verifying such Requesting Stockholder’s continuous Ownership of the Requisite Percentage through the record date; and (iii) in addition, the Requesting Stockholders and record holder(s), if any, on whose behalf the Special Meeting Request is being made shall (x) further update and supplement the information provided in the Special Meeting Request, if necessary, so that the information provided or required to be provided therein shall be true and correct as of the record date for the Stockholder Requested Special Meeting, and such update and supplement shall be delivered to, or mailed and received by, the secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting and (y) promptly provide any other information reasonably requested by the corporation; (B) a statement of the specific purpose(s) of the special meeting and the reasons for conducting such business at the Stockholder Requested Special Meeting and the text of any resolutions proposed for consideration; (C) in the case of any director nominations proposed to be presented at the special meeting, the information required by Section 2.11 of this Article II; (D) an agreement by the Requesting Stockholders to notify the corporation promptly in the event of any disposition prior to the record date for the Stockholder Requested Special Meeting of shares of the corporation Owned and an acknowledgement that any such disposition shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares; (E) a representation that each Requesting Stockholder, or one or more representatives of each such stockholder, intends to appear in person or by proxy at the special meeting to present the nomination(s) or business to be brought before the special meeting; and (F) in the case of a Special Meeting Request by a group of Requesting

Stockholders acting together, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the corporation and to act on behalf of all members of the group with respect to all matters relating to the Special Meeting Request (including the requirement to appear in person or by proxy at the special meeting);

(iii) A Special Meeting Request shall not be valid, and a Stockholder Requested Special Meeting shall not be held, if: (A) the Special Meeting Request does not comply with this Section 2.14(b); (B) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law (as determined in good faith by the Board of Directors); (C) the Special Meeting Request is delivered during the period commencing one hundred and twenty (120) days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the earlier of (x) the date of the next annual meeting and (y) thirty (30) days after the first anniversary of the date of the previous annual meeting; (D) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election of directors, was presented at an annual or special meeting of stockholders held not more than twelve (12) months before the Special Meeting Request is delivered; (E) a Similar Item was presented at an annual or special meeting of stockholders held not more than one hundred and twenty (120) days before the Special Meeting Request is delivered (and, for purposes of this clause (E), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors); (F) a Similar Item is included in the corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within one hundred and twenty (120) days of the receipt by the corporation of a Special Meeting Request (and, for purposes of this clause (F), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors); or (G) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.

(iv) A Stockholder Requested Special Meeting shall be held at such place, on such date, and at such time as the Board of Directors shall fix; provided, however, that the Stockholder Requested Special Meeting shall not be held more than one hundred and twenty (120) days after receipt by the corporation of a valid Special Meeting Request.

(v) The Requesting Stockholders may revoke a Special Meeting Request by written revocation delivered to the secretary at the principal executive offices of the corporation at any time prior to the Stockholder Requested Special Meeting. If, at any point after sixty (60) days following the earliest dated Special Meeting Request, the unrevoked requests from Requesting Stockholders (whether by specific written revocation or deemed revocation pursuant to clause (D) of Section 2.14(b)(ii)) represent in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the Stockholder Requested Special Meeting.

(vi) In determining whether a special meeting of stockholders has been requested by the Requesting Stockholders representing in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the secretary of the corporation will be considered together only if (A) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting, in each case as determined by the Board of Directors (which, if such purpose is the election or removal of directors, changing the size of the Board of Directors and/or the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors, will mean that the exact same person or persons are proposed for election or removal in each relevant Stockholder Meeting Request), and (B) such Special

Meeting Requests have been dated and delivered to the secretary of the corporation within 60 days of the earliest dated Special Meeting Request.

(vii) If none of the Requesting Stockholders appear or send a duly authorized agent to present the business to be presented for consideration specified in the Special Meeting Request, the corporation need not present such business for a vote at the Stockholder Requested Special Meeting, notwithstanding that proxies in respect of such matter may have been received by the corporation.

(viii) Business transacted at any Stockholder Requested Special Meeting shall be limited to (A) the purpose(s) stated in the Special Meeting Request submitted by Requesting Stockholders who Own the Requisite Percentage and who have complied in full with the requirements set forth in these Bylaws through the time of such special meeting and (B) any additional matters that the Board of Directors determines to include in the corporation’s notice of the Stockholder Requested Special Meeting.

ARTICLE III

PROXY ACCESS FOR DIRECTOR NOMINATIONS

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Section 3.15.

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(e) For purposes of this Section 15, a stockholder shall be deemed to “Own” only those outstanding shares of common stock of the corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares, and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided, that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “Own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s Ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on five (5) business days’ notice and includes in the Notice of Proxy Access Nomination an agreement that it will (A) promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the corporation’s proxy materials, and (B) continue to hold such recalled shares through the date of the annual meeting, or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of common stock of the corporation are “Owned” for these purposes shall be decided by the Board of Directors.

COMPUTERSHARE C/O NETAPP, INC. 2 NORTH LASALLE STREET, 3RD FLOOR CHICAGO, IL 60602    VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.    TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:    E49943-P11684    KEEP THIS PORTION FOR YOUR RECORDS    THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.    DETACH AND RETURN THIS PORTION ONLY    NETAPP, INC. The Board of Directors unanimously recommends a vote FOR each of the nominees named in proposal 1. 1. Election of Directors    Nominees: 1a. T. Michael Nevens 1b. Gerald Held 1c. Kathryn M. Hill 1d. Deborah L. Kerr 1e. George Kurian 1f. Scott F. Schenkel 1g. George T. Shaheen 1h. Richard P. Wallace    For Against Abstain    The Board of Directors unanimously recommends a vote FOR proposals 2, 3, 4, 5 and 6. 2. To approve an amendment to NetApp’s Amended and Restated 1999 Stock Option Plan to increase the share reserve by an additional 9,000,000 shares of common stock. 3. To approve an amendment to NetApp’s Employee Stock Purchase Plan to increase the share reserve by an additional 2,000,000 shares of common stock. 4. To hold an advisory vote to approve Named Executive Officer compensation. 5. To ratify the appointment of Deloitte & Touche LLP as NetApp’s independent registered public accounting firm for the fiscal year ending April 26, 2019. 6. To ratify the stockholder special meeting provisions in NetApp’s bylaws.    For Against Abstain    Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.    Signature [PLEASE SIGN WITHIN BOX] Date    Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on September 13, 2018: The Notice and Proxy Statement, Form 10-K and Shareholder Letter are available at www.proxyvote.com.    E49944-P11684    NETAPP, INC. Annual Meeting of Stockholders September 13, 2018 3:30 PM PDT This Proxy Is Solicited On Behalf Of The Board Of Directors George Kurian and Ronald J. Pasek, or either of them, are hereby appointed as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution) to represent and to vote all shares of the common stock of NetApp, Inc. (“NetApp”) that the undersigned is entitled to vote at NetApp’s Annual Meeting of Stockholders to be held on September 13, 2018, at 3:30 p.m. Pacific Time and at any adjournments or postponements thereof (the “Stockholder Meeting”). The Stockholder Meeting will be held at NetApp’s headquarters, 1395 Crossman Avenue, Sunnyvale, California 94089. This proxy will be voted as directed, or, if no direction is indicated, will be voted FOR the election of each of the nominees named in proposal 1, FOR proposals 2, 3, 4, 5 and 6, and in the discretion of the persons named above as proxies upon such other matters as may properly come before the Stockholder Meeting. This proxy may be revoked at any time before it is voted. PLEASE VOTE PROMPTLY BY USING THE TELEPHONE OR INTERNET VOTING OPTIONS OR SIGN, DATE AND RETURN THIS CARD USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE. (Continued and to be signed on reverse side)